Exhibit 4.19

DATED  25 April 2018

THE COMMISSIONERS OF HER MAJESTY’S TREASURY

and

BANKING COMPETITION REMEDIES LIMITED

and

THE ROYAL BANK OF SCOTLAND GROUP PLC

FRAMEWORK AND STATE AID DEED

Slaughter and May

One Bunhill Row

London, EC1Y 8YY

(NV/RZQB)

551232612

CONTENTS

1.	DEFINITIONS AND INTERPRETATION	5

2.	EFFECTIVENESS	20

3.	NEW COMMITMENTS; CO-OPERATION	20

4.	RECOVERY OF STATE AID	21

5.	CONTRIBUTION	21

6.	OBLIGATIONS OF THE INDEPENDENT BODY	28

7.	CAPABILITY AND INNOVATION FUND	29

8.	INCENTIVISED SWITCHING	35

9.	BRANCH ACCESS	49

10.	COSTS AND EXPENSES; INDEMNITY	49

11.	LIMITATION OF LIABILITY	52

12.	WINDING-UP OF THE INDEPENDENT BODY	53

13.	MONITORING AND STEP-IN RIGHTS	55

14.	WARRANTIES	57

15.	TAX MATTERS	58

16.	ANNOUNCEMENTS AND PUBLICITY	62

17.	DATA PROTECTION	64

18.	CONFIDENTIALITY; FREEDOM OF INFORMATION	66

19.	ASSIGNMENT	71

20.	REMEDIES	72

21.	FURTHER ASSURANCE	73

22.	INVALIDITY	73

23.	NOTICES	73

24.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999	74

25.	COUNTERPARTS	75

26.	NO PARTNERSHIP	75

27.	VARIATION	75

28.	GOVERNING LAW AND JURISDICTION	76

Schedules

Schedule 1 New Commitments		77

Schedule 2 Form of Inter-Bank Agency Deed		78

Schedule 3 Trust Deed		79

Schedule 4 Form of Incentivised Switching Agreement		80

Schedule 5 Form of Capability and Innovation Fund Agreement		81

Schedule 6 Incentivised Switching Communication Framework		82

Schedule 7 Template Breach Notification Form		85

Schedule 8 Functions and duties of the Independent Body		86

Schedule 9 Fees Waiver Schedule		94

Schedule 10 Redacted Framework Deed		96

Schedule 11 Redacted Trust Deed		98

THIS FRAMEWORK DEED is made on                          25 April          2018

BETWEEN:

(1)                                THE COMMISSIONERS OF HER MAJESTY’S TREASURY of 1 Horse Guards Road, London SW1A 2HQ (“HMT”);

(2)                                BANKING COMPETITION REMEDIES LIMITED, a company limited by guarantee incorporated in England with registered number 11001491 and whose registered office is at 1 Horse Guards Road, London SW1A 2HQ (the “Independent Body”); and

(3)                                THE ROYAL BANK OF SCOTLAND GROUP PLC, a public company incorporated in Scotland with registered number 45551 and whose registered office is at 36 St Andrew Square, Edinburgh, Scotland EH2 2YB (“RBS”).

WHEREAS:

(A)                              On 14 December 2009, the European Commission, in its state aid decision in cases N422/2009 and N621/2009 addressed to Her Majesty’s Government of the United Kingdom (the “Government”), approved a series of measures undertaken by HMT in respect of RBS (the “Original State Aid Approvals”).

(B)                              In connection with the Original State Aid Approvals, HMT gave a set of commitments to the European Commission (the “Original Commitments”) and RBS undertook in a State Aid Commitment Deed dated 26 November 2009 to do all acts and things necessary to ensure that HMT was able to comply with the Original State Aid Approvals.

(C)                              On 9 April 2014, the European Commission, in its state aid decision in case number SA.38304 addressed to the Government, approved a further series of measures undertaken by HMT in respect of RBS (the “Revised State Aid Approvals”).

(D)                             In connection with the Revised State Aid Approvals, HMT gave a set of revised commitments to the European Commission (the “Revised Commitments”), which replaced the Original Commitments, and RBS undertook in a State Aid Commitment Deed dated 9 April 2014 (the “Revised Deed”) to do all acts and things necessary to ensure that HMT was able to comply with the Revised State Aid Approvals.

(E)                              HMT, taking into account input and feedback from RBS, the European Commission, the FCA and the PRA and responses from market testing, has designed a package of measures (comprising the Capability and Innovation Fund and Incentivised Switching) which is intended to promote competition in the market for banking services to SMEs in the United Kingdom and is designed to be compliant with Applicable Law, including the obligation in principle 6 of the Financial Conduct Authority’s Principles for Businesses of

treating customers fairly.  This package of measures is reflected in the New Commitments.

(F)                               On 18 September 2017, the European Commission, in its state aid decision in case number SA.47702 addressed to the Government, approved the New Commitments to replace the Revised Commitments.

(G)                             HMT has agreed to give the New Commitments to the European Commission and RBS wishes to agree to do all acts and things necessary to ensure that HMT is able to comply with such New Commitments.

(H)                              Following the approval of the New Commitments, the Independent Body has been established as an unregulated body in order to facilitate and oversee the delivery of the proposals described in the New Commitments.

(I)                                    The commitments and undertakings contained in this Deed incorporate commitments from RBS and the Independent Body to HMT that are designed to ensure that HMT is able to comply with the New Commitments.

(J)                                It is the intention of the parties to this Deed that the Capability and Innovation Fund Commencement Date shall fall on a date no later than 30 June 2018.

NOW THIS DEED WITNESSES AS FOLLOWS:

1.                                    DEFINITIONS AND INTERPRETATION

1.1                             In this Deed:

“Additional Amount” has the meaning given in Clause 7.11;

“Additional Appeal” has the meaning given in Clause 5.11;

“Additional Request” has the meaning given in Clause 5.8;

“Amendment Notice” has the meaning given in Clause 13.5(A);

“Annual Budget” has the meaning given in Clause 5.2;

“Applicable Law” means any and all law (whether civil, criminal or administrative), common law, statutes, statutory instruments, treaties, conventions, directives, regulations or rules made thereunder, by-laws, demands, decrees, injunctions, resolutions, orders or judgments in any applicable jurisdiction, including the PRA Rules, the FCA Rules and any related or similar rules of any other Authority, in each case which is binding on the relevant person or in respect of the relevant matter at the relevant time and as the context requires;

“Application Period” means the period of up to two months starting on the Capability and Innovation Fund Commencement Date;

“Articles” means the articles of association of the Independent Body;

“Authority” means (i) any government, (ii) any governmental or quasi-governmental authority, body, agency or association, (iii) any supranational, federal, state or local government, (iv) any statutory or regulatory body, agency or association, (v) any Tax Authority and (vi) any court, tribunal or other judicial body;

“Bank” means the agreed account holder in respect of the Trust Account(s), the Trust Income Account and the Escrow Account;

“Bank Charge Tax Utilisation” has the meaning given in Clause 15.6;

“BCA Element” means the component of a dowry payment that is designated as a BCA element under an Incentivised Switching Agreement;

“BCA Switching” means Incentivised Switching Eligible Customers and/or, if applicable, customers in the Wider Pool, switching their Business Current Account from RBS to an Incentivised Switching Eligible Body;

“BCA Switching Shortfall Amount” means the sum of £225 million less the aggregate of all payments made to Incentivised Switching Eligible Bodies under an Incentivised Switching Agreement in connection with BCA Switching;

“BCA Switch Target” ***;

“BCA Switch Target Date” has the meaning given in Clause 8.30;

“BCA Threshold” means £225 million;

“Beneficiary” has the meaning given in the Trust Deed;

“Branch Access” means the proposal under which RBS or another member of the Group would offer to provide cash and cheque handling services in certain of its RBS and NatWest-branded branches in England, Scotland and Wales to Switched Customers on the terms and subject to the conditions set out in an Inter-Bank Agency Deed;

“Budget Appeal” has the meaning given in Clause 5.6;

“Budget Request” has the meaning given in Clause 5.3;

“Business Case” means a business case submitted by a Capability and Innovation Fund Eligible Body in support of an application for funding from the Capability and Innovation Fund;

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

“Business Current Account” means an account marketed to businesses rather than individuals, which provides the facility to hold deposits, receive and make payments by cheque and/or debit card, use automated teller machine facilities and make regular payments by direct debit and/or standing order, but does not include (i) an account in which money is held on deposit in a currency other than the official currency of the United Kingdom; or (ii) an account in which credit funds are held and offset against mortgage debt or a loan (other than an overdraft facility);

“Business Day” means any day (other than a Saturday or Sunday) on which clearing banks are open for business in London;

“Capability and Innovation Fund” means the fund to be held by the Independent Body (using the funds transferred to it by RBS to be held pursuant to the Trust Deed) to provide funding to Capability and Innovation Fund Eligible Bodies to: (i) develop the capability to compete with RBS in the provision of banking services to SMEs; and/or (ii) develop and improve the financial products and services which are available to SMEs;

“Capability and Innovation Fund Agreement” means an agreement substantially in the form set out in Schedule 5 to be entered into between the Independent Body and a Capability and Innovation Fund Eligible Body as the basis on which funds will be transferred to that Capability and Innovation Fund Eligible Body from the Capability and Innovation Fund;

“Capability and Innovation Fund Commencement Date” means the date on which the Independent Body first markets the Capability and Innovation Fund to any one of the Capability and Innovation Fund Eligible Bodies in accordance with Clause 7.2;

“Capability and Innovation Fund Eligible Body” means a Pool A Body, a Pool B Body, a Pool C Body or a Pool D Body;

“Capability and Innovation Fund Termination Date” has the meaning given in Clause 7.21;

“CASS” means the Current Account Switching Service;

“Change” has the meaning given in Clause 8.7(A);

“Charity” means any company, partnership, trust, foundation, establishment, association or other body established only for purposes regarded as charitable under the laws of England and Wales and/or Scotland;

“CIF Fallback Date” means the date falling 30 Business Days after the Incentivised Switching Termination Date;

“CIN” means a unique Customer Identification Number held by RBS in respect of each Incentivised Switching Eligible Customer or customer in the Wider Pool;

“Collections and Recoveries” means those accounts that have been placed in one of the following business teams by RBS, taking into account in each case factors including (without limitation) credit risk rating deterioration, account conduct and volume of unpaid items, loan arrears, actual or potential insolvency events, covenant breaches, deterioration in trading and cash absorption and defaults: (a) Collections and Recoveries in Customer Financial Support Services (Debt Management Operations), Business Banking; (b) Specialised Relationship Management Telephony, Commercial & Business Banking; (c) Recoveries and Litigation, Commercial & Business Banking; and/or (d) Strategic Relationship Management (Restructuring) and/or any Strategic Management Unit equivalent for lower exposures, Commercial & Business Banking, and in each case including any such equivalent business team to those set out in (a) to (d) above in respect of accounts of customers in the Wider Pool (if any) and/or any equivalent replacement categorisations and/or business teams;

“Commencement Notice” has the meaning given in Clause 8.4;

“Confidential Information” has the meaning given in Clause 18.1;

“Contribution Date” means: (i) the date falling ten Business Days after the date of this Deed; or (ii) if the Trust Account(s), the Escrow Account or the IB Current Account (as applicable) is not open on or before the date of this Deed, such later date as may be specified by the Independent Body to RBS on not less than ten Business Days’ notice and provided that such later date specified in such notice shall fall no later than 20 Business Days after the date on which the Trust Account(s), the Escrow Account or the IB Current Account (as applicable) was opened;

“Data Controller” has the meaning given in the Data Protection Legislation;

“Data Protection Legislation” means the following legislation to the extent applicable from time to time: (a) national laws implementing the Data Protection Directive (95/46/EC) and the Directive on Privacy and Electronic Communications (2002/58/EC); (b) the General Data Protection Regulation (2016/679); and (c) any other similar national privacy law (whether or not such national privacy law is implementing European Union law);

“Data Security Breach” has the meaning given in Clause 17.9;

“Data Subjects” has the meaning given in the Data Protection Legislation;

“Data Transfer Agreement” means the standard contractual clauses for the transfer of personal data (as such term is defined in the Data Protection Legislation) outside the United Kingdom or European Economic Area or such other agreement for the transfer of personal data as RBS may approve;

“Decision” has the meaning given in paragraph 2(B)(vi) of Part B of Schedule 8;

“Deed of Priority” means a deed substantially in the form set out in the Incentivised Switching Agreement to be entered into between RBS or another member of the Group and an Incentivised Switching Eligible Body in respect of any sharing of security between the Group and such Incentivised Switching Eligible Body;

“Director” means a director of the Independent Body;

“Dispute” has the meaning given in Clause 10.4;

“Dispute Notice” has the meaning given in Clause 10.4(A);

“Dormant Accounts” means those accounts where there has been no activity for 5 years or more;

“DP Audit” has the meaning given in Clause 17.11;

“Effective Date” has the meaning given in Clause 2.1;

“Escrow Account” means an escrow account in the name of the Independent Body which is to be operated by the Monitor alone;

“Excluded Taxes” means: (a) Stamp Duty to the extent that such Stamp Duty falls within Clause 15.9 or would have fallen within Clause 15.9 were it not for a carve-out to Clause 15.9; (b) subject to Clause 15.8, VAT; (c) IHT arising as a result of funds being or having been held on trust by the Independent Body to the extent covered by income, profits or gains on the Trust Fund applied in accordance with Clause 5.19 (excluding any income, profits or gains deducted from the Trust Income Account by the Bank in accordance with the terms of the Mandate Agreement); (d) any income Taxes imposed on or by reference to income, profits or gains earned, accrued, received or otherwise recognised by the Independent Body in its capacity as trustee of the Trust Fund save if and only to the extent the Independent Body is unable to pay such income Taxes from the income, profits or other gains of the Trust Fund as a result of deductions having been made from the Trust Income Account by the Bank in accordance with the terms of the Mandate Agreement; (e) any corporation Taxes imposed on or by reference to actual income, profits or gains earned, accrued, received or otherwise recognised by the Independent Body in its own capacity to the extent that such income, profits or gains have been realised in, or are readily realisable or convertible into, cash or cash equivalents; and (f) any Taxes to the extent that they would not have arisen but for any breach by the Independent Body of, or any action taken by the Independent Body otherwise than in connection with, the Package Documents;

“Extended Incentivised Switching Date” has the meaning given in Clause 8.11;

“Extended IS Period” has the meaning given in Clause 8.11;

“Extended Perimeter Applicant” has the meaning given in Clause 8.16;

“Extended Perimeter Application Period” ***;

“Extended Perimeter Customer” has the meaning given in Clause 8.24(B);

“Extension Amendment” ***;

“Extension Notification” ***;

“FCA” means the United Kingdom Financial Conduct Authority or any successor regulatory body;

“FCA Rules” means any rules and guidance made by the FCA under FSMA and set out in the FCA’s handbook of rules and guidance as amended from time to time, and includes any rules and guidance made by any successor regulatory body;

“FOI Act” has the meaning given in Clause 18.13;

“FOI Request” has the meaning given in Clause 18.13;

“FSMA” means the Financial Services and Markets Act 2000, including any regulations made pursuant thereto;

“Government” has the meaning given in recital (A) to this Deed;

“Government Entity” means: (i) any department, non-departmental public body, authority or agency of the Government or the Crown; (ii) any of Her Majesty’s Secretaries of State and any other Minister of the Crown; (iii) the Treasury Solicitor; (iv) any body corporate established by statute some or all of the members of which are appointed by a Secretary of State or Minister of the Crown; and (v) any other entity or person directly owned or established by any of the foregoing, including UK Financial Investments Limited;

“Group” means RBS, its subsidiaries and subsidiary undertakings, any holding company of RBS and all other subsidiaries and subsidiary undertakings of any such holding company from time to time;

“Helpline” has the meaning given in Clause 8.21;

“HMRC” means Her Majesty’s Revenue & Customs;

“HMT Indemnified Persons” means (i) HMT; (ii) any other Government Entity; and (iii) any Representative of any person specified in (i) and (ii), and “HMT Indemnified Person” shall be construed accordingly;

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

“HMT Permitted Purposes” means: (i) complying with HMT’s responsibilities and obligations, and exercising its rights, powers and discretions, under or in connection with this Deed or the other Package Documents (including with respect to the Revised State Aid Approvals and New Commitments); (ii) providing or enabling the provision of financial support to RBS or protecting or enhancing the stability of the financial system of the United Kingdom; (iii) reporting on compliance with this Deed by RBS (including with respect to the Revised State Aid Approvals and New Commitments); and (iv) discharging HMT’s responsibilities and functions;

“IB Current Account” has the meaning given in Clause 5.1(A);

“IB Indemnified Persons” means (i) the Independent Body; and (ii) any Representative of the Independent Body, and “IB Indemnified Person” shall be construed accordingly;

“IB Termination Date” has the meaning given in Clause 12.2;

“IB Winding Up Date” has the meaning given in Clause 12.1;

“IHT” means inheritance tax charged pursuant to the Inheritance Tax Act 1984;

“Incentivised Switching” means the proposal under which Incentivised Switching Eligible Bodies would be provided with funds, on the terms set out in an Incentivised Switching Agreement, to be used to encourage Incentivised Switching Eligible Customers and, if applicable, customers in the Wider Pool, to switch their Business Current Account (and borrowing) from RBS to an Incentivised Switching Eligible Body;

“Incentivised Switching Agreement” means an agreement substantially in the form set out in Schedule 4 to be entered into between the Independent Body and an Incentivised Switching Eligible Body as the basis on which funds will be transferred to that Incentivised Switching Eligible Body in respect of Incentivised Switching;

“Incentivised Switching Breach” has the meaning given in Clause 8.35;

“Incentivised Switching Commencement Date” means the date on which RBS first communicates the details of any Summary or Summaries to any Incentivised Switching Eligible Customer in accordance with Clauses 8.5 and 8.6;

“Incentivised Switching Communication Framework” means the communication framework set out in Schedule 6 to this Deed in respect of the communication of Incentivised Switching to Incentivised Switching Eligible Customers and, if applicable, customers in the Wider Pool, as may be amended from time to time by agreement in writing between RBS and the Independent Body;

“Incentivised Switching Eligible Body” means a deposit-taking entity with Business Current Account capabilities: (i) which has, or has publicly stated its intention to launch, a Business Current Account offering; (ii) which meets the criteria set out in items (ii) to (vi) (inclusive) of the definition of a Pool A Body; and (iii) which participates in CASS;

“Incentivised Switching Eligible Customer” means a customer of the division of RBS previously described as Williams and Glyn which is an SME;

“Incentivised Switching Excess” has the meaning given in Clause 8.39(D);

“Incentivised Switching Excess Fund” has the meaning given in the Trust Deed;

“Incentivised Switching Fund” has the meaning given in the Trust Deed;

“Incentivised Switching Termination Date” has the meaning given in Clause 8.38;

“Indemnified Person” means (i) any HMT Indemnified Person; and/or (ii) any IB Indemnified Person;

“In-Flight Customer” means an Incentivised Switching Eligible Customer and/or customer in the Wider Pool which has applied to an Incentivised Switching Eligible Body (which has entered into an Incentivised Switching Agreement) to participate in Incentivised Switching but has not yet become a Switched Customer;

“Initial Budget” has the meaning given in Clause 5.1(A);

“Initial Expenditure” means any amount paid or agreed to be paid by RBS to third parties on behalf of the Independent Body in respect of fees and expenses in connection with the negotiation, preparation, execution and carrying into effect of this Deed and each of the other Package Documents;

“Initial Fee Amount” means: (i) in the case of a Nominated Director, the aggregate value of such Nominated Director’s remuneration package agreed between the Nominations Committee and such Nominated Director and included in such Nominated Director’s letter of appointment or service contract (as applicable) as at the date of this Deed; (ii) in the case of a Replacement Director, the aggregate value of such Replacement Director’s remuneration package agreed between the Nominations Committee and such Replacement Director and included in such Replacement Director’s letter of appointment or service contract (as applicable) as at the date of his or her appointment; and (iii) in the case of any other Director, the aggregate value of such Director’s remuneration package agreed between the Independent Body and such Director and included in such Director’s letter of appointment or service contract (as applicable) as at the date of his or her appointment;

“Initiative” means each of the Capability and Innovation Fund and Incentivised Switching (together, the “Initiatives”);

“Inter-Bank Agency Deed” means a deed substantially in the form set out in Schedule 2 to be entered into between RBS or another member of the Group and an Incentivised Switching Eligible Body in respect of Branch Access;

“Invoice” has the meaning given in Clause 10.3(A);

“Loan Element” means the component of a dowry payment that is designated as a loan element under an Incentivised Switching Agreement;

“Loan Product” means a secured or unsecured sterling-denominated commercial loan between RBS and an Incentivised Switching Eligible Customer excluding overdrafts, invoice financing and asset financing arrangements;

“Loan Threshold” means £50 million;

“Mandate Agreement” means the agreement entered into between the Bank, the Monitor and the Independent Body on or around the date of this Deed regulating the basis on which the Independent Body’s accounts will be held at the Bank;

“Monitor” has the meaning given in Clause 13.1;

“Monitor Decision” has the meaning given in Clause 10.4(E);

“Multiplier” ***;

“New Commitments” means the revised commitments contained in Schedule 1 to this Deed, each as supplemented, modified or replaced from time to time subject to and in accordance with this Deed (including, without limitation, Clause 27);

“Nominated Director” has the meaning given in the Articles;

“Nominations Committee” has the meaning given in the Articles;

“OFAC” means the Office of Foreign Assets Control of the US Department of the Treasury;

“Option 1 Additional Grants” has the meaning given in Clause 7.13;

“Option 1 CIF Fund” has the meaning given in the Trust Deed;

“Option 1 Possible Recipients” has the meaning given in Clause 7.13;

“Option 2 Additional Grants” has the meaning given in Clause 7.15;

“Option 2 CIF Fund” has the meaning given in the Trust Deed;

“Option 2 Possible Recipients” has the meaning given in Clause 7.15;

“Opt Out” has the meaning given in paragraph 2(J)(ii) of Schedule 6;

“Package” has the meaning given in paragraph 1(A) of Part A of Schedule 8;

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

“Package Documents” means any Incentivised Switching Agreement, any Inter-Bank Agency Deed, any Capability and Innovation Fund Agreement, the Trust Deed and this Deed, in each case including any schedules and appendices thereto;

“Payment Date” has the meaning given in Clause 5.3;

“Perimeter Extension Proposal” has the meaning given in Clause 8.14;

“Permitted Fee Increase Amount” means 5% of the Initial Fee Amount;

“Permitted Government Recipient” means:

(A)                              the FCA, the PRA, HMRC, the National Audit Office, the National Archive and the Cabinet Office; and

(B)                              any Government Entity other than (a) any person falling only within part (iv) of the definition of “Government Entity” (an “Excluded Government Entity”) and (b) any entity or person directly or indirectly wholly-owned by, or held on trust for, any Excluded Government Entity;

“Permitted Oral Statement” has the meaning given in Clause 16.2(B);

“Permitted Statement” has the meaning given in Clause 16.2(A);

“Pool A Body” means a deposit-taking entity: (i) which has a Business Current Account offering; (ii) which is authorised by the PRA to take deposits; (iii) which is, at the relevant time, domiciled in the United Kingdom, the European Union, the European Economic Area or Switzerland; (iv) which has, at the relevant time, gross assets in the United Kingdom of less than £350 billion shown in its latest published consolidated accounts (or interim balance sheet); (v) whose income in the United Kingdom relates primarily to the provision of deposit-taking, lending or payments services to individuals and businesses in the United Kingdom; and (vi) which has expressed an intention to expand its business offering to SMEs in the United Kingdom through the development of new products, expansion into new geographical markets or new business segments and/or investing in its customer service levels;

“Pool A Grants” means the following grants available to Pool A Bodies from the Capability and Innovation Fund: (i) 1 x £120 million; (ii) 1 x £100 million; and (iii) 1 x £60 million;

“Pool B Application Period” means the period from the date on which the Independent Body first markets the Capability and Innovation Fund and Pool B Grants to Pool B Bodies in accordance with Clause 7.4 until the date falling up to 5 months after the Capability and Innovation Fund Commencement Date;

“Pool B Body” means a deposit-taking entity which meets the criteria set out in items (ii) to (vi) (inclusive) of the definition of a Pool A Body and has, or has publicly stated its intention to launch, a Business Current Account offering (and shall include any Pool A Body);

“Pool B Grants” means the following grants available to Pool B Bodies from the Capability and Innovation Fund: (i) 1 x £50 million; and (ii) 2 x £15 million;

“Pool C Application Period” means the period from the date on which the Independent Body first markets the Capability and Innovation Fund and Pool C Grants to Pool C Bodies in accordance with Clause 7.6 until the date falling up to 8 months after the Capability and Innovation Fund Commencement Date;

“Pool C Body” means: (i) a Pool A Body; (ii) a Pool B Body; or (iii) an entity (not being a Pool A Body or a Pool B Body): (a) which is domiciled in the United Kingdom, the European Union, the European Economic Area or Switzerland; (b) which derives (or, if such body is part of a group, such group derives) the majority of its revenue from the provision of financial services to individuals and businesses; and (c) which offers, or has expressed an intention to expand its business offering to include, lending or payments services to SMEs in the United Kingdom or international payments services to SMEs in the United Kingdom;

“Pool C Grants” means the 4 x £10 million grants available to Pool C Bodies from the Capability and Innovation Fund;

“Pool D Application Period” means the period of up to six months starting on the Capability and Innovation Fund Commencement Date;

“Pool D Body” means an entity which: (i) is domiciled in the United Kingdom, the European Union, the European Economic Area or Switzerland; (ii) (a) provides or develops financial products or services predominantly to or for SMEs in the United Kingdom or (b) provides products or services to the businesses described in (a); and (iii) has raised capital of at least £1 million in the three years prior to the date of submission of its Business Case;

“Pool D Grants” means the 5 x £5 million grants available to Pool D Bodies from the Capability and Innovation Fund;

“Potential Successful Applicant” ***;

“PRA” means the United Kingdom Prudential Regulation Authority (as defined by FSMA) or any successor regulatory body;

“PRA Rules” means any rules and guidance made by the PRA under FSMA and set out in the PRA’s handbook of rules and guidance as amended from time to time, and includes any rules and guidance made by any successor regulatory body;

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

“Privacy Shield” means the Privacy Shield scheme and principles operated by the US Department of Commerce, and approved by the European Commission, or any replacement scheme and principles approved by the European Commission for that purpose from time to time;

“Product” has the meaning given in Clause 8.27(B);

“Relevant Amount” has the meaning given in Clause 15.7;

“Relevant Customer” has the meaning given in Clause 8.22;

“Relevant IS Product” has the meaning given in Clause 8.22;

“Relevant Payment” has the meaning given in Clause 15.3;

“Relevant Period” has the meaning given in Clause 8.33;

“Relevant Personal Data” means any personal data (as such term is defined in the Data Protection Legislation) that may be comprised in information that RBS: (i) is expressly required to provide to the Independent Body pursuant to this Deed; or (ii) reasonably provides in response to a request from the Independent Body from time to time;

“Relevant Products” has the meaning given in Clause 8.25;

“Relief” includes any right to repayment of Tax from a Tax Authority and any relief, loss, allowance, set-off or credit in respect of Tax and any deduction in computing or against profits for Tax purposes;

“Replacement Director” has the meaning given in the Articles;

“Representatives” means: (i) in the context of HMT, the Treasury Solicitor and any of Her Majesty’s Secretaries of State (and any other Minister of the Crown) and any and all directors, officers, officials, employees, agents, professional advisers and contractors of the foregoing (including the Monitor); (ii) in the context of RBS and its Group, the directors, officers, employees, agents, professional advisers and contractors of RBS and its Group; and (iii) in the context of the Independent Body, the directors, officers, employees, agents, professional advisers and contractors of the Independent Body;

“Revised Deed” has the meaning given in Recital (D) of this Deed;

“Revised State Aid Approvals” has the meaning given in Recital (C) of this Deed;

“Sanctioned Country” means, at any time, a country or territory that is subject to country- or territory-wide Sanctions;

“Sanctioned Person” means, at any time: (i) any person listed in any Sanctions-related list of designated persons maintained by the United Nations Security Council, HMT, the

European Union, OFAC or the US Department of State; (ii) any person operating, organised or resident in a Sanctioned Country; or (iii) any person owned or controlled by a person or persons included in paragraph (i);

“Sanctions” means any sanctions administered or enforced by the United Nations Security Council, HMT, the European Union or the United States Government (including, without limitation, OFAC);

“Shortfall Amount” has the meaning given in Clause 5.13;

“Shortfall Request” has the meaning given in Clause 5.13;

“SME” means a small or medium-sized enterprise, being a business (including incorporated legal entities, sole traders, partnerships, not-for-profit organisations and clubs, charities and societies) that, in respect of any given financial year applying to it, has annual revenues (exclusive of VAT and other turnover-related Taxes) not exceeding £25 million;

“Stamp Duty” means any stamp, documentary, registration or capital duty or tax (including stamp duty, stamp duty reserve tax and any other similar duty or similar tax) and any fine, penalty or interest relating thereto, and “Stamp Duties” shall be construed accordingly;

“State Aid Statement” has the meaning given in Clause 16.1;

“Step-in Rights” has the meaning given in Clause 13.3;

“Substituted Rights and Obligations” has the meaning given in Clause 19.2;

“Summary” has the meaning given in paragraph 2(C)(iii) of Schedule 6, and “Summaries” shall be construed accordingly;

“Switched Customer” means an Incentivised Switching Eligible Customer or, if applicable, customer in the Wider Pool, which has switched its Business Current Account from RBS to an Incentivised Switching Eligible Body in accordance with the terms of an Incentivised Switching Agreement;

“Switching Proposal” means the switching proposal submitted by any Incentivised Switching Eligible Body to the Independent Body together with its application to participate in Incentivised Switching;

“Switching Shortfall Amount” means the sum of £275 million less the aggregate of all payments made to Incentivised Switching Eligible Bodies under an Incentivised Switching Agreement;

“Tax” includes all forms of taxation and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions and levies (including Stamp Duty) and any charges, deductions or withholdings, in each case in the nature of taxation, imposition, duty, contribution or levy, whether of the United Kingdom or elsewhere in the world, whenever imposed and whether chargeable directly or primarily against or attributable directly or primarily to the relevant person or any other person and all penalties, charges, costs and interest relating thereto;

“Tax Authority” means any government, state, municipal, local, federal or other fiscal, revenue, customs or excise authority, body or official anywhere in the world having the power to impose, collect or administer any Tax or exercising a fiscal, revenue, customs or excise function with respect to Tax (including, without limitation, HMRC);

“TFEU” means the Treaty on the Functioning of the European Union;

“Treasury Solicitor” has the meaning given in the Treasury Solicitor Act 1876;

“Trigger Event” has the meaning given in Clause 6.3;

“Trust Account(s)” has the meaning given in Clause 5.21;

“Trust Deed” means a trust deed substantially in the form set out in Schedule 3 to be entered into by The Royal Bank of Scotland plc and the Independent Body in order to establish trusts in respect of the Capability and Innovation Fund and the Incentivised Switching Fund;

“Trust Document” has the meaning given in the Trust Deed;

“Trust Fund” has the meaning given in the Trust Deed;

“Trust Income Account” has the meaning given in Clause 5.20(A);

“Trust Period” has the meaning given in the Trust Deed;

“Turnover” means annual aggregate credit turnover with Business Current Accounts held within the division of RBS previously described as Williams and Glyn or, if Incentivised Switching is extended to customers in the Wider Pool, the perimeter for the Wider Pool agreed pursuant to this Deed (excluding: (i) any turnover between those accounts of a customer with the same CIN; and (ii) any monies held by a customer on behalf of that customer’s clients or for the benefit of third parties);

“Turnover Band” has the meaning given in the Inventivised Switching Agreement;

“VAT” means: (i) value added tax as provided for in Directive 2006/112/EC and charged in accordance with the provisions of the VATA 1994; and (ii) any tax of a similar nature which is introduced in substitution for or in addition to the tax referred to in (i);

“VATA 1994” means the Value Added Tax Act 1994;

“Wider Pool” means the group of customers of RBS agreed between RBS and the Independent Body in accordance with Clauses 8.14 and 8.15; and

“Working Hours” means 9.00 am to 5.00 pm on a Business Day.

1.2                             In this Deed, unless otherwise specified:

(A)                              references to clauses, sub-clauses and schedules are to clauses and sub-clauses of, and schedules to, this Deed;

(B)                              references to a Pool A Body, Pool B Body, Pool C Body or Pool D Body shall be deemed to include, where applicable and where the context requires, the relevant entity’s holding company (which is domiciled in the United Kingdom, the European Union, the European Economic Area or Switzerland) and wholly-owned subsidiaries and the wholly-owned subsidiaries of such holding company (in each case where such subsidiaries are domiciled in the United Kingdom, the European Union, the European Economic Area or Switzerland);

(C)                              the words “include” and “including” shall be deemed to be followed by the phrase “without limitation”;

(D)                             headings and sub-headings in this Deed are included for ease of reference only and shall not affect the interpretation of this Deed;

(E)                              any reference to a “person” shall be construed so as to include any individual, firm, company, corporation, body corporate, government, state or agency of a state, local or municipal authority or governmental body or any joint venture, association or partnership (whether or not having separate legal personality);

(F)                               any reference to a statute, statutory provision or rules or regulations made thereunder shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified, re-enacted or replaced;

(G)                             the expressions “holding company”, “wholly-owned subsidiary” “subsidiary” and “subsidiary undertaking” shall have the meaning given in the Companies Act 2006;

(H)                              any reference to any other document is a reference to that document as amended, varied or supplemented at any time;

(I)                                    any reference to a “day” shall mean a period of 24 hours running from midnight to midnight;

(J)                                the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

(K)                              general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

1.3                             The schedules form part of this Deed and shall have the same force and effect as if expressly set out in the body of this Deed, and any reference to this Deed shall include the schedules.

1.4                             This Deed is being entered into, amongst other things, in order to ensure that HMT is able to comply with the New Commitments.  If there is any: (i) ambiguity or inconsistency in the provisions of this Deed or any of the other Package Documents; or (ii) dispute as to the interpretation or intended effect of this Deed or any of the other Package Documents or any provision contained therein, such ambiguity, inconsistency or dispute shall be resolved, to the extent possible, by reference to the terms of the New Commitments.

1.5                             References in this Deed to RBS shall be read as including, where applicable, a reference to any relevant subsidiary of RBS undertaking the relevant activity within the Group and, in this context, any obligation on RBS shall be read as including, where applicable, an obligation on RBS to procure that the relevant subsidiary complies with the relevant obligation.

2.                                    EFFECTIVENESS

2.1                             All provisions of this Deed shall have full force and effect upon execution and delivery of this Deed by the parties to it (the “Effective Date”).

2.2                             RBS and HMT agree that the Revised Deed shall terminate and shall cease to have any further effect from the Effective Date.

3.                                    NEW COMMITMENTS; CO-OPERATION

3.1                             Save to the extent that the Revised State Aid Approvals have been annulled or suspended by the General Court of the European Union or the Court of Justice of the European Union, or revoked by the European Commission, RBS undertakes to do all acts and things necessary to ensure that HMT is able to comply with the New Commitments, including:

(A)                              complying (or procuring compliance) with RBS’s obligations under the New Commitments; and

(B)                              promptly complying (or procuring compliance) with any and all requests from HMT for information, documentation or explanations, and doing all such other acts and things requested in writing by HMT, which are in HMT’s opinion (acting reasonably):

(i)                                    required in order to enable HMT or the European Commission to monitor compliance with the New Commitments or this Deed; or

(ii)                                 required to respond to requests for information, documentation or explanations from the European Commission in relation to the Revised

State Aid Approvals or monitoring compliance with the Revised State Aid Approvals,

provided, in all cases, that RBS shall have no obligations in respect of those acts and things that are obligations of the Independent Body, as set out in this Deed or any other Package Document.

3.2                             In implementing the provisions of, and performing its obligations under, this Deed (including in complying with the New Commitments), RBS shall at all times act in compliance with Applicable Law (including the FCA Rules and the PRA Rules) and shall pay due regard to the interests of its customers and treat them fairly.

3.3                             The parties agree that they shall implement the provisions of, and perform their obligations under, this Deed and the other Package Documents notwithstanding the United Kingdom ceasing to be a member state of the European Union (“Brexit”) and notwithstanding the terms of any agreement reached between the United Kingdom and the European Union and/or the European Commission on the application of European Union legislation and decisions of the European Commission following Brexit.

3.4                             The obligations of each party under this Deed are several.  Failure by a party (“Party A”) to perform its obligations under this Deed does not affect the obligations of any other party (“Party B”) under this Deed, except to the extent that Party B’s obligations under this Deed are in any way contingent or dependent upon the performance by Party A of Party A’s obligations under this Deed. Save as expressly provided by this Deed, no party is responsible for the obligations of any other party under this Deed.

3.5                             The rights of each party under or in connection with this Deed are separate and independent rights.  Each party may separately enforce its rights under this Deed.

4.                                    RECOVERY OF STATE AID

4.1                             If the European Commission adopts a decision that the United Kingdom must recover any state aid (a “Repayment Decision”) and the recovery order of the Repayment Decision has not been annulled or suspended by the General Court of the European Union or the Court of Justice of the European Union, then RBS shall repay to HMT any aid ordered to be recovered under the Repayment Decision.

4.2                             The amount which RBS is obliged to repay to HMT under Clause 4.1 shall be calculated by HMT and shall be calculated in accordance with any direction given by the European Commission in its Repayment Decision, Council Regulation No 2015/1589 and Commission Regulation 794/2004 (including with respect to the calculation of payable interest).

5.                                    CONTRIBUTION

5.1                             On the Contribution Date, RBS shall, or shall procure that a member of the Group shall, pay:

(A)                              to the Independent Body by means of telegraphic transfer to such bank account(s) as the Independent Body may notify RBS in writing (the “IB Current Account”), £8,059,000 in respect of the initial annual budget for the Independent Body (the “Initial Budget”), less the Initial Expenditure; and

(B)                              to the Escrow Account, £20 million less the Initial Budget,

in each case as an up-front contribution to the fees and expenses (other than Excluded Taxes) to be reasonably and properly incurred by the Independent Body in connection with the negotiation, preparation, execution and carrying into effect of this Deed and each of the other Package Documents.

5.2                             Subject to Clause 5.13, HMT, RBS and the Independent Body agree that the Independent Body shall receive:

(A)                              £4,919,000 on or around the first anniversary of the Contribution Date;

(B)                              £2,682,000 on or around the second anniversary of the Contribution Date;

(C)                              £2,157,000 on or around the third anniversary of the Contribution Date; and

(D)                             £1,986,000 on or around the fourth anniversary of the Contribution Date,

(in each case, the “Annual Budget”) from the Escrow Account.  The Independent Body agrees that the Monitor shall be irrevocably appointed as its agent in respect of the Escrow Account with sole power to issue all instructions in respect of the Escrow Account.

5.3                             The Independent Body may request a change to the Annual Budget for some or all subsequent years (a “Budget Request”) not less than 40 Business Days in advance of the date proposed for payment of the amount of that year’s agreed annual budget (the “Payment Date”) and shall send any such request to the Monitor.  Any Budget Request must be made in writing setting out, in reasonable detail, the reason(s) for such a request.

5.4                             Upon receipt of a Budget Request, the Monitor, acting reasonably, shall consider the terms of the Budget Request and the amount of additional funding requested by the Independent Body and may request such further information from the Independent Body as the Monitor considers necessary or desirable for the purposes of assessing the Budget Request.  The Independent Body shall provide such further information as may be requested by the Monitor.

5.5                             The Monitor, acting reasonably, shall, by no later than 20 Business Days prior to the Payment Date, determine whether or not to approve the Budget Request (in whole or in part and for one year or for all subsequent years) and shall promptly inform the Independent Body of its determination.

5.6                             The Monitor shall give the Independent Body not more than five Business Days in which to appeal in writing the decision of the Monitor (a “Budget Appeal”).  If the Independent Body makes a Budget Appeal, the Monitor, acting reasonably, shall: (i) consider the terms of the Budget Appeal; and (ii) by no later than five Business Days prior to the Payment Date, determine whether or not to approve the Budget Request which was subject to the Budget Appeal (in whole or in part and for one year or for all subsequent years), and shall promptly inform the Independent Body of its determination.

5.7                             If the Monitor agrees to a Budget Request (including after a Budget Appeal), the Monitor shall inform the Bank of the revised amount of the Independent Body’s agreed annual budget (and whether this revised amount should apply for one year or for all subsequent years) by no later than five Business Days prior to the Payment Date and the Bank shall be instructed to pay such revised amount to the Independent Body.

5.8                             The Independent Body may request an additional amount in excess of its agreed annual budget (an “Additional Request”) and shall send any such request to the Monitor.  Any Additional Request must be made in writing setting out, in reasonable detail, the reason(s) for such a request.

5.9                             Upon receipt of an Additional Request, the Monitor, acting reasonably, shall consider the terms of the Additional Request and the amount of additional funding requested by the Independent Body and may request such further information from the Independent Body as the Monitor considers necessary or desirable for the purposes of assessing the Additional Request.  The Independent Body shall provide such further information as may be requested by the Monitor.

5.10                      The Monitor, acting reasonably, shall, by no later than ten Business Days after the date of the Additional Request, determine whether or not to approve the Additional Request (in whole or in part) and shall promptly inform the Independent Body of its determination.

5.11                      The Monitor shall give the Independent Body not more than three Business Days in which to appeal in writing the decision of the Monitor in relation to an Additional Request (an “Additional Appeal”).  If the Independent Body makes an Additional Appeal, the Monitor, acting reasonably, shall: (i) consider the terms of the Additional Appeal; and (ii) by no later than five Business Days after the date of the Additional Appeal, determine whether or not to approve the Additional Request which was subject to the Additional Appeal (in whole or in part), and shall promptly inform the Independent Body of its determination.

5.12                      If the Monitor agrees to an Additional Request (including after an Additional Appeal), the Monitor shall inform the Bank of the additional amount to be paid to the Independent Body by no later than 20 Business Days after the date of the Additional Request and the Bank shall be instructed to pay such additional amount to the Independent Body.

5.13                      If and to the extent that, at any point following the second anniversary of the date of this Deed, the Independent Body, acting reasonably, anticipates that the approval of any Budget Request or Additional Request or the payment of any Annual Budget will result in the amount provided to it by RBS pursuant to Clause 5.1 being exceeded (the amount of any such excess being a “Shortfall Amount”), the Independent Body shall:

(A)                              provide to the Monitor (with a copy to RBS) an explanation and/or evidence that its costs and expenses incurred from the end of the last financial year up to that time have been reasonably and properly incurred such that the amount provided to the Independent Body by RBS pursuant to Clause 5.1 will be insufficient to meet future costs and expenses;

(B)                              provide to RBS a copy of any Budget Requests and Additional Requests, and any correspondence with the Monitor in connection with any Budget Appeals or Additional Appeals, including, in each case, any determinations or decisions made by the Monitor or correspondence in connection with such requests or appeals; and

(C)                              notify the Monitor (with a copy to RBS), in reasonable detail, of:

(i)                                    the Shortfall Amount;

(ii)                                 an explanation and/or evidence of the Independent Body’s grounds for anticipating such costs and expenses; and

(iii)                              evidence that the Independent Body considers any Shortfall Amount to comprise costs and expenses which will be reasonably and properly incurred,

such notice constituting a “Shortfall Request”.

5.14                      Upon receipt of a Shortfall Request, the Monitor, acting reasonably, shall consider the terms of the Shortfall Request and the Shortfall Amount and may request such further information from the Independent Body as the Monitor considers necessary or desirable for the purposes of assessing the Shortfall Request.  The Independent Body shall provide to the Monitor (with a copy to RBS) such further information as may be reasonably requested by the Monitor.

5.15                      The Monitor, acting reasonably, shall, by no later than ten Business Days after the date of the Shortfall Request, determine whether or not to approve the Shortfall Request (in whole or in part) and shall promptly inform the Independent Body and RBS of its determination.

5.16                      RBS shall, within ten Business Days of receipt of notice from the Monitor of approval (in whole or in part) of a Shortfall Request pursuant to Clause 5.15, determine whether or not to approve the Shortfall Request (such approval not to be unreasonably withheld or delayed) and, if and to the extent that the Shortfall Request is approved, pay to the Independent Body the relevant amount within five Business Days.

5.17                      The amount of RBS’s aggregate liability to the Independent Body pursuant to Clause 11.3 shall be deemed to be reduced by the aggregate amount of any payments made by RBS to the Independent Body pursuant to Clause 5.16.

5.18                      The parties acknowledge and agree that (i) the rights and obligations of the Monitor in connection with the Escrow Account, a Budget Request, an Additional Request and a Shortfall Request (as set out above) and the obligations of the Monitor under Clauses 12.6(A) and 12.7(C) shall be reflected in the agreement to be entered into between HMT and the Monitor on or around the date of this Deed; and (ii) the basis of operation of the Escrow Account shall be set out in the Mandate Agreement.

5.19                      The Independent Body acknowledges and agrees that:

(A)                              subject to Clause 5.20(B), all income, profits or other gains on the Trust Fund shall be utilised in the following order of priority: (i) firstly, for the payment of any Taxes imposed on or by reference to income, profits or gains earned, accrued, received or otherwise recognised by the Independent Body in its capacity as trustee of the Trust Fund; (ii) secondly, for the payment of any Stamp Duty to the extent that such Stamp Duty would have fallen within Clause 15.10 were it not for a carve-out to Clause 15.10, (iii) thirdly, for the payment of any liabilities for or in respect of IHT arising as a result of such funds being, or having been, held on trust by the Independent Body; (iv) fourthly, to meet the fees and expenses (including any Tax relating to the Trust Fund to the extent not already paid pursuant to (i) to (iii) in this Clause 5.19(A) and to the extent permitted by Applicable Law) incurred or to be incurred by the Independent Body in connection with the negotiation, preparation, execution and carrying into effect of this Deed and each of the other Package Documents; and (v) fifthly, to be held on trust by the Independent Body for such Charity or Charities as it determines in its absolute discretion in accordance with the terms of the Trust Deed; and

(B)                              it shall use reasonable endeavours to meet the fees and expenses incurred or to be incurred by the Independent Body in connection with the negotiation, preparation, execution and carrying into effect of this Deed and each of the other Package Documents (including any liabilities for or in respect of IHT arising as a result of such funds being, or having been, held on trust by the Independent Body) in the following order of priority (i) firstly, from income, profits or other gains on the Trust Fund (net of any Taxes imposed on or by reference to such income, profits or other gains), and (ii) secondly, from the amounts contributed by RBS pursuant to Clause 5.1 (save to the extent such fees and expenses are otherwise excluded from being met from such amounts).

5.20                      The parties acknowledge and agree that:

(A)                              the Independent Body shall hold (i) the Trust Fund in a sterling account with the Bank; and (ii) any income received and an amount equal to any profits or other gains arising in respect of the Trust Fund in a separate sterling account with the Bank (the “Trust Income Account”), in each case, at the applicable rate of interest from time to time;

(B)                              any charges which may arise in respect of:

(i)                                    the Trust Account in accordance with the terms of the Mandate Agreement shall be deducted from either the Trust Income Account or the Escrow Account; and

(ii)                                 the Trust Income Account in accordance with the terms of the Mandate Agreement shall be deducted from either the Trust Income Account or the Escrow Account,

and the Bank shall be entitled to exercise any set-off rights it may have against the Trust Income Account and the Escrow Account only in accordance with the Mandate Agreement;

(C)                              the Independent Body shall be under no obligation to maximise the income, profits or other gains on the Trust Fund; and

(D)                             to the extent that the fees and expenses incurred or to be incurred by the Independent Body in connection with the negotiation, preparation, execution and carrying into effect of this Deed and each of the other Package Documents (including any liabilities for or in respect of IHT arising as a result of such funds being, or having been, held on trust by the Independent Body but excluding any Excluded Taxes) exceed the amount (if any) of the income, profits or other gains on the Trust Fund (net of any Taxes imposed on or by reference to such income, profit or gains), such fees and expenses shall be borne by RBS in accordance with Clauses 5 and 10.

5.21                      On the Contribution Date, RBS shall, or shall procure that a member of the Group shall, pay to the Independent Body to hold as trustee pursuant to the Trust Deed:

(A)                              £275 million in aggregate in respect of Incentivised Switching, which shall be held on trust for the Incentivised Switching Eligible Bodies (of which £225 million shall be allocated to payment of dowries in connection with BCA Switching and £50 million shall be allocated to payment of dowries in connection with transferring Loan Products); and

(B)                              £425 million in aggregate in respect of the Capability and Innovation Fund, comprising:

(i)                                    £280 million to be held on trust for the Pool A Bodies;

(ii)                                 £80 million to be held on trust for the Pool B Bodies;

(iii)                              £40 million to be held on trust for the Pool C Bodies; and

(iv)                             £25 million to be held on trust for the Pool D Bodies,

each in accordance with the terms of the Trust Deed, and in each case by means of telegraphic transfer to such bank account(s) as the Independent Body may notify RBS in writing (the “Trust Account(s)”).

5.22                      The parties acknowledge and agree that to the extent permitted by law:

(A)                              until such time as the funds referred to in Clause 5.21(A) are allocated as provided in Clauses 7.11 to 7.19, they shall be used solely for the purposes of making payments to Incentivised Switching Eligible Bodies under Incentivised Switching Agreements;

(B)                              the funds referred to in Clause 5.21(B), and if applicable, Clause 8.43 or 8.44, shall be used solely for the purposes of making payments to Capability and Innovation Fund Eligible Bodies under Capability and Innovation Fund Agreements;

(C)                              other than any income, profits or other gains on the Trust Fund (net of any Taxes imposed on or by reference to such income, profits or gains) (to be applied in accordance with Clause 5.19), save as required by law under no circumstances shall such funds be used to pay any IHT charges (in each case including any liabilities for or in respect of IHT arising as a result of such funds being, or having been, held on trust by the Independent Body); and

(D)                             income or profits or other gains on the Trust Fund (net of any Taxes imposed on or by reference to such income, profits or gains) not applied under Clause 5.19 shall be applied solely as provided in the Trust Deed.

5.23                      RBS acknowledges and agrees that it has set aside up to £75 million to cover its costs in facilitating the delivery of Incentivised Switching (including the costs associated with waiving of break fees and reimbursement of certain other fees in accordance with Clause 8.22).

5.24                      If and to the extent that:

(A)                              any trust constituted by the Trust Deed fails or determines for whatever reason during the Trust Period; and/or

(B)                              the Independent Body becomes the legal and beneficial owner of any of the funds in respect of the Capability and Innovation Fund and/or Incentivised Switching Fund,

the parties agree that the Independent Body shall assess any applications to participate in the Capability and Innovation Fund and/or Incentivised Switching Fund and distribute any relevant funds in accordance with the provisions and criteria set out in the Trust Deed (and the schedules thereto) as if such provisions formed part of this Deed.

6.                                    OBLIGATIONS OF THE INDEPENDENT BODY

6.1                             The Independent Body shall comply with all obligations imposed on it pursuant to the terms of this Deed and each other Package Document to which it is a party.  In particular, the Independent Body shall carry out those functions and duties, and comply with those obligations and restrictions, set out in Schedule 8.

6.2                             Save to the extent that the Revised State Aid Approvals have been annulled or suspended by the General Court of the European Union or the Court of Justice of the European Union, or revoked by the European Commission, the Independent Body undertakes to use reasonable endeavours to ensure that HMT is able to comply with the New Commitments, including:

(A)                              complying (or procuring compliance) with the Independent Body’s obligations under the New Commitments; and

(B)                              promptly complying (or procuring compliance) with any and all requests from HMT for information, documentation or explanations, and doing all such other acts and things requested in writing by HMT, which are in HMT’s opinion (acting reasonably):

(i)                                    required in order to enable HMT or the European Commission to monitor compliance with the New Commitments or this Deed; or

(ii)                                 required to respond to requests for information, documentation or explanations from the European Commission in relation to the Revised State Aid Approvals or monitoring compliance with the Revised State Aid Approvals, provided, in all cases, that the Independent Body shall have no obligations in respect of: (a) those acts and things that are obligations of RBS, as set out in this Deed or any other Package Document; or (b) the obligations set out in clauses 6 and 7 of the New Commitments.

6.3                             The Independent Body acknowledges and agrees that, without prejudice and in addition to any other contractual or non-contractual rights or remedies which RBS and/or HMT may have (whether pursuant to a provision of this Deed or otherwise), if the Monitor determines that there has been any material or persistent breach of:

(A)                              the obligation of the Independent Body under Clause 6.1 to comply with all obligations imposed on it pursuant to the terms of this Deed and each other Package Document to which it is a party;

(B)                              any provision(s) of Schedule 8; or

(C)                              the undertaking given by the Independent Body in Clause 6.2 to use reasonable endeavours to ensure that HMT is able to comply with the New Commitments,

(such material or persistent breach being a “Trigger Event”), the Monitor shall be entitled (but shall be under no obligation) to exercise the Step-in Rights.

7.                                    CAPABILITY AND INNOVATION FUND

7.1                             The parties acknowledge and agree that, on or around the date of this Deed, RBS and the Independent Body will enter into the Trust Deed in respect of, amongst other things, the Capability and Innovation Fund.

Distribution of Pool A Grants

7.2                             As soon as reasonably practicable following the date of this Deed, the Independent Body shall market the Capability and Innovation Fund and the Pool A Grants to each Pool A Body, inform each Pool A Body of the terms and conditions of the Capability and Innovation Fund and provide each Pool A Body with a means of applying for one of the Pool A Grants from the Capability and Innovation Fund within the Application Period.

7.3                             If any Pool A Body applies for a Pool A Grant, agrees to the terms and conditions of participation in the Capability and Innovation Fund and submits a Business Case within the Application Period, the Independent Body shall:

(A)                              assess the Business Case (including, where appropriate and requested by the Independent Body, any iterations of the Business Case) against the criteria for assessment set out in the Trust Deed; and

(B)                              if the Independent Body considers that the application complies with the terms and conditions of the Capability and Innovation Fund and, based on the criteria for assessment set out in the Trust Deed, considers in its sole discretion that it is appropriate for the Pool A Body to be awarded one of the Pool A Grants:

(i)                                    enter into a Capability and Innovation Fund Agreement with the relevant Pool A Body; and

(ii)                                 distribute funds to the relevant Pool A Body in accordance with the terms of the relevant Capability and Innovation Fund Agreement.

Distribution of Pool B Grants

7.4                             On or around the date falling 3 months after the Capability and Innovation Fund Commencement Date, the Independent Body shall market the Capability and Innovation Fund and the Pool B Grants to each Pool B Body, inform each Pool B Body of the terms and conditions of the Capability and Innovation Fund and provide each Pool B Body with a means of applying for one of the Pool B Grants from the Capability and Innovation Fund within the Pool B Application Period.

7.5                             If any Pool B Body applies for a Pool B Grant, agrees to the terms and conditions of participation in the Capability and Innovation Fund and submits a Business Case within the Pool B Application Period, the Independent Body shall:

(A)                              assess the Business Case (including, where appropriate and requested by the Independent Body, any iterations of the Business Case) against the criteria for assessment set out in the Trust Deed; and

(B)                              if the Independent Body considers that the application complies with the terms and conditions of the Capability and Innovation Fund and, based on the criteria for assessment set out in the Trust Deed, considers in its sole discretion that it is appropriate for the Pool B Body to be awarded one of the Pool B Grants:

(i)                                    enter into a Capability and Innovation Fund Agreement with the relevant Pool B Body; and

(ii)                                 distribute funds to the relevant Pool B Body in accordance with terms of the relevant Capability and Innovation Fund Agreement.

Distribution of Pool C Grants

7.6                             On or around the date falling 6 months after the Capability and Innovation Fund Commencement Date, the Independent Body shall market the Capability and Innovation Fund and the Pool C Grants to each Pool C Body (of which it is aware), inform such Pool C Body of the terms and conditions of the Capability and Innovation Fund and provide such Pool C Body with a means of applying for one of the Pool C Grants from the Capability and Innovation Fund within the Pool C Application Period.  In addition, the Independent Body shall advertise, as it considers appropriate, the availability of Pool C Grants.

7.7                             If any Pool C Body applies for a Pool C Grant, agrees to the terms and conditions of participation in the Capability and Innovation Fund and submits a Business Case within the Pool C Application Period, the Independent Body shall:

(A)                              assess the Business Case (including, where appropriate and requested by the Independent Body, any iterations of the Business Case) against the criteria for assessment set out in the Trust Deed; and

(B)                              if the Independent Body considers that the application complies with the terms and conditions of the Capability and Innovation Fund and, based on the criteria for assessment set out in the Trust Deed, considers in its sole discretion that it is appropriate for the Pool C Body to be awarded one of the Pool C Grants:

(i)                                    enter into a Capability and Innovation Fund Agreement with the relevant Pool C Body; and

(ii)                                 distribute funds to the relevant Pool C Body in accordance with terms of the relevant Capability and Innovation Fund Agreement.

Distribution of Pool D Grants

7.8                             As soon as reasonably practicable following the date of this Deed, the Independent Body shall market the Capability and Innovation Fund and the Pool D Grants to each Pool D Body (of which it is aware), inform such Pool D Body of the terms and conditions of the Capability and Innovation Fund and provide such Pool D Body with a means of applying for one of the Pool D Grants from the Capability and Innovation Fund within the Pool D Application Period.  In addition, the Independent Body shall advertise, as it considers appropriate, the availability of Pool D Grants.

7.9                             If any Pool D Body applies for a Pool D Grant, agrees to the terms and conditions of participation in the Capability and Innovation Fund and submits a Business Case within the Pool D Application Period, the Independent Body shall:

(A)                              assess the Business Case (including, where appropriate and requested by the Independent Body, any iterations of the Business Case) against the criteria for assessment set out in the Trust Deed; and

(B)                              if the Independent Body considers that the application complies with the terms and conditions of the Capability and Innovation Fund and, based on the criteria for assessment set out in the Trust Deed, considers in its sole discretion that it is appropriate for the Pool D Body to be awarded one of the Pool D Grants:

(i)                                    enter into a Capability and Innovation Fund Agreement with the relevant Pool D Body; and

(ii)                                 distribute funds to the relevant Pool D Body in accordance with the terms of the relevant Capability and Innovation Fund Agreement.

Capability and Innovation Fund Reporting

7.10                      On an annual basis commencing at a minimum 12 months from the date hereof, the Independent Body shall publish on its website a report summarising how funding from the Capability and Innovation Fund has been applied (the “Report”), the last such Report to be published by no later than three months after expiry of the last Capability and Innovation Fund Agreement in accordance with its terms.  The Report shall include at least the following information:

(A)                              the amount distributed to each participating Capability and Innovation Fund Eligible Body in the previous year pursuant to a Capability and Innovation Fund Agreement;

(B)                              the total amount distributed to Capability and Innovation Fund Eligible Bodies in the previous year pursuant to Capability and Innovation Fund Agreements; and

(C)                              a high level summary of the annual report provided by each participating Capability and Innovation Fund Eligible Body pursuant to the terms of the Capability and Innovation Fund Agreement, including details of the actual or proposed developments of the SME banking capabilities of the relevant

Capability and Innovation Fund Eligible Body and (if applicable) details of any new product and service offerings for SMEs, new SME customer numbers and/or new SME customer capacity.

Additional funds

7.11                      If, on the CIF Fallback Date, the sum of: (i) any undistributed amounts in respect of the Capability and Innovation Fund; (ii) any amounts under Clause 8.43; (iii) any amounts under Clause 8.44; (iv) any amounts clawed back by the Independent Body from any Incentivised Switching Eligible Body pursuant to the terms of an Incentivised Switching Agreement; and (v) any amounts clawed back by the Independent Body from any Capability and Innovation Fund Eligible Body pursuant to the terms of a Capability and Innovation Fund Agreement (together, the “Additional Amount”) is less than £5 million, such amount shall be treated as undistributed capital and income of the Trust Fund in accordance with the terms of the Trust Deed, the Independent Body shall take no further action other than those in accordance with Clause 7.23 and the Capability and Innovation Fund shall cease automatically in accordance with Clause 7.21.

7.12                      If, as at the CIF Fallback Date, the amount of the Additional Amount is £5 million or more and less than £50 million, any Additional Amount shall be allocated to the Capability and Innovation Fund and held on trust for the Option 1 Possible Recipients (as defined below) and the provisions of Clauses 7.13, 7.16 and 7.17 shall apply.

7.13                      The Independent Body shall divide the Additional Amount under Clause 7.12 into such number of grants of an equal amount (being not less than £1 million per grant) as the Independent Body considers to be appropriate (the “Option 1 Additional Grants”) for disbursement to Pool A Bodies, Pool B Bodies and/or Pool C Bodies (of which it is aware) (“Option 1 Possible Recipients”).  In determining an appropriate number and value of Option 1 Additional Grants, the Independent Body shall:

(A)                              take into account the provisions of the New Commitments;

(B)                              consult with some or all of the Option 1 Possible Recipients in order to seek to determine the number of potential reasonable applicants out of the Option 1 Possible Recipients for such Option 1 Additional Grants; and

(C)                              seek to ensure that there are fewer Option 1 Additional Grants than there are potential reasonable applicants out of the Option 1 Possible Recipients for such Option 1 Additional Grants.

7.14                      If, as at the CIF Fallback Date, the amount of the Additional Amount is £50 million or more, any Additional Amount shall be allocated to the Capability and Innovation Fund and held on trust for the Option 2 Possible Recipients (as defined below) and the provisions of Clauses 7.15 to 7.17 shall apply.

7.15                      The Independent Body shall divide the Additional Amount under Clause 7.14 into such number of grants of any amount (being not less than £1 million per grant) as the Independent Body considers to be appropriate (the “Option 2 Additional Grants”) for disbursement to Pool A Bodies, Pool B Bodies, Pool C Bodies (of which it is aware) and/or (in respect of not more than 20% of the Additional Amount) Pool D Bodies (of which it is aware) (“Option 2 Possible Recipients”).  In determining an appropriate number and value(s) of Option 2 Additional Grants, the Independent Body shall:

(A)                              take into account the provisions of the New Commitments;

(B)                              consult with some or all of the Option 2 Possible Recipients in order to seek to determine the number of potential reasonable applicants out of the Option 2 Possible Recipients for such Option 2 Additional Grants; and

(C)                              seek to ensure that there are fewer Option 2 Additional Grants than there are potential reasonable applicants out of the Option 2 Possible Recipients for such Option 2 Additional Grants.

7.16                      As soon as reasonably practicable following the CIF Fallback Date, the Independent Body shall market the Capability and Innovation Fund to each Option 1 Possible Recipient or Option 2 Possible Recipient, as applicable, inform each Option 1 Possible Recipient or Option 2 Possible Recipient, as applicable, of the terms and conditions of the Capability and Innovation Fund and provide each Option 1 Possible Recipient or Option 2 Possible Recipient, as applicable, with a means of applying for funding from the Capability and Innovation Fund. The application period shall end as soon as reasonably practicable, and in any event no later than three months following the CIF Fallback Date.

7.17                      If any Option 1 Possible Recipient or Option 2 Possible Recipient, as applicable, applies for funding from the Capability and Innovation Fund, agrees to the terms and conditions of participation in the Capability and Innovation Fund and submits a Business Case within the application period specified by the Independent Body, the Independent Body shall:

(A)                              assess the Business Case (including, where appropriate and requested by the Independent Body, any iterations of the Business Case) against the criteria for assessment set out in the Trust Deed; and

(B)                              if the Independent Body considers that the application complies with the terms and conditions of the Capability and Innovation Fund and, based on the criteria for assessment set out in the Trust Deed, it is appropriate for the Option 1 Possible Recipient or Option 2 Possible Recipient, as applicable, to participate in the Capability and Innovation Fund:

(i)                                    enter into a Capability and Innovation Fund Agreement with the relevant Option 1 Possible Recipient or Option 2 Possible Recipient, as applicable, with a term of nine months; and

(ii)                                 as soon as reasonably practicable, and in any event by no later than the date falling one month after the expiry of the relevant application period, distribute funds to the relevant Option 1 Possible Recipient or Option 2

Possible Recipient, as applicable, in accordance with terms of the relevant Capability and Innovation Fund Agreement.

Phasing of payments

7.18                      If any Capability and Innovation Fund Eligible Body requests that any disbursement from the Capability and Innovation Fund to be made to such Capability and Innovation Fund Eligible Body be made in instalments over a period of time (not to exceed six months), the Independent Body shall consider such request(s) and, if the Independent Body determines at its sole discretion that it would be appropriate for such payment(s) to be made in instalments, provide for this in the relevant Capability and Innovation Fund Agreement (and RBS and HMT shall be deemed to have given their prior consent in writing to such amendment to the form of Capability and Innovation Fund Agreement, provided that the term of any Capability and Innovation Fund Agreement shall not thereby be extended).

Lack of take-up

7.19                      If four months after the CIF Fallback Date the remaining amount of the Additional Amount is £5 million or more, the Independent Body will determine in its absolute discretion how best to distribute such amount amongst Capability and Innovation Fund Eligible Bodies, the timeframe for doing so and the basis on which any such distribution is made with the objective of reducing such amount below £5 million, provided that the Independent Body shall complete this process as soon as reasonably practicable, and in no event will any determination by the Independent Body have the effect of extending the commencement of the winding-up of the Independent Body beyond the later of:

(A)                              the date falling 3 months after the expiry of the last Capability and Innovation Fund Agreement in accordance with its terms; and

(B)                              the date falling 12 months after the CIF Fallback Date.

7.20                      The parties acknowledge that the timeframes in Clauses 7.16, 7.17(B)(ii) and 7.19 are expressed as maximum periods.  The Independent Body will use reasonable endeavours to maintain application periods and timeframes for distributions under Clauses 7.16, 7.17 and 7.19 as short as reasonably practicable, having regard to the Independent Body’s view of optimising the efficacy and success of the distribution of the relevant amounts.

Termination

7.21                      The rights and obligations of the Independent Body and RBS pursuant to the foregoing provisions of this Clause 7 (other than the obligations of the Independent Body pursuant to Clause 7.10 and 7.23) shall automatically terminate on:

(A)                              if the Additional Amount is less than £5 million, the Business Day following the CIF Fallback Date;

(B)                              if the Additional Amount is £5 million or more, the date falling four months after the CIF Fallback Date assuming that by such date the remaining amount of the Additional Amount is less than £5 million; and

(C)                              if on the date falling four months after the CIF Fallback Date the remaining amount of the Additional Amount is £5 million or more, such other date as may be determined under Clause 7.19,

(the “Capability and Innovation Fund Termination Date”).

Such termination shall in no way affect the rights and obligations of the Independent Body or any Capability and Innovation Fund Eligible Body pursuant to the terms of any Capability and Innovation Fund Agreement.

7.22                      The obligations of the Independent Body pursuant to Clause 7.10 shall automatically terminate on the date falling three months after the expiry of the last Capability and Innovation Fund Agreement in accordance with its terms.

7.23                      Before its winding-up under Clause 12, the Independent Body shall distribute any amount not otherwise distributed as part of the Capability and Innovation Fund pursuant to the terms of this Deed and any remaining accumulated income, profits or other gains on the Trust Fund (net of (a) any Taxes imposed by reference to such income, profits or gains, or (b) any amount distributed to RBS in accordance with Clause 12.6) to such Charity or Charities (and, if applicable, in such shares) as the Independent Body may, at its absolute discretion, select.

8.                                    INCENTIVISED SWITCHING

8.1                             The parties acknowledge and agree that, on or around the date of this Deed, RBS and the Independent Body will enter into the Trust Deed in respect of, amongst other things, Incentivised Switching.

8.2                             As soon as reasonably practicable following the date of this Deed (and no later than 5 Business Days after the Capability and Innovation Fund Commencement Date):

(A)                              the Independent Body shall market Incentivised Switching to each Incentivised Switching Eligible Body, inform each Incentivised Switching Eligible Body of the terms and conditions of Incentivised Switching and the definition of Incentivised Switching Eligible Customers and provide each Incentivised Switching Eligible Body with a means of applying for Incentivised Switching; and

(B)                              RBS shall review its arrangements with CASS and take such other steps as shall be necessary to ensure that (provided that the relevant Incentivised Switching Eligible Body has in place appropriate arrangements with CASS) RBS shall be able to operate Incentivised Switching through CASS in respect of those Incentivised Switching Eligible Customers that are eligible to use CASS under the CASS rules.

8.3                             If any Incentivised Switching Eligible Body applies for participation in Incentivised Switching, provides the Independent Body with its Switching Proposal and agrees to the terms and conditions of Incentivised Switching within the period specified by the Independent Body (such initial application period to end no later than the date falling one month following the Capability and Innovation Fund Commencement Date, such that communication of a Summary or Summaries to Incentivised Switching Eligible Customers in accordance with Clauses 8.5 and 8.6 will be able to commence on or around the date falling three months after the Capability and Innovation Fund Commencement Date), the Independent Body shall:

(A)                              promptly provide RBS with a copy of the Switching Proposal (redacted, if the Independent Body considers appropriate, to keep confidential information which the Incentivised Switching Eligible Body has informed the Independent Body is confidential or commercially sensitive information);

(B)                              consider the Switching Proposal; and

(C)                              if the Independent Body considers that the Switching Proposal complies with the terms and conditions of Incentivised Switching and is such that it is appropriate for the Incentivised Switching Eligible Body to participate in Incentivised Switching, the Independent Body shall, as soon as reasonably practicable, enter into an Incentivised Switching Agreement with such Incentivised Switching Eligible Body and distribute funds to such Incentivised Switching Eligible Body in accordance with the terms and subject to the conditions of that Incentivised Switching Agreement.

8.4                             As soon as reasonably practicable following the date on which the Independent Body enters into one or more Incentivised Switching Agreements with one or more Incentivised Switching Eligible Bodies, the Independent Body shall notify RBS of that fact (the “Commencement Notice”).

8.5                             Subject to Clause 8.6, as soon as reasonably practicable following the delivery of the Commencement Notice, RBS shall, at its own cost, communicate Incentivised Switching to Incentivised Switching Eligible Customers, subject to and in accordance with the Incentivised Switching Communication Framework.

8.6                             Prior to commencing the communication process set out in Clause 8.5, RBS shall provide the Independent Body with a substantially final draft of all proposed communication materials for approval.  The Independent Body, acting in accordance with Applicable Law, may request that RBS makes amendments to the proposed communication materials and, in such event, RBS and the Independent Body shall discuss the proposed amendments in good faith and RBS shall incorporate the comments of the Independent Body, except in the event that RBS has provided the Independent Body with evidence that RBS has reasonable grounds for refusing to incorporate such comments, including as a result of RBS’s obligations under the Data Protection Legislation or any requirement of the Information Commissioner’s Office.  Upon finalisation of the communication materials (which may include any Summary or Summaries) RBS shall communicate such materials to Incentivised Switching Eligible

Customers as soon as reasonably practicable, provided that RBS shall not be required to communicate any such materials that contain any Summary to any Incentivised Switching Eligible Customers on a date falling before the latest of:

(A)                              the date falling six weeks after the date on which such materials are finalised; and

(B)                              such other date as the Independent Body and RBS may agree.

8.7                             At any time after the Incentivised Switching Commencement Date:

(A)                              RBS may request that the Independent Body restructure the formula for making payments pursuant to Incentivised Switching Agreements or make amendments to the Incentivised Switching Communication Framework (a “Change”); and

(B)                              as soon as reasonably practicable following the receipt of a request for a Change, the Independent Body shall consider the request for a Change, discuss such request with RBS in good faith and may, at its sole discretion, amend the terms of the Incentivised Switching Agreements or the Incentivised Switching Communication Framework to reflect the Change, provided that RBS shall request no more than one Change in any calendar month and provided that, in the case of any amendment to the Incentivised Switching Communication Framework, the Independent Body shall not refuse to make any Change where RBS provides evidence that the Change is necessary in order to comply with Data Protection Legislation or any requirement of the Information Commissioner’s Office.  In considering a Change to the formula for making payments pursuant to Incentivised Switching Agreements, the Independent Body shall only consider requests which could reasonably be expected to contribute towards meeting the BCA Switch Target and which continue to include some form of tiering based on Turnover.

8.8                             The Independent Body agrees that any Change made pursuant to Clause 8.7 shall be communicated to the Incentivised Switching Eligible Bodies promptly and, in any event, reasonably in advance of such amendments taking effect.  The parties acknowledge and agree that any Changes shall only take effect from the start of the following communication period as set out in the Incentivised Switching Communication Framework, as may be amended from time to time, unless the Change needs to take effect earlier in order to comply with Data Protection Legislation or any requirement of the Information Commissioner’s Office, in which case the Change shall take effect as soon as reasonably practicable.

8.9                             The Independent Body shall, as soon as reasonably practicable following the dates falling *** after the Incentivised Switching Commencement Date, consider both the take

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

up of Incentivised Switching by Incentivised Switching Eligible Customers and the engagement of Incentivised Switching Eligible Bodies in Incentivised Switching.

8.10                      If, on the date falling *** after the Incentivised Switching Commencement Date:

(A)                              ***

the Independent Body shall, subject to Clause 8.18, extend Incentivised Switching to the Wider Pool in accordance with Clauses 8.16 to 8.18.

8.11                      ***

8.12                      If, on the date falling *** after the Incentivised Switching Commencement Date, fewer than *** Incentivised Switching Eligible Customers have become Switched Customers or In-Flight Customers in aggregate, the Independent Body shall, subject to Clause 8.18, extend the period for which Incentivised Switching is available to end on a date falling up to *** after the Incentivised Switching Commencement Date in accordance with Clauses 8.16 to 8.18 (the date on which the Independent Body determines that Incentivised Switching shall end in accordance with this Clause 8.11 being the “Extended Incentivised Switching Date”, and the period between the date falling *** after the Incentivised Switching Commencement Date and the Extended Incentivised Switching Date being the “Extended IS Period”).

8.13                      ***

8.14                      If the Independent Body extends Incentivised Switching to the Wider Pool pursuant to Clauses 8.10, 8.11 or 8.13, it shall request a proposal in relation to such Wider Pool from RBS and RBS shall, within twenty-five Business Days, make a proposal on the customers to be included in the Wider Pool (“Perimeter Extension Proposal”).  Unless otherwise agreed between RBS and the Independent Body, RBS agrees that any Perimeter Extension Proposal shall:

(A)                              comprise at least ***;

8.15                      Following provision by RBS of the Perimeter Extension Proposal, the Independent Body shall discuss the Perimeter Extension Proposal with RBS and RBS and the Independent Body shall agree in good faith the Wider Pool.

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

8.16                      Upon deciding to extend Incentivised Switching to the Wider Pool and/or to have an Extended IS Period, the Independent Body shall invite each Incentivised Switching Eligible Body which has entered into an Incentivised Switching Agreement with the Independent Body (an “Extended Perimeter Applicant”) to apply for access to the Wider Pool and/or to benefit from the Extended IS Period and provide those Incentivised Switching Eligible Bodies with a means of applying for access to the Wider Pool and/or to benefit from the Extended IS Period.

8.17                      Subject to Clause 8.18, if any Extended Perimeter Applicant applies for access to the Wider Pool and/or to benefit from the Extended IS Period and agrees to the terms and conditions of Incentivised Switching (as may be amended to take account of the potential extension of the perimeter to the Wider Pool and/or the Extended IS Period) within the period specified by the Independent Body (an “Extended Perimeter Application Period”), the Independent Body shall consider the application and, if the Independent Body considers that such Extended Perimeter Applicant has, since the date of commencement of its Incentivised Switching Agreement:

(A)                              fully engaged in the communication of Incentivised Switching to Incentivised Switching Eligible Customers;

(B)                              ***

(an Extended Perimeter Applicant who meets these requirements being a “Potential Successful Applicant”), may amend the Incentivised Switching Agreement (including any schedules thereto) of any Potential Successful Applicant to strictly reflect the extension of Incentivised Switching to the Wider Pool and/or the Extended IS Period (an “Extension Amendment”) and shall, as soon as reasonably practicable thereafter, notify RBS of each Extension Amendment (an “Extension Notification”).  RBS shall be deemed to have given its prior written consent to such Extension Amendments.  The parties acknowledge and agree that the Independent Body may not otherwise amend the terms of any Incentivised Switching Agreement other than in accordance with Clause 13.5, and that under no circumstances shall the term of any Incentivised Switching Agreement exceed the Incentivised Switching Termination Date.

8.18                      At the end of any Extended Perimeter Application Period, the Independent Body shall consider the applications received from Potential Successful Applicants and shall assess the impact that extending Incentivised Switching to the Wider Pool and/or having an Extended IS Period for such Potential Successful Applicants would have on the success of Incentivised Switching as a whole (including the anticipated number of additional Switched Customers), taking into account each Potential Successful Applicant’s share of Switched Customers (and dowries received), both in absolute terms and in the context of each Potential Successful Applicant’s share of the SME Business Current Account market.  If the Independent Body considers (at its sole discretion) that the impact of extending Incentivised Switching to the Wider Pool and/or having an Extended IS Period for the Potential Successful Applicants would result in ***, the Independent Body shall not extend Incentivised Switching to the Wider Pool and/or

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

have an Extended IS Period and shall not enter into any Extension Amendment(s) and shall inform all Extended Perimeter Applicants of this fact.

8.19                      Subject to Clause 8.20, as soon as reasonably practicable following the date of delivery of the Extension Notification, RBS shall, at its own cost, communicate Incentivised Switching to each customer in the Wider Pool, subject to and in accordance with the Incentivised Switching Communication Framework.

8.20                      Prior to commencing the communication process referred to in Clause 8.19, RBS shall provide the Independent Body with a substantially final draft of all proposed communication materials for approval and the provisions of Clause 8.6 shall apply, mutatis mutandis.

8.21                      RBS shall provide a dedicated helpline to support Incentivised Switching Eligible Customers and/or customers in the Wider Pool who are interested in transferring from RBS to an Incentivised Switching Eligible Body (the “Helpline”).  RBS shall provide the Independent Body with full details of, and information regarding, the Helpline.  The Independent Body shall provide RBS with such information as may be provided to the Independent Body by an Incentivised Switching Eligible Body and as may be required by RBS in connection with the operation of the Helpline.  RBS shall operate the Helpline in good faith and in accordance with Applicable Law and shall provide reasonable support to Incentivised Switching Eligible Customers and/or customers in the Wider Pool who call the Helpline.  The parties acknowledge and agree that no advice or information on the Summary or any other product offering of any Incentivised Switching Eligible Body will be provided by the Helpline.

8.22                      In connection with Incentivised Switching, RBS agrees to:

(A)                              waive or reimburse those fees set out in Schedule 9:

(i)                                    which would otherwise be due to RBS from, or incurred by, a Switched Customer as a direct or indirect result of that customer electing to participate in Incentivised Switching and transfer to an Incentivised Switching Eligible Body, to the extent that:

(a)                                such customer has in fact become a Switched Customer (the “Relevant Customer”); and

(b)                               such relevant financial product or products have in fact transferred to the relevant Incentivised Switching Eligible Body (the “Relevant IS Product”); or

(ii)                                 which would otherwise be incurred by an Incentivised Switching Eligible Customer who has made a bona fide application to switch a relevant product to an Incentivised Switching Eligible Body under Incentivised Switching and where such application has been denied, rejected or has otherwise failed, up to a maximum aggregate amount of £75 million, provided that (x) RBS shall not be entitled to cease to waive or reimburse such fees on the basis that this maximum aggregate amount has been reached unless and until RBS has provided to HMT and the Independent Body evidence to the satisfaction of HMT and the Independent Body from an independent audit showing that this maximum aggregate amount has been reached, and (y) such maximum aggregate amount is not a target to be met by RBS and the fact that a lesser amount has been waived or reimbursed at any time shall not be interpreted or construed as a failure by RBS to perform or comply with any of its obligations set out in this Deed or any other Package Document, and HMT and the Independent Body agree that they will be mindful of this fact when reporting on any waiver of fees and where reasonably practicable will also consult with RBS, and before any such reporting; and

(B)                              release any claim over or security interest in any property relating to the Relevant IS Product (or, if RBS shall retain an existing secured credit exposure to the Relevant Customer, then RBS shall not be obliged to release such security and will enter into a Deed of Priority, whereby RBS will rank first in the order of priority, with the relevant Incentivised Switching Eligible Body substantially in the form set out in the Incentivised Switching Agreement).

8.23                      Where applicable, RBS shall provide the Independent Body with reasonable details of the procedure by which any fees and/or costs to be reimbursed by RBS pursuant to Clause 8.22 will be reimbursed by RBS to the Relevant Customer or Incentivised Switching Eligible Customer.

Non-solicit

8.24                      Subject to Clauses 8.26 and 8.27, from the date of this Deed until the Incentivised Switching Termination Date, RBS shall not, and shall procure that no member of its Group shall:

(A)                              take any action which could reasonably be regarded as being designed to have an adverse effect on:

(i)                                    the integrity of the perimeter of Incentivised Switching Eligible Customers as at the Incentivised Switching Commencement Date; and

(ii)                                 if the perimeter is extended to include customers in the Wider Pool, the integrity of such extended perimeter as at the date of such extension,

provided that RBS shall not be in breach of, or liable under, this Clause 8.24 for events, actions or circumstances that are (v) undertaken with the intention of furthering the aims of Incentivised Switching, (w) beyond the reasonable control of RBS or any member of the Group, (x) of a de minimis nature, (y) performed in order to correct any incorrect allocation of a customer to the relevant perimeter, or (z) agreed between the Independent Body and RBS; or

(B)                              communicate with or to Incentivised Switching Eligible Customers (or, if the perimeter for Incentivised Switching has been extended to include some or all of the customers in the Wider Pool, any customer in the Wider Pool who is within the perimeter for Incentivised Switching at the relevant time (an “Extended Perimeter Customer”)) in a manner which could reasonably be regarded as being designed to adversely affect the success of Incentivised Switching.

8.25                      Subject to Clauses 8.26 and 8.27, RBS shall not and shall procure that no member of its Group shall:

(A)                              from the date of this Deed until the Incentivised Switching Termination Date, solicit or induce or otherwise encourage any Incentivised Switching Eligible Customer or Extended Perimeter Customer (or any group of such customers) to remain a customer of the Group in respect of any Business Current Account or Loan Product (together, “Relevant Products”); or

(B)                              from the date of this Deed until the date falling 12 months after the Incentivised Switching Termination Date, solicit or induce or otherwise encourage any Switched Customer to transfer its Relevant Product(s) from an Incentivised Switching Eligible Body to any member of the Group, including, without limitation, by marketing any Relevant Product(s) to Incentivised Switching Eligible Customers, Extended Perimeter Customers or Switched Customers (as applicable) or making favourable changes to the terms and conditions (including pricing) of Relevant Products, if the purpose of such marketing activity or change is to seek to retain an Incentivised Switching Eligible Customer or Extended Perimeter Customer (or any group of such customers) as customer(s) of the Group in respect of those Relevant Products or encourage any Switched Customer to transfer its Relevant Product(s) from an Incentivised Switching Eligible Body to any member of the Group.

8.26                      Each undertaking contained in Clauses 8.24 and 8.25 shall be construed as a separate undertaking and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings shall continue to bind RBS.

8.27                      Clauses 8.24 and 8.25 shall not:

(A)                              apply to any Incentivised Switching Eligible Customer, Switched Customer or Extended Perimeter Customer who independently approaches any member of the Group without any prior inducement from a member of the Group;

(B)                              prevent or restrict any member of the Group from communicating in the ordinary course of business with any Incentivised Switching Eligible Customer, Switched Customer or Extended Perimeter Customer (or any group of such customers) who uses or has a particular product or service provided by any member of the Group (the “Product”), the transfer of which (i) is not contemplated by or pursuant to the terms of this Deed; or (ii) is contemplated by or pursuant to the terms of this Deed but which has not in fact transferred to an Incentivised Switching Eligible Body, in each case in relation to such Product only;

(C)                              prevent or restrict any member of the Group from informing any Incentivised Switching Eligible Customer, Switched Customer or Extended Perimeter Customer (or any group of such customers) who uses or has a Product which:

(i)                                    is dependent on such customer having a Relevant Product with a member of the Group; or

(ii)                                 consistent with past practice, reasonably requires such customer to have a Relevant Product with a member of the Group,

that, upon becoming a Switched Customer, they would no longer be eligible to use or have such Product unless they retain or open such a Relevant Product with a member of the Group;

(D)                             prevent or restrict any member of the Group from providing customers (including Incentivised Switching Eligible Customers and Extended Perimeter Customers) who use or have a Product with a replacement, upgrade or other change in terms (including pricing), conditions or functionality in respect of that Product on a general non-targeted basis and in the ordinary course of business (the “Refresher”) and informing relevant customers of the Refresher;

(E)                              prevent or restrict any member of the Group from offering customers (including Incentivised Switching Eligible Customers and Extended Perimeter Customers) new products, where such products have been or are being offered to other customers of the Group and such products (i) provide an enhanced security or technological proposition, and (ii) are being offered with the purpose of harmonising the product offering across the Group; or

(F)                               prevent or restrict any member of the Group from undertaking general, bona fide marketing activities in respect of its products and services, provided that such activities are undertaken in the ordinary course of business and do not specifically target any Incentivised Switching Eligible Customer, Switched Customer or Extended Perimeter Customer (or any group of such customers).

8.28                      Upon becoming aware that £180 million has been distributed to Incentivised Switching Eligible Bodies in connection with BCA Switching, the Independent Body shall review Incentivised Switching based on the speed at which Incentivised Switching Eligible Customers have switched to Incentivised Switching Eligible Bodies and the success of Incentivised Switching up to that point and shall discuss in good faith with RBS whether the communications regarding Incentivised Switching should cease or continue.  Following such review and discussions, the Independent Body shall, at its sole discretion, determine whether the communications regarding Incentivised Switching should cease or continue, provided that the Independent Body shall not determine that the communications shall continue where such continuation would not be compliant with RBS’s obligations under the Data Protection Legislation or any requirement of the

Information Commissioner’s Office and RBS notifies the Independent Body of that fact.  If the Independent Body determines that the communications regarding Incentivised Switching should continue, the Independent Body shall keep Incentivised Switching under review (and shall periodically discuss in good faith with RBS whether the communications regarding Incentivised Switching should cease or continue) until such point as the Independent Body determines, based on the factors set out above, that the communications regarding Incentivised Switching should cease.

8.29                      The Independent Body shall notify in writing RBS and each Incentivised Switching Eligible Body which has entered into an Incentivised Switching Agreement promptly upon determining that the communications regarding Incentivised Switching should cease.  Immediately following receipt of such notification, each of RBS and the relevant Incentivised Switching Eligible Bodies shall: (i) cease to communicate Incentivised Switching; and (ii) inform all Incentivised Switching Eligible Customers and/or customers in the Wider Pool who have not yet elected to participate in Incentivised Switching of this fact.

8.30                      If, at any time following the date falling *** after the Incentivised Switching Commencement Date, the ***:

(A)                              RBS shall make no further communications to Incentivised Switching Eligible Customers or customers in the Wider Pool regarding Incentivised Switching;

(B)                              the Independent Body shall notify each Incentivised Switching Eligible Body which has entered into an Incentivised Switching Agreement that, save in respect of In-Flight Customers which become Switched Customers (subject to Clause 8.30(D), the BCA Threshold and the Loan Threshold), no further dowries shall be paid to that Incentivised Switching Eligible Body from the Incentivised Switching Fund;

(C)                              the Independent Body shall make no further disbursements from the Incentivised Switching Fund (other than dowries in respect of In-Flight Customers which become Switched Customers, subject to the BCA Threshold and Loan Threshold); and

(D)                             Incentivised Switching shall terminate on the date falling one month after the notification in accordance with clause 8.30(B) is delivered to the Incentivised Switching Eligible Bodies which have entered into an Incentivised Switching Agreement (the “BCA Switch Target Date”).

8.31                      Within ten Business Days of the last Business Day of each calendar month, beginning with the first full calendar month occurring after the date calculated pursuant to Clause 8.6, RBS shall notify the Independent Body in writing, in respect of such calendar month, of:

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

(A)                              the frequency with which (and channels of communication through which) RBS has communicated Incentivised Switching to Incentivised Switching Eligible Customers and/or customers in the Wider Pool (if applicable);

(B)                              the total number of Incentivised Switching Eligible Customers and/or customers in the Wider Pool (if applicable) to which RBS has communicated Incentivised Switching; and

(C)                              the total number of Incentivised Switching Eligible Customers and/or customers in the Wider Pool (if applicable) which have expressed an interest in transferring to an Incentivised Switching Eligible Body in connection with Incentivised Switching and which have given consent to have their contact details passed on to an Incentivised Switching Eligible Body.

8.32                      Within ten Business Days of the last Business Day of each calendar month, beginning with the first full calendar month occurring after the date calculated pursuant to Clause 8.6, RBS shall notify the Independent Body in writing of the aggregate number of Incentivised Switching Eligible Customers and/or customers in the Wider Pool (if applicable) which have become Switched Customers in respect of each Incentivised Switching Eligible Body to which such customers have transferred.

8.33                      Within ten Business Days of the end of each quarter following the Incentivised Switching Commencement Date (each, a “Relevant Period”), RBS shall provide the Independent Body with a dowry schedule which includes the following information:

(A)                              the total number of Switched Customers who have switched their Business Current Account or Business Current Account and Loan Product from RBS to the Incentivised Switching Eligible Bodies during the Relevant Period;

(B)                              in respect of each Incentivised Switching Eligible Body which has entered into an Incentivised Switching Agreement with the Independent Body, the total amount of BCA Element and Loan Element to be paid by the Independent Body to the Incentivised Switching Eligible Body for that Relevant Period (together with a breakdown of the amount in respect of each Switched Customer) based on RBS’s calculations;

(C)                              in respect of each Switched Customer:

(i)                                    a unique customer reference identifier;

(ii)                                 its CASS switching number, if applicable;

(iii)                              the date on which such customer became a Switched Customer;

(iv)                             its Turnover Band; and

(v)                                the BCA Element and the Loan Element to be paid to the relevant Incentivised Switching Eligible Body based on RBS’s calculations; and

(D)                             the aggregate amount of fees waived or reimbursed by RBS pursuant to Clause 8.22 during the Relevant Period.

8.34                      Within seven Business Days of the end of each calendar month, beginning with the first full calendar month occurring after the date calculated pursuant to Clause 8.6, the Independent Body shall provide the following information to RBS in writing in relation to each Incentivised Switching Eligible Body with which the Independent Body has entered into an Incentivised Switching Agreement:

(A)                              the aggregate number of Incentivised Switching Eligible Customers and/or customers in the Wider Pool (if applicable) which have become Switched Customers;

(B)                              the aggregate number of In-Flight Customers;

(C)                              beginning with the first full calendar month occurring after the date on which the first dowry payment is made pursuant to any Incentivised Switching Agreement, the proportion of dowry payment made pursuant to the relevant Incentivised Switching Agreement that has been paid directly to Switched Customers during such calendar month and a brief explanation of how any remaining amounts of the dowry payment have been applied for the benefit of Switched Customers by such Incentivised Switching Eligible Body;

(D)                             if applicable, a list (amalgamated by reason(s) for rejection and by Turnover Band) of the Incentivised Switching Eligible Customers who have been rejected from becoming customers of any Incentivised Switching Eligible Body during such calendar month and the explanation from such body of the reason(s) for such rejection(s); and

(E)                              any additional information received by the Independent Body from any Incentivised Switching Eligible Body pursuant to an Incentivised Switching Agreement in relation to such Incentivised Switching Eligible Body’s compliance with the terms of the relevant Incentivised Switching Agreement, to the extent the Independent Body considers is relevant to RBS for the purposes of Incentivised Switching.

8.35                      Subject to Clause 8.36, within the confines of the information available to the Independent Body under the Package Documents and any other information of which the Independent Body is in fact aware or which is otherwise in the possession of the Independent Body, the Independent Body shall oversee the implementation of Incentivised Switching and shall monitor the compliance by RBS with its obligations set out in this Clause 8 and the Incentivised Switching Communication Framework.  If, in the opinion of the Independent Body, RBS is in breach of any of its obligations set out in this Clause 8 and/or the Incentivised Switching Communication Framework (in each case, an “Incentivised Switching Breach”):

(A)                              the Independent Body shall notify RBS of the Incentivised Switching Breach, providing RBS with all details of the Incentivised Switching Breach as are available to the Independent Body and necessary to enable RBS to propose a remedy;

(B)                              RBS shall propose a remedy to the Incentivised Switching Breach within ten Business Days of the date on which it received notification from the Independent Body of the Incentivised Switching Breach; and

(C)                              RBS and the Independent Body shall discuss in good faith such proposal, following which RBS shall, subject to RBS’s obligations under Data Protection Legislation or any requirements of the Information Commissioner’s Office, take such steps as the Independent Body may consider necessary in the context of such Incentivised Switching Breach.

8.36                      The Independent Body shall be under no obligation to monitor the compliance by RBS with its obligations set out in this Clause 8 and the Incentivised Switching Communication Framework if (but only to the extent that) the Independent Body: (i) does not have sufficient funds to do so in its Initial Budget or Annual Budget (as increased in accordance with any Budget Request or Additional Request); and (ii) has requested from the Monitor additional funds to cover the costs of such monitoring by means of an Additional Request, Budget Request or Shortfall Request and the Monitor has not approved such Additional Request, Budget Request or Shortfall Request (as applicable).

8.37                      Any decision of the Independent Body as to whether there has or has not been an Incentivised Switching Breach shall be final and binding on RBS.  In this regard, the Independent Body shall act as an expert and not an arbitrator and the provisions of the Arbitration Act 1996 shall not apply.

8.38                      The rights and obligations of the Independent Body and RBS pursuant to Clauses 8.1 to 8.24 and Clauses 8.28 to 8.36 above shall automatically terminate on the earlier of:

(A)                              the date on which £225 million in aggregate has been distributed to Incentivised Switching Eligible Bodies in connection with BCA Switching (excluding any amounts distributed in respect of Loan Products which have been transferred); and

(B)                              the later of:

(i)                                    the date falling 18 months after the Incentivised Switching Commencement Date; and

(ii)                                 if the Independent Body extends the period for which Incentivised Switching is available in accordance with Clause 8.11, the earlier of (a) the Extended Incentivised Switching Date, and (b) the BCA Switch Target Date,

(the “Incentivised Switching Termination Date”).

8.39                      If, on the Incentivised Switching Termination Date, there is a Switching Shortfall Amount:

(A)                              the Independent Body shall promptly notify RBS of the amount of the Switching Shortfall Amount;

(B)                              the Independent Body shall, within five Business Days, notify RBS of any determination it has made pursuant to Clause 8.40 or Clause 8.41;

(C)                              ***

(D)                             the Switching Shortfall Amount and any amounts payable under Clause (C) shall be applied by the Independent Body in accordance with Clauses 8.42 to 8.45 (together, the “Incentivised Switching Excess”).

8.40                      If, on the Incentivised Switching Termination Date:

(A)                              the Independent Body has extended the perimeter for Incentivised Switching to include customers in the Wider Pool;

(B)                              there are fewer than *** Switched Customers; and

***

8.41                      Notwithstanding RBS’s compliance with its obligations under this Deed, if the Independent Body considers that the Switching Shortfall Amount arose as a result of factors beyond the reasonable control of RBS and/or any member of the Group, the Independent Body may, upon written notice to RBS, reduce the amount to be paid by RBS pursuant to Clause 8.39(C), provided that in such circumstances the Independent Body shall publish on its website a report justifying such reduction.  If the Independent Body chooses not to extend Incentivised Switching in accordance with Clause 8.11, the parties acknowledge and agree that this may be a relevant factor to be taken into account by the Independent Body in favour of reducing the amount to be paid by RBS pursuant to Clause 8.39(C).

8.42                      ***

8.43                      If the Incentivised Switching Excess is less than *** the Independent Body shall deal with such amount in accordance with Clauses 7.11 to 7.19 and hold such amount on trust in accordance with the terms of clause 3.2 of the Trust Deed as an addition to the Option 1 CIF Fund, the Option 2 CIF Fund or the trust pursuant to clause 9 thereof, as applicable, in accordance with the terms of the Trust Deed.

8.44                      The Independent Body shall deal with any amount not applied as grants under Clause 8.42 in accordance with Clauses 7.11 to 7.19 and hold such amount on trust in accordance with the terms of clause 3.2 of the Trust Deed as an addition to the Option 1

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

CIF Fund, the Option 2 CIF Fund or the trust pursuant to clause 9 thereof, as applicable, in accordance with the terms of the Trust Deed.

8.45                      If the Independent Body claws back any amount in accordance with the terms of any agreement entered into pursuant to Clause 8.42, it shall deal with such clawed back amount in accordance with Clause 7.23.

9.                                    BRANCH ACCESS

9.1                             RBS (or one of its subsidiaries, being The Royal Bank of Scotland plc, National Westminster Bank plc or Adam & Company plc) shall, upon the request of the Independent Body at any time from and including the Incentivised Switching Commencement Date until at least the date falling three years after the Incentivised Switching Commencement Date (the “Branch Access Termination Date”), enter into an Inter-Bank Agency Deed with any Incentivised Switching Eligible Body which has entered into an Incentivised Switching Agreement with the Independent Body and provide Branch Access to the Switched Customers of that Incentivised Switching Eligible Body until the Branch Access Termination Date on reasonable and non-discriminatory commercial terms and conditions and in accordance with the terms of that Inter-Bank Agency Deed.  The parties acknowledge and agree that where RBS has existing arrangements in place with any Incentivised Switching Eligible Body, RBS shall continue to apply the existing pricing in respect of that Incentivised Switching Eligible Body, and in all other cases RBS shall apply its standard rates applied to all other bodies (and this will be considered non-discriminatory).

10.                             COSTS AND EXPENSES; INDEMNITY

10.1                      Subject to Clauses 10.5 and 11.3, RBS shall indemnify the Independent Body in respect of all costs and expenses reasonably and properly incurred by the Independent Body in connection with the negotiation, preparation, execution and carrying into effect of this Deed and each of the other Package Documents, including (but not limited to):

(A)                              the fees of all external legal and other advisers and their disbursements and out-of-pocket expenses, in each case as are reasonably and properly incurred;

(B)                              any and all reasonable costs in relation to the set-up and ongoing administration of the Independent Body (including, without limitation, employees’ salaries and benefits, Directors’ fees, audit fees and/or any reasonable fees payable under third party service agreements); and

(C)                              any fees, costs and expenses reasonably and properly incurred by the Independent Body in establishing, running and/or monitoring the Capability and Innovation Fund, Incentivised Switching and/or Branch Access (including, without limitation, third party monitoring and/or audit fees including those of the Monitor) and any Tax due or payable by the Independent Body,

(i) except to the extent that such costs and expenses or Tax are proven to have arisen as a result of the fraud, gross negligence or wilful default of the Independent Body; (ii)

except to the extent such costs and expenses or Tax constitute amounts of or in respect of Excluded Taxes (and for this purpose, any Tax arising in respect of any sum payable by RBS pursuant to Clause 5.1 or Clause 5.2 shall not constitute Excluded Taxes); (iii) except to the extent such costs and expenses or Tax are paid out of income, profits or other gains of the Trust Fund in accordance with Clause 5.19; and (iv) only to the extent that such costs and expenses exceed the amount paid by RBS pursuant to Clauses 5.1 and 5.16.  If and to the extent that a claim under this Clause 10.1 relates to any Tax arising to the Independent Body in respect of a sum payable by RBS pursuant to Clause 5.1 or Clause 5.2, the indemnified amount payable (the “Indemnity Payment”) shall be the full amount of that Tax ignoring any Relief available in respect of the matter giving rise to the Indemnity Payment which shall be dealt with in accordance with Clause 15.4.

10.2                      Subject to Clauses 10.5 and 11.3, RBS shall indemnify the Independent Body and its Representatives from and against all loss, payments, costs, expenses or damage which the Independent Body or its Representatives may incur in relation to or arising out of any action, claim or demand that may be brought by or against the Independent Body or its Representatives under or in connection with this Deed or any other Package Document against or by a person other than a Tax Authority, except to the extent that such action, claim or demand is proven to have arisen as a result of the fraud, gross negligence or wilful default of the Independent Body or its Representatives (as applicable).

10.3                      The parties acknowledge and agree that the Independent Body may not have liquidity on an ongoing basis.  As such, the parties acknowledge and agree that, subject to Clauses 10.4 and 10.5:

(A)                              the Independent Body may issue one invoice per calendar year in respect of any immediate and/or emergency costs and expenses (other than Excluded Taxes) in an amount of no more than £100,000 which the Independent Body anticipates will be reasonably and properly incurred (each, an “Invoice”) (such Invoices to be accompanied by an explanation and/or evidence of the Independent Body’s grounds for anticipating such costs and expenses);

(B)                              RBS shall pay to the Independent Body the amounts set out on such Invoices within ten Business Days of the receipt of the relevant Invoice; and

(C)                              as soon as reasonably practicable after incurring such costs and expenses, the Independent Body shall provide to RBS evidence that such costs and expenses were reasonably and properly incurred.

10.4                      If, following receipt of an Invoice, RBS, acting reasonably, disputes that any costs or expenses shown on such Invoice will be reasonably or properly incurred by the Independent Body (a “Dispute”):

(A)                              RBS shall give notice of the Dispute (a “Dispute Notice”) within five Business Days of receipt of the Invoice, specifying in reasonable detail the amount of the Invoice which is disputed and the reasons for such dispute;

(B)                              RBS shall pay to the Independent Body the amount of any Invoice in accordance with Clause 10.3;

(C)                              RBS and the Independent Body shall refer the Dispute to the Monitor;

(D)                             the Monitor shall be instructed to assess and determine whether the costs or expenses shown on the Invoice are reasonable and proper, taking into account: (i) the functions of the Independent Body under this Deed and the other Package Documents; and (ii) the need to ensure that HMT is able to comply with the New Commitments;

(E)                              the Monitor shall be instructed to deliver a final and binding decision (the “Monitor Decision”) within ten Business Days following the date on which the Dispute is referred to it (or such other timeframe as may be agreed between RBS and the Independent Body and notified to the Monitor);

(F)                               the Independent Body shall repay to RBS any amount required pursuant to the Monitor Decision within three Business Days of the Monitor Decision; and

(G)                             the Monitor shall act as an expert (and not an arbitrator) and the provisions of the Arbitration Act 1996 shall not apply,

provided that RBS shall not be entitled to raise a Dispute or issue a Dispute Notice unless the disputed amount of costs and expenses in a particular Invoice exceeds £50,000.

10.5                      Subject to Clause 12.7, the parties acknowledge and agree that RBS’s obligations and liability pursuant to this Clause 10 shall only relate to:

(A)                              in relation to Clauses 10.1 and 10.3, those costs and expenses reasonably and properly incurred; and

(B)                              in relation to Clause 10.2, those actions, claims or demands brought relating to conduct or events occurring,

prior to the date falling six months after the IB Termination Date.

10.6                      To the extent that any loss, payment, cost, expense or damage covered by this Clause 10 is or was borne out of the Trust Fund, any Indemnity Payment from RBS to the Independent Body pursuant to this Clause 10 shall be treated as a reimbursement of such amount and shall accordingly form part of the Trust Fund.

10.7                      The Independent Body agrees that to the extent any claim under Clause 10.2 is covered by a policy of insurance, it will use reasonable endeavours to recover such amount from the relevant insurers before claiming against RBS under Clause 10.2 and any such recovery (net of the costs of recovery) will reduce pro tanto any claim that the Independent Body might otherwise have against RBS under Clause 10.2. The foregoing does not preclude the Independent Body from recovering costs on an ongoing basis under Clause 10.3 from RBS to the extent these costs are incurred in seeking recovery from the relevant insurers, nor from recovering other amounts under Clause 10.3 from RBS which amounts are payable by the Independent Body to third parties where such amounts would be recoverable under Clause 10.2 in circumstances where the insurers have not yet provided payment.  In these circumstances, the Independent Body shall reimburse RBS any amount subsequently recovered from the insurers (net of costs of recovery) up to the amount paid by RBS.

11.                             LIMITATION OF LIABILITY

11.1                      Subject to Clause 11.2, the aggregate liability of the Independent Body under this Deed (including all legal and other costs and expenses), other than pursuant to Clause 12.6(B), Clause 12.7(D), Clause 15.2 and Clauses 15.4 to 15.7 (inclusive), shall not in any event exceed £5 million (the “IB Liability Cap”).

11.2                      If, in respect of any matter which would give rise to a claim against the Independent Body under this Deed or any claim brought against the Independent Body under this Deed, the Independent Body is entitled to claim under any policy of insurance and makes any recovery under such policy of insurance (a “Recovery”), the IB Liability Cap shall be increased by the amount of each such Recovery (less any Tax payable by the Independent Body in respect of that Recovery taking into account any relief arising to the Independent Body in relation to the matter giving rise to the claim under the policy of insurance including payment of the relevant claim against the Independent Body).

11.3                      The aggregate liability of RBS to the Independent Body and its Representatives under Clauses 10 and 5.16 shall not in any event exceed ***.

11.4                      RBS and HMT shall not be entitled to, and agree that they shall not, bring any claim in damages against the Independent Body in respect of any breach of the provisions of this Deed or any other Package Document (other than any breach arising as a result of the fraud, gross negligence or wilful default of the Independent Body).

11.5                      Notwithstanding Clause 11.4 but subject to Clause 11.6, RBS and HMT shall be entitled to bring a claim for equitable relief (including injunction and/or specific performance) against the Independent Body in respect of any breach of the provisions of this Deed or any other Package Document and the Independent Body agrees not to raise any objection to any application for equitable relief.

11.6                      HMT shall not bring any claim for equitable relief (including injunction and/or specific performance) against the Independent Body in respect of any breach of the provisions of this Deed or any other Package Document without the prior consent in writing of RBS, such consent not to be unreasonably withheld or delayed.

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

12.                             WINDING-UP OF THE INDEPENDENT BODY

12.1                      As soon as reasonably practicable after the date falling three years after the date of this Deed, the parties shall consider the status of the Capability and Innovation Fund and Incentivised Switching and shall discuss in good faith whether it would be appropriate to wind up the Independent Body (provided that the parties agree that in no circumstances would it be appropriate to agree to wind up the Independent Body pursuant to this Clause 12.1 if funds remain to be distributed in connection with the Capability and Innovation Fund or Incentivised Switching).  If the parties agree that it would be appropriate to wind up the Independent Body, the parties shall agree a date following which the winding up process shall commence (the “IB Winding Up Date”).

12.2                      As soon as reasonably practicable after the earliest of:

(A)                              the latest of:

(i)                                    the date falling three months after the expiry of the last Capability and Innovation Fund Agreement in accordance with its terms (or, if no Capability and Innovation Fund Agreement has been entered into after the CIF Fallback Date, the date falling 12 months after the CIF Fallback Date); and

(ii)                                 the date falling six months after the cessation of Incentivised Switching (pursuant to Clause 8.38);

(B)                              the IB Winding Up Date; and

(C)                              the date falling five years after the date of this Deed,

(such date being the “IB Termination Date”), the members and/or Directors of the Independent Body shall take such steps as may be necessary to wind up the Independent Body in such solvent manner as the members and/or Directors of the Independent Body consider appropriate.

12.3                      The parties shall co-operate in good faith and shall take such steps as may be necessary to enable or facilitate the winding up of the Independent Body in accordance with Clause 12.2.

12.4                      Notwithstanding the other provisions of this Deed, immediately following the winding up of the Independent Body, all rights and obligations of the Independent Body pursuant to this Deed shall automatically terminate.

12.5                      Subject to Clause 12.6, any assets of the Independent Body on winding up shall be distributed to such Charity or Charities (and, if applicable, in such shares) as the Independent Body, at its absolute discretion, may select and shall not be distributed to the members of the Independent Body.

12.6                      Subject to Clause 12.7:

(A)                              if and to the extent that any funds transferred by RBS pursuant to Clause 5.1 remain in the Escrow Account on the date falling six months after the IB Termination Date, the Monitor shall instruct the return of such amounts to RBS to such account as maybe specified by RBS in writing; and

(B)                              if and to the extent that: (i) the costs and expenses reasonably and properly incurred by the Independent Body prior to the date falling six months after the IB Termination Date; plus (ii) an amount agreed between the Independent Body and RBS to be a reasonable amount in respect of the costs and expenses to be reasonably and properly incurred in connection with the winding up of the Independent Body (together, the “Actual Expenses”) are less than the amount (x) applied for the satisfaction of costs and expenses in accordance with Clause 5.19(A)(i), and (y) paid to the Independent Body pursuant to Clauses 5.1 to 5.18 (the “Estimated Expenses”), the Independent Body shall, promptly following the date falling six months after the IB Termination Date, distribute an amount equal to the Estimated Expenses minus the Actual Expenses to RBS to such account as maybe specified by RBS in writing.

12.7                      Notwithstanding the other provisions of this Clause 12 and subject to the Independent Body’s obligations under Clause 6 and Schedule 8, if on the IB Termination Date, the Independent Body has entered into any contract(s) and/or arrangement(s) with third parties in connection with matters other than those set out in or contemplated by this Deed, the New Commitments and/or any other Package Document:

(A)                              the obligations set out in Clauses 12.2 to 12.6 shall not apply;

(B)                              RBS’s obligations and liability pursuant to Clause 10 shall only relate to:

(i)                                    in relation to Clauses 10.1 and 10.3, those costs and expenses reasonably and properly incurred; and

(ii)                                 in relation to Clause 10.2, those actions, claims or demands brought relating to conduct or events occurring,

prior to the IB Termination Date;

(C)                              if and to the extent that any funds transferred by RBS pursuant to Clause 5.1 remain in the Escrow Account on the IB Termination Date, the Monitor shall instruct the return of such amounts to RBS to such account as may be specified by RBS in writing;

(D)                             if and to the extent that: (i) the costs and expenses reasonably and properly incurred by the Independent Body prior to the IB Termination Date (together, the “Termination Actual Expenses”) are less than the amount (i) applied for the satisfaction of costs and expenses in accordance with Clause 5.19(B)(i), and (ii) paid to the Independent Body pursuant to Clauses 5.1 to 5.18 (the “Termination Estimated Expenses”) the Independent Body shall promptly distribute an amount equal to the Termination Estimated Expenses minus the Termination Actual Expenses to RBS to such account as maybe specified by RBS in writing;

(E)                              promptly following the repayment of funds to RBS pursuant to Clause 12.7(D), the Independent Body shall:

(i)                                    identify any amounts transferred to the Independent Body pursuant to the terms of this Deed or any other Package Document but not distributed pursuant to Clauses 7 and 8 of this Deed or used to cover the fees and expenses incurred by the Independent Body in connection with the negotiation, preparation, execution and carrying into effect of this Deed and the other Package Documents (together with any income, profits or other gains on such amounts); and

(ii)                                 promptly distribute such amounts to such Charity or Charities (and, if applicable, in such shares) as the Independent Body, at its absolute discretion, may select; and

(F)                               immediately following the distribution of assets pursuant to Clause 12.7(E), all rights and obligations of the Independent Body pursuant to this Deed shall automatically terminate.

13.                             MONITORING AND STEP-IN RIGHTS

13.1                      For the purposes of facilitating HMT’s compliance with the New Commitments, at least once per quarter, the Independent Body shall report in reasonable detail to a third party (the “Monitor”) appointed by HMT and notified in writing to the Independent Body on:

(A)                              how the Independent Body has complied with its obligations under Clause 6 (and shall provide evidence and such other information as the Monitor may require in this respect);

(B)                              each of the matters notified to the Independent Body by RBS pursuant to Clause 8.31 in respect of the previous quarter;

(C)                              how the Independent Body has applied the Capability and Innovation Fund assessment criteria, the total number (and identity) of Capability and Innovation Fund Eligible Bodies that have received distributions pursuant to Capability and Innovation Fund Agreements, the amount of each of those distributions and a summary of the Business Case of each such body;

(D)                             the total amount which has been distributed to Capability and Innovation Fund Eligible Bodies pursuant to Capability and Innovation Fund Agreements;

(E)                              if applicable, a summary of the terms of any annual report provided by a participating Capability and Innovation Fund Eligible Body to the Independent Body pursuant to the terms of the Capability and Innovation Fund Agreement;

(F)                            whether the Independent Body has exercised (or anticipates exercising or has grounds to exercise within the next quarter) any rights of the Independent Body pursuant to the terms of the Capability and Innovation Fund Agreements and/or Incentivised Switching Agreements to audit Capability and Innovation Fund Eligible Bodies and/or Incentivised Switching Eligible Bodies and/or reclaim any funds distributed to such bodies and, if so, the grounds for this and the identity of the relevant body;

(G)                          how the Independent Body has applied the Incentivised Switching assessment criteria, the total number (and identity) of Incentivised Switching Eligible Bodies with which the Independent Body has entered into an Incentivised Switching Agreement and a summary of the Switching Proposal of each such body;

(H)                           the total number of Incentivised Switching Eligible Customers and/or customers in the Wider Pool (if applicable) which have transferred to an Incentivised Switching Eligible Body in connection with Incentivised Switching;

(I)                                 the total amount which has been distributed to Incentivised Switching Eligible Bodies pursuant to Incentivised Switching Agreements;

(J)                              whether the Independent Body considers that RBS is in compliance with all of its obligations under this Deed and the other Package Documents and, if not, the steps which have been or are proposed to be taken by the Independent Body in connection with such matter;

(K)                            if applicable, the amount of, and reasons for, any increase to the remuneration of a Director, together with an explanation of how such increase is funded; and

(L)                             such other matters as HMT or the Monitor may request in writing.

13.2                      For the purposes of facilitating HMT’s compliance with the New Commitments, during the period from the date of this Deed until the Capability and Innovation Fund Commencement Date, at least once per month, the Independent Body shall meet with the Monitor and RBS (in person or by telephone) to discuss the steps taken by the Independent Body in order to become operationally ready to deliver the Package with a view to the Capability and Innovation Fund Commencement Date occurring as soon as reasonably practicable.

13.3                      For the purposes of facilitating HMT’s compliance with the New Commitments, promptly after any Decision has been made, the Independent Body shall report in reasonable detail to the Monitor on how the Independent Body has complied with its obligations in paragraph 2 of Part B of Schedule 8, the terms of each Decision and how the Independent Body has reached such Decision (including the factors taken into account by the Independent Body in making such Decision) (the “Process Report”) and shall provide evidence and such other information as the Monitor may require in this respect.  The Independent Body shall not communicate any Decision to an applicant before the date falling 10 Business Days after the date on which the Independent Body makes the Process Report to the Monitor in respect of such Decision.

13.4                      For the purposes of facilitating HMT’s compliance with the New Commitments, if the Monitor determines that a Trigger Event has occurred (and notifies HMT of its determination that a Trigger Event has occurred), the Monitor may (but is under no obligation to) require the Nominations Committee to design, manage and implement a process to replace all of the members and Directors of the Independent Body (the “Step-in Rights”).

13.5                      Except as specifically contemplated by the terms of this Deed, the Independent Body shall not, other than to the extent purely administrative in nature, or of a formal, minor or technical nature, amend, vary, waive or agree to amend, vary or waive any provision of any Package Document to which it is a party without:

(A)                            first notifying such proposed amendment, variation, waiver to RBS (each an “Amendment Notice”);

(B)                            in relation to any Incentivised Switching Agreement (including any schedules thereto):

(i)                                    providing RBS with five Business Days from delivery of an Amendment Notice to object to the proposed amendment, variation or waiver by providing information to the Independent Body that RBS has reasonable grounds for considering such proposed amendment, variation or waiver to be adverse to the interests of RBS; and

(ii)                                 if RBS objects in accordance with sub-clause 13.5(B)(i), obtaining the prior consent in writing of RBS (such consent not to be unreasonably withheld or delayed); and

(C)                           in relation to any other Package Document (including any schedules thereto):

(i)                                    providing RBS with five Business Days from delivery of an Amendment Notice to object to the proposed amendment, variation or waiver by providing information to the Independent Body that RBS has reasonable grounds for considering such proposed amendment, variation or waiver to be adverse to RBS’s liability, including its liability pursuant to this Deed or any Package Document; and

(ii)                                 if RBS objects in accordance with sub-clause 13.5(C)(i), obtaining the prior consent in writing of RBS (such consent not to be unreasonably withheld or delayed).

13.6                      The parties acknowledge and agree that, subject to Clause 6.3 and the remaining provisions of this Clause 13, the Independent Body shall be operationally independent from HMT and RBS.

14.                             WARRANTIES

14.1                      RBS represents and warrants to the Independent Body and HMT that:

(A)                            RBS and each relevant member of the Group has the requisite capacity, power and authority to enter into and perform its obligations under this Deed and each of the Package Documents to which it is or will be a party;

(B)                            this Deed constitutes a legal, valid and binding obligation of RBS and each relevant member of the Group, enforceable against it in accordance with its terms; and

(C)                           the execution and delivery of, and the performance by RBS and each relevant member of the Group of its obligations under, this Deed and each of the Package Documents to which it is a party will not:

(i)                                    result in a material breach of any provision of its memorandum or articles of association or other constitutional documents; or

(ii)                                 result in a material breach of, or constitute a default under, any instrument to which it is a party or by which it is bound.

14.2                      The Independent Body represents and warrants to RBS and HMT that:

(A)                            the Independent Body has the requisite capacity, power and authority to enter into and perform its obligations under this Deed and each of the Package Documents to which it is a party;

(B)                            this Deed constitutes a legal, valid and binding obligation of the Independent Body, enforceable against it in accordance with its terms; and

(C)                           the execution and delivery of, and the performance by the Independent Body of its obligations under, this Deed and each of the Package Documents to which it is a party will not:

(i)                                    result in a material breach of any provision of its memorandum or articles of association or other constitutional documents; or

(ii)                                 result in a material breach of, or constitute a default under, any instrument to which it is a party or by which it is bound.

15.                             TAX MATTERS

Withholdings and Taxes on payments

15.1                      All payments by RBS under, or in connection with a breach of, this Deed or any other Package Document shall be paid without any deduction or withholding, unless required by Applicable Law.  If any Tax is required by Applicable Law to be deducted or withheld from or in connection with any such payment, the amount payable shall be increased so as to ensure that the amount received by the Independent Body, HMT or any other Indemnified Person (after such deduction or withholding, including for the avoidance of doubt any additional deduction or withholding required as a result of such increase) is equal to the amount which the Independent Body, HMT or such other Indemnified Person would have received if no such deduction or withholding had been required.

15.2                      To the extent that any deduction or withholding in respect of which a payment has been made by RBS under Clause 15.1 results in an Indemnified Person (or any member of the same group as the Indemnified Person for Tax purposes)  obtaining a Relief and, other than in the case of a Relief that constitutes a repayment of Tax, the Indemnified Person (or any member of the same group as the Indemnified Person for Tax purposes) utilises that Relief to reduce or eliminate a Tax liability (or income, profits or gains which would otherwise give rise to a Tax liability), then the amount of the repayment of Tax or the amount by which the relevant Tax liability is so reduced or eliminated (as applicable) shall be dealt with in accordance with Clause 15.7.

15.3                      If any Indemnified Person is subject to Tax in respect of any sum payable by RBS under, or in connection with a breach of, this Deed or any other Package Document (other than (i) any sum payable as part of any fees or similar remuneration payable to such Indemnified Person or (ii) any sum payable pursuant to Clause 5.1 or 5.2 in respect of which the provisions of Clause 10 shall apply ) (a “Relevant Payment”), or if any such Relevant Payment is taken into account in computing the income, profits or gains of any Indemnified Person for Tax purposes, the sum payable by RBS shall be increased so as to ensure that the amount retained by such Indemnified Person (after the payment of such Tax, including for the avoidance of doubt any additional Tax payable as a result of such increase, and after giving credit for any Relief in respect of the matter giving rise to the Relevant Payment that will be obtained and, other than in the case of a Relief that constitutes a right to repayment of Tax, utilised by the Indemnified Person (or any member of the same group as such Indemnified Person for Tax purposes)) is equal to the amount which such Indemnified Person would have retained in the absence of such Tax.

15.4                      Where an additional amount has been paid by RBS pursuant to Clause 15.3 in respect of Tax arising on a Relevant Payment or an indemnity amount has been paid by RBS pursuant to Clause 10.1 in respect of Tax arising on a payment under Clause 5.1 or 5.2, the Indemnified Person shall take such measures as are reasonable to claim from the appropriate Tax Authority and utilise any Relief available in respect of the matter giving rise to the Relevant Payment or indemnity payment or in respect of the Tax arising on such Relevant Payment or indemnity payment.  Where the Indemnified Person (or any member of the same group as the Indemnified Person for Tax purposes) obtains such a Relief (in the case of a Relief which constitutes a repayment of Tax) or (in all other cases) obtains and utilises such a Relief to reduce or eliminate a Tax liability (or profits which would otherwise give rise to a Tax liability), the lesser of (i) the additional amount paid by RBS pursuant to Clause 15.3 or indemnity amount paid by RBS under Clause 10 (as applicable) and (ii) the amount of the relevant repayment of Tax so obtained or the amount by which the relevant Tax liability is so reduced or eliminated, as the case may be, shall (save to the extent that the amount payable by RBS pursuant to Clause 15.3 or Clause 10 (as applicable) has already been reduced to take account of that Relief) be dealt with in accordance with Clause 15.7.

15.5                      Where any amount paid by RBS pursuant to Clauses 5.1, 5.2 or 10.1 is used by the Independent Body to discharge any Tax liability imposed on or by reference to actual income, profits or gains earned accrued, received or otherwise recognised by the Independent Body in its own capacity in circumstances where such income, profits or gains had not been realised in, and were not readily realisable or convertible into, cash or cash equivalents (the amount so utilised being the “Cash-Flow Tax Payment”), if and to the extent that such income, profits or gains become realised, or readily realisable or convertible into, cash or cash equivalents, an amount equal to the lesser of (i) the Cash-Flow Tax Payment, and (ii) the amount of cash realised or the amount of cash that the income, profits, gains or cash equivalents can be realised or converted into, shall be dealt with in accordance with Clause 15.7.

15.6                      Where any amount paid by RBS pursuant to Clauses 5.1, 5.2 or 10.1 is used by the Independent Body to discharge any income Tax liability imposed on or by reference to income, profits or gains earned, accrued, received or otherwise recognised by the Independent Body in its capacity as trustee of the Trust Fund (the amount so utilised being the “Bank Charge Tax Utilisation”), the Independent Body shall take such measures as are reasonable to claim from the appropriate Tax Authority and utilise any Relief available in respect of the matter giving rise to any deduction from the Trust Income Account made by the Bank in accordance with the terms of the Mandate Agreement which has resulted in the Bank Charge Tax Utilisation. Where the Independent Body obtains and utilises such a Relief to reduce or eliminate a Tax liability (or profits which would otherwise give rise to a Tax liability), the lesser of (i) the Bank Charge Tax Utilisation and (ii) the amount by which the relevant Tax liability (or profits which would otherwise give rise to a Tax Liability) is (or are) so reduced or eliminated, shall be dealt with in accordance with Clause 15.7.

15.7                      Where it is provided under Clause 15.2, 15.4, 15.5 or 15.6 that any amount (the “Relevant Amount”) is to be dealt with in accordance with this Clause 15.7:

(A)                            the Relevant Amount shall first be set off against any payment then due from RBS to the relevant Indemnified Person under this Deed; and

(B)                            to the extent there is an excess, a refund shall be made to RBS of any previous payment or payments made to the relevant Indemnified Person under this Deed and not previously refunded under this Clause 15.7(B), up to the amount of such excess; and

(C)                           to the extent that the excess referred to in Clause 15.7(B) is not exhausted under that Clause, then the remainder of that excess shall be carried forward and set off against any future payment or payments which become due from RBS under this Deed.

Output VAT

15.8                      Each sum payable by RBS under or in connection with this Deed or any other Package Document is expressed exclusive of any amount in respect of VAT however it arises.  If any Indemnified Person makes (or is deemed to make) any supply for VAT purposes for which such sum (or any part thereof) is in consideration and VAT is or becomes chargeable in respect of such supply, RBS shall pay to such Indemnified Person (within 14 days of the receipt of a valid VAT invoice) an additional sum equal to the amount of any VAT so chargeable for which the Indemnified Person is liable to account.

Input VAT

15.9                      If RBS is obliged to pay any sum under or in connection with this Deed or any other Package Document by way of indemnity, reimbursement, damages or compensation for or in respect of any liability, damage, cost, demand, charge or expense (the “Relevant Cost”), the calculation of such sum shall include an amount determined as follows:

(A)                            if the Relevant Cost is, for VAT purposes, the consideration for a supply of goods or services made to the relevant Indemnified Person or the representative member of any VAT group of which they form part (including where such supply is made to the relevant Indemnified Person as agent for RBS within the terms of section 47 of the VATA 1994), such additional amount shall be equal to any input VAT which was incurred by the relevant Indemnified Person or representative member in respect of that supply and which it is not able to recover from the relevant Tax Authority; and

(B)                            if the Relevant Cost is, for VAT purposes, a disbursement incurred by the relevant Indemnified Person as agent on behalf of RBS and the relevant supply is made to RBS for VAT purposes, such additional amount shall be equal to any amount in respect of VAT which was paid in respect of the Relevant Cost by the relevant Indemnified Person, and the relevant Indemnified Person shall use reasonable endeavours to procure that the relevant third party issues a valid VAT invoice in respect of the Relevant Cost to RBS.

Stamp Duties

15.10               RBS shall pay and bear, and shall indemnify each Indemnified Person on demand against, any Stamp Duty which is payable or paid by such Indemnified Person or is otherwise a cost to or borne by such Indemnified Person in connection with the execution, delivery, performance or enforcement of this Deed or any other Package Document other than:

(A)                            any Stamp Duty arising in connection with the execution, delivery, performance or enforcement of any Capability and Innovation Fund Agreement or any Incentivised Switching Agreement; and

(B)                            any Stamp Duty arising on or in connection with any investment(s) of the Trust Fund.

16.                             ANNOUNCEMENTS AND PUBLICITY

16.1                      Subject to this Clause 16: (i) RBS shall ensure that no member of the Group nor any of its or the Group’s respective Representatives; and (ii) the Independent Body shall ensure that neither it nor any of its Representatives, shall make, publish, issue or release any announcement or public statement in relation to, or which refers to:

(A)                            this Deed or any other Package Document;

(B)                            HMT in connection with this Deed; or

(C)                           the New Commitments;

including in any annual report and accounts or other documents issued or made available to holders of securities, whether in electronic or paper written form, or in any oral announcement or statement, but excluding any announcement or public statement which: (i) is contemplated or required by the terms of this Deed; (ii) is consistent in all respects with and otherwise reflects (and contains only information which has been contained in) any announcement or public statement which has previously been made by HMT; or (iii) has been previously notified to HMT pursuant to Clause 16.4(B), provided that there has been no material and relevant change in circumstances since the date of such previous notification (each a “State Aid Statement”).

Exceptions

16.2                      Notwithstanding Clause 16.1:

(A)                            each member of the Group and the Independent Body may (and each such person’s Representatives may on its behalf) make, publish, issue or release any State Aid Statement if and to the extent required by (i) Applicable Law or (ii) the rules of the Bank of England or of any securities exchange, clearing system or Authority (including the FCA and the PRA) to which it is subject or submits (each, a “Permitted Statement”) provided that any such Permitted Statement is made, published or issued in compliance with Clauses 16.4 to 16.7 (inclusive); and

(B)                            the Representatives of each member of the Group or the Independent Body may make on behalf of that person State Aid Statements which are unscripted oral statements (each, a “Permitted Oral Statement”), provided that RBS and the Independent Body shall use all reasonable endeavours to ensure that processes are in place with a view to ensuring that any such unscripted oral statements are consistent with any other State Aid Statements made in accordance with this Clause 16 by or on behalf of the Independent Body, RBS or any other member of the Group.

16.3                      Any State Aid Statement which does not constitute a Permitted Statement or a Permitted Oral Statement may be made, issued, published or released only if it is in form and substance satisfactory to HMT.

16.4                      Any Permitted Statement:

(A)                            must be (in the honestly held opinion of any director or officer of the company making or authorising the Permitted Statement) accurate and not misleading;

(B)                            subject to Clause 16.6, must be made, published, issued or released only after RBS or the Independent Body (as applicable) has given as much prior notification as is reasonably practicable to, and has consulted to the extent reasonably practicable with, HMT with a view to giving HMT as much time as is reasonably practicable, in all the circumstances, to review and comment on such Permitted Statement; and

(C)                           subject to Clause 16.6, must reflect any amendments which HMT (acting reasonably) proposes be made, including in respect of references to HMT, this Deed, any other Package Document or the New Commitments, save to the extent that any such proposed amendment:

(i)                                    is not permitted by Applicable Law;

(ii)                                 conflicts with the fiduciary duties of any director or officer of the company making or authorising the Permitted Statement;

(iii)                              (in the honestly held opinion of any director or officer of the company making or authorising the Permitted Statement) is not accurate or is misleading; or

(iv)                             reflects a disagreement between RBS and/or the Independent Body, on the one hand, and HMT, on the other hand, as to the interpretation of this Deed, any other Package Document or the New Commitments or any other matters and RBS’s interpretation of this Deed, any other Package Document or the New Commitments or other matters is honestly believed by the director(s) or officer(s) of the company making or authorising the Permitted Statement to be accurate and not misleading.

16.5                      If, in respect of any Permitted Statement, the Independent Body, any member of the Group and/or any of their respective Representatives proposes, pursuant to Clause 16.4(C), not to adopt, or does not adopt, any amendment proposed by HMT, then RBS and/or the Independent Body shall (to the extent reasonably practicable, prior to the making, publication, issuance or release of the relevant Permitted Statement or, if not reasonably practicable, promptly thereafter) provide to HMT, in writing, reasons explaining why such amendments are not proposed to be, or were not, adopted.

16.6                      If the Independent Body, any member of RBS’s Group, or any of their respective Representatives, proposes to make a Permitted Statement and either:

(A)                            notification to, and consultation with, HMT prior to the making, publication, issuance or release of such Permitted Statement is not permissible under (i)

Applicable Law or (ii) the rules of any securities exchange, clearing system or Authority (including the FCA and the PRA) to which it is subject or submits; or

(B)                            the Permitted Statement must be made urgently such that prior notification to or consultation with HMT is not reasonably practicable,

then the Independent Body and/or RBS (as applicable) shall as soon as permissible under Applicable Law or the relevant rules (as applicable) and as soon as is reasonably practicable, provide a copy of such Permitted Statement to HMT, together with a notification providing reasonable details of the circumstances giving rise to the Permitted Statement, the nature of the relevant Permitted Statement and the basis upon which the Independent Body or that Group member or Representative (as applicable) was prevented from complying with Clause 16.4(B).

16.7                      RBS and the Independent Body shall ensure that any State Aid Statement that is submitted to HMT pursuant to Clause 16.3 or 16.4 for HMT’s review, comment or approval is identified as a State Aid Statement or a Permitted Statement to which Clause 16.3 or 16.4 (respectively) applies.

Announcements by HMT

16.8                      HMT and its Representatives may make, publish, issue or release any announcement or statement in relation to this Deed, any other Package Document, the New Commitments, RBS’s connection with the New Commitments or any other matter pertaining to the operation of this Deed, any other Package Document, the New Commitments or RBS’s connection with the New Commitments that HMT considers to be necessary, desirable or appropriate (acting reasonably), provided that, if and to the extent that such announcement or statement contains any Confidential Information, the making, publication, issuance or release does not breach Clause 18.

17.                             DATA PROTECTION

17.1                      RBS agrees that it shall not make any personal data (as defined in the Data Protection Legislation) available to the Independent Body other than Relevant Personal Data.  RBS shall only provide Relevant Personal Data to the Independent Body that: (i) has been fairly and lawfully obtained; and (ii) subject to Clause 17.5, in respect of which RBS has the right and has notified each Data Subject of its intention as required in accordance with the Data Protection Legislation, to disclose to the Independent Body.

17.2                      If and to the extent that Relevant Personal Data is made available to the Independent Body by or on behalf of RBS in accordance with this Deed, the provisions of Clauses 17.3 to 17.11 shall apply in respect of such Relevant Personal Data.

17.3                      Each of RBS and the Independent Body:

(A)                            acknowledges that it, independently of the other, acts as Data Controller in respect of any Relevant Personal Data and that RBS and the Independent

Body shall not constitute joint Data Controllers of any Relevant Personal Data for the purposes of Data Protection Legislation; and

(B)                            shall use commercially reasonable endeavours to assist the other, on receipt of a reasonable request in writing setting out the nature of the assistance required, to enable it to comply with its obligations under Data Protection Legislation.

17.4                      The Independent Body, RBS and HMT shall comply (and shall take reasonable steps to procure the compliance of each of their Representatives) with their respective obligations under the Data Protection Legislation in connection with the processing of the Relevant Personal Data.

17.5                      The Independent Body shall acquire no rights or interest in the Relevant Personal Data and shall only use the Relevant Personal Data in order to exercise its rights and perform its obligations under this Deed, the Package Documents and Applicable Law.  Each of RBS and the Independent Body shall not do anything which would place the other (or, in the case of the Independent Body, any member of the Group) in breach of the Data Protection Legislation.  The Independent Body acknowledges that RBS, and RBS acknowledges that the Independent Body, is not responsible for any processing of the Relevant Personal Data carried out by the other.

17.6                      The Independent Body will not transfer any Relevant Personal Data outside of the United Kingdom or the European Economic Area except with the prior written consent of RBS and in accordance with any terms RBS, acting reasonably, may impose on such transfer.  As a condition of granting such consent, RBS may, among other requirements, require the Independent Body to:

(A)                            enter into an appropriate Data Transfer Agreement; or

(B)                            for transfers to the United States of America, ensure that the recipient has and continues to maintain a current, valid certification under the Privacy Shield program and complies with the Privacy Shield principles.

17.7                      In the event that the data transfer mechanism entered into under Clause 17.6 ceases to be valid, the Independent Body shall use reasonable endeavours to enter into an appropriate alternative data transfer mechanism and/or procure that any relevant sub-contractor enters into a data transfer mechanism that complies with obligations set out in the Data Protection Legislation and, where applicable, that imposes obligations on the sub-contractor equivalent to those set out in the Independent Body’s alternative data transfer mechanism.

17.8                      The Independent Body will identify and protect at all times the confidentiality, integrity and availability of the Relevant Personal Data or other information relating to customers of the Group, in accordance with Applicable Law.

17.9                      Upon any known actual or reported suspected breach of Applicable Law or any obligations or duties owed by the Independent Body to RBS relating to the confidentiality, integrity or availability of Relevant Personal Data or other information relating to customers of the Group (a “Data Security Breach”), the Independent Body will, as soon as practicable: (a) investigate the Data Security Breach to seek to identify, prevent and mitigate the effects of the Data Security Breach and to carry out any recovery or other action reasonably necessary to remedy the Data Security Breach; (b) notify RBS without undue delay of the breach following the procedure set out in Schedule 7 (and provide such subsequent updates as may be reasonably requested by RBS, which may include a detailed description in writing, including (if known) the cause of the breach, remedial action taken and the potential consequences of the breach); (c) conduct or support RBS in conducting computer forensic investigations and analysis that RBS requires; (d) implement any additional actions or remedial measures which RBS reasonably considers necessary as a result of the breach; (e) support RBS in any notification of the breach to any Authority and/or Data Subjects; and (f) notify RBS of the type of data that was the subject of the Data Security Breach and the identity of each affected person as soon as such information can be collected or otherwise becomes available.

17.10               Except to the extent required by Applicable Law, the Independent Body will not issue any filings, communications, notices, press releases, or reports related to any Data Security Breach which would lead to the identification of RBS without prior written approval from RBS.

17.11               The Independent Body shall, as soon as reasonably practicable following receipt of a written request from RBS, provide to RBS all information reasonably necessary to demonstrate compliance with this Clause 17.  Subject to the following sentence, the Independent Body shall allow RBS or a third party mandated by RBS, in each case after giving at least 10 Business Days’ written notice to the Independent Body, and not more than once during each calendar year of the term, to carry out enquiries in normal working hours to determine whether or not any Relevant Personal Data is being or has been processed in compliance with this Clause 17 (a “DP Audit”).  In carrying out any DP Audit, RBS shall, and shall procure that its authorised representative shall: (a) use all reasonable endeavours to minimise disruption to the operations of the Independent Body; and (b) ensure that all persons conducting that DP Audit shall comply with all reasonable health and safety and security requirements of the Independent Body, and confidentiality obligations at least to the standard of those set out in Clause 18.

17.12               The provisions of this Clause 17 shall survive the term of this Deed until the Independent Body has destroyed all Relevant Personal Data in its possession or control.

18.                             CONFIDENTIALITY; FREEDOM OF INFORMATION

18.1                      Each party (the “first party”) shall treat as confidential any information that (i) is covered by the obligation of professional secrecy as referred to in articles 30 and 31 of Council Regulation No 2015/1589; and (ii) any other party (or its Representatives) (the “disclosing party”) has provided to the first party (or its Representatives) with respect to the matters referred to in this Deed (“Confidential Information”).

18.2                      Each party shall:

(A)                            not disclose any Confidential Information to any person other than to its respective Representatives:

(i)                                    in the case of disclosure by HMT, to enable or assist HMT to fulfil any of the HMT Permitted Purposes;

(ii)                                 in the case of disclosure by the Independent Body, to the extent that such Representatives require the Confidential Information to enable or assist the Independent Body to comply with its responsibilities and obligations, or exercise its rights, powers or discretions, under or in connection with this Deed or the other Package Documents; and

(iii)                              in the case of disclosure by RBS, to the extent that such Representatives require the Confidential Information to enable or assist RBS to comply with its responsibilities and obligations, or exercise its rights, powers or discretions, under or in connection with this Deed or the other Package Documents;

(B)                            procure that any person to whom any Confidential Information is so disclosed by it complies with the restrictions contained in this Clause 18 as if such person were a party to this Deed; and

(C)                           have in place and maintain security measures and procedures to protect the confidentiality of Confidential Information.

18.3                      HMT shall use (and shall ensure that its Representatives will use) Confidential Information only for HMT Permitted Purposes (or, in the case of any Permitted Government Recipient referred to in sub-clause 18.7(B), for the purposes of enabling or assisting such person to fulfil its functions).  In particular, HMT shall (and shall ensure that its Representatives shall) not use the Confidential Information for the benefit of any third party, including any financial institution in which HMT has an ownership interest from time to time or in communications or discussions with such financial institutions or any of their group members or representatives.

18.4                      The Independent Body shall use (and shall ensure that its Representatives will use) Confidential Information only to enable or assist the Independent Body to comply with its responsibilities and obligations, or exercise its rights, powers or discretions, under or in connection with this Deed or the other Package Documents.

18.5                      RBS shall use (and shall ensure that its Representatives will use) Confidential Information only to enable or assist RBS to comply with its responsibilities and obligations, or exercise its rights, powers or discretions, under or in connection with this Deed or the other Package Documents.

18.6                      The restrictions in Clauses 18.1 and 18.2 shall not prevent the Independent Body from disclosing Confidential Information:

(A)                            on a confidential basis, where the Independent Body considers that such disclosure is required to enable or assist the Independent Body to comply with its responsibilities and obligations, or exercise its rights, powers or discretions, under or in connection with this Deed or the other Package Documents;

(B)                            to HMT; or

(C)                           where RBS and HMT have agreed in advance to such disclosure.

18.7                      The restrictions in Clauses 18.1 and 18.2 shall not prevent HMT from disclosing Confidential Information:

(A)                            to the European Commission, if and to the extent that HMT considers such disclosure is necessary in connection with (i) the application of the state aid rules of the TFEU, (ii) any European Commission decision relating to those rules or (iii) compliance with any of the United Kingdom’s reporting requirements under the New Commitments;

(B)                            on a confidential basis, to any Permitted Government Recipient or any successor organisation of any Permitted Government Recipient to the extent that HMT considers (acting reasonably) that such disclosure is required to enable or assist: (i) HMT to fulfil any of the HMT Permitted Purposes; or (ii) any Permitted Government Recipient (or any of its successors) to fulfil its functions;

(C)                           to Parliament or to any Parliamentary committee (including the Public Accounts Committee, the House of Commons Treasury Select Committee and any Select Committee of the Parliament of the United Kingdom), in each case if and to the extent that HMT considers (acting reasonably) that such disclosure is required to enable or assist HMT to fulfil any HMT Permitted Purpose;

(D)                           on a confidential basis, where HMT considers (acting reasonably) that such disclosure is required to enable or assist it to fulfil any HMT Permitted Purpose; or

(E)                            where RBS and the Independent Body have agreed in advance to such disclosure.

18.8                      The restrictions in Clauses 18.1 and 18.2 shall not prevent RBS from disclosing Confidential Information where HMT and the Independent Body have agreed in advance to such disclosure.

18.9                      Prior to any disclosure of Confidential Information by HMT or any of its Representatives in reliance on the exception set out in sub-clause 18.7(C), HMT shall, so far as it is lawful and HMT considers it is reasonably practicable, and not inconsistent with Parliamentary convention, to do so in the circumstances, use reasonable endeavours to notify RBS and/or the Independent Body (as applicable) in writing of the Confidential Information to be disclosed.  The notification obligation in this Clause 18.9 shall not apply to the disclosure of Confidential Information comprised in any non-scripted oral statement.

18.10               Prior to any disclosure of Confidential Information by HMT or any of its Representatives in reliance on the exception set out in sub-clause 18.7(A) HMT shall, so far as it is lawful and HMT considers it is reasonably practicable to do so:

(A)                            consult with RBS and/or the Independent Body (as applicable) as soon as reasonably practicable as to the Confidential Information that HMT (or any of its Representatives) proposes to disclose and the reason for disclosure and, as part of any such consultation process, HMT shall take into account any representation from RBS and/or the Independent Body (as applicable) as to whether such information is commercially sensitive and/or subject to contractual, legal or regulatory restrictions on disclosure owed to third parties, and any other representations from RBS and/or the Independent Body (as applicable) as to whether or not (and the extent to which) such information is required to be disclosed and as to the timing and nature of such disclosure;

(B)                            if HMT determines that such disclosure is required and RBS and/or the Independent Body (as applicable) has objected to such disclosure, give RBS and/or the Independent Body (as applicable) as much prior notice as is reasonably practicable of the Confidential Information to be disclosed and the proposed timing and nature of such disclosure; and

(C)                           having regard to any representations received from RBS and/or the Independent Body (as applicable) pursuant to sub-clause (A), anonymise the relevant Confidential Information (whether by aggregation, redaction or otherwise) if and to the extent that HMT considers that the relevant requirement or need for disclosure can be satisfied by the disclosure of anonymised Confidential Information.

18.11               Each party shall comply (and shall take reasonable steps to procure the compliance of its Representatives) with its respective obligations under Applicable Law relating to market abuse and/or insider dealing with respect to the Confidential Information.  Nothing in this Deed is intended to facilitate or permit HMT or the Independent Body to disclose Confidential Information if and to the extent that such disclosure is in contravention of or inconsistent with Applicable Law relating to market abuse and/or insider dealing.

18.12               The restrictions in Clauses 18.1, 18.2, 18.15, 18.16 and 18.18 shall not prevent any party from disclosing Confidential Information:

(A)                            which is required by: (i) Applicable Law, or (ii) the rules of any securities exchange, clearing system or Authority (including the PRA, the FCA and the European Commission) to which it is subject or submits;

(B)                            which is disclosed to a Tax Authority in connection with the Tax affairs of the disclosing party or a member of its group;

(C)                           if and to the extent such disclosure is required or contemplated by the terms of this Deed;

(D)                           if and to the extent required for the purpose of any judicial proceedings; and

(E)                            if and to the extent the information has come into the public domain other than as a result of a breach of confidence or contractual obligations.

18.13               If HMT is requested to disclose any Confidential Information pursuant to the provisions of the Freedom of Information Act 2000 (the “FOI Act”, such a request an “FOI Request”), HMT shall (to the extent practicable and permissible under the FOI Act and consistent with the Code of Practice of the Secretary of State for Constitutional Affairs on discharge of public authorities’ functions under Part 1 of the FOI Act and the Secretary of State’s Code of Practice (datasets) on the discharge of public authorities’ functions under Part 1 of the FOI Act):

(A)                            notify RBS and the Independent Body in writing of the nature and content of such FOI Request as soon as practicable;

(B)                            prior to the making of a disclosure pursuant to an FOI Request, for a period of no less than 5 Business Days, consult with RBS and the Independent Body as to: (i) whether such FOI Request is valid; (ii) whether or not disclosure pursuant to the FOI Act is required; and (iii) (if HMT determines that disclosure pursuant to the FOI Act is required) the scope and content of any proposed disclosure, and, as part of such consultation process, HMT shall take into account any representation from RBS and the Independent Body as to whether the Confidential Information is commercially sensitive and any other representations from RBS or the Independent Body as to whether or not there is an obligation to disclose such Confidential Information and/or the extent of any such required disclosure; and

(C)                           (if HMT determines that disclosure pursuant to the FOI Act is required and RBS or the Independent Body has objected to such disclosure or the extent of the proposed disclosure) give RBS and the Independent Body as much prior notice as is reasonably practicable prior to such disclosure being made.

18.14               The provisions of Clause 18.13 shall apply, mutatis mutandis, to the Independent Body if the Independent Body becomes a public authority for the purposes of the FOI Act.

18.15               Notwithstanding the other terms of this Deed but subject to Clauses 18.12 and 18.17, the Independent Body may only disclose this Deed to a party other than the parties to this Deed if and to the extent: (i) specifically requested by a Beneficiary; and (ii) that the Independent Body (acting reasonably) considers the terms this Deed strictly relevant to such Beneficiary’s present interest under the Trust Deed (if any).

18.16               Notwithstanding the other terms of this Deed but subject to Clause 18.12 and 18.18, the Independent Body may only disclose a Trust Document (other than the Trust Deed) to a party other than the parties to this Deed if and to the extent: (i) such Trust Document does not relate to any matter which is subject to redaction pursuant to Clauses 18.17 or

18.18; and (ii) that the Independent Body (acting reasonably) considers the terms of such Trust Document (other than the Trust Deed) strictly relevant to such Beneficiary’s present interest under the Trust Deed (if any).

18.17               Unless otherwise ordered by a court of competent jurisdiction or with the consent of RBS, if the Independent Body discloses this Deed to a Beneficiary pursuant to Clause 18.15, it shall only be disclosed in the redacted form set out:

(A)                            where such disclosure is to be made before the Extended Incentivised Switching Date, in Part 1 of Schedule 10; and

(B)                            where such disclosure is to be made on or after the Extended Incentivised Switching Date, in Part 2 of Schedule 10.

18.18               Notwithstanding the other terms of this Deed but subject to Clause 18.12, the Independent Body may make the Trust Deed publicly available provided that, unless otherwise ordered by a court of competent jurisdiction or with the consent of RBS, where it is made available before the Extended Incentivised Switching Date, it is only made available in the redacted form set out in Schedule 11.

18.19               If the Independent Body discloses this Deed or any Trust Document (other than the Trust Deed) to any person, it shall promptly notify RBS of this in writing, specifying the document(s) disclosed, the date of the disclosure and the person or persons to whom disclosure was made.

18.20               Notwithstanding the other terms of this Deed, the Independent Body may disclose this Deed and/or the Trust Deed to the Bank in accordance with the terms of the Mandate Agreement.

19.                             ASSIGNMENT

19.1                      HMT may effect a Transfer to any Government Entity on such terms as it considers appropriate.

19.2                      HMT shall effect a Transfer by giving not less than 10 Business Days prior written notice to RBS and the Independent Body specifying the identity of the transferee and the rights, powers, discretions or obligations under this Deed that are to be the subject of the Transfer (the “Substituted Rights and Obligations”).

19.3                      If a notification is given by HMT pursuant to clause 19.2, RBS and the Independent Body shall enter into such further agreements as are necessary in order to substitute the relevant transferee for HMT in respect of the Substituted Rights and Obligations.

19.4                      If HMT effects any Transfer pursuant to this clause 19, neither RBS nor the Independent Body shall incur any greater liability under this Deed than would have been the case but for such Transfer.

19.5                      Neither RBS nor the Independent Body may assign, purport to assign, declare a trust in respect of, or enter into any arrangement whereby it agrees to hold in trust for any other person, all or any part of its rights or benefits under this Deed or any other Package Document.

19.6                      Notwithstanding Clause 19.5, RBS may, without the consent of the other parties, assign the benefit of the whole or any part of this Deed within the Group, provided that if the assignee ceases to be a subsidiary or subsidiary undertaking of RBS, it shall before ceasing to be so assign the benefit, so far as assigned to it, back to a member of the Group.

19.7                      Notwithstanding Clause 19.5, subject to its fiduciary duties and the requirements of the Trustee Act 2000, the Independent Body may:

(A)                            sub-contract or enter into any arrangement whereby another person is to perform any or all of its obligations under this Deed or any other Package Document provided that the Independent Body shall not be relieved of any of its obligations under this Deed or any other Package Document as a result of entering into any such sub-contract; and/or

(B)                            declare such trusts as are contemplated by the terms of the Trust Deed and this Deed.

19.8                      For the purposes of this clause 19, “Transfer” means (i) the assignment of all or any part of HMT’s rights and benefits of or under this Deed; (ii) the declaration of a trust in respect of or the entry into of any arrangement whereby HMT agrees to hold in trust for any person all or any part of the benefit of, or its rights or benefits under, this Deed; or (iii) the transfer (whether by way of novation, sub-contract, delegation or otherwise), or the entry into an arrangement whereby any person is to perform, any or all of HMT’s obligations under this Deed.

20.                             REMEDIES

20.1                      No delay or omission by any party to this Deed in exercising any right, power or remedy provided by law or under or pursuant to this Deed shall: (i) affect that right, power or remedy; or (ii) operate as a waiver of it.

20.2                      The single or partial exercise by any party to this Deed of any right, power or remedy provided by law or under or pursuant to this Deed shall not, unless otherwise expressly stated, preclude any other or further exercise of it or the exercise of any other right, power or remedy.

20.3                      The rights, powers and remedies provided in this Deed are cumulative and not exclusive of any other rights, powers and remedies (whether provided by law or otherwise).

20.4                      Each party acknowledges and agrees that damages may not be an adequate remedy for any breach of this Deed, and further acknowledges and agrees that, without prejudice to any other rights or remedies which any party may have, whether pursuant to a provision of this Deed or otherwise, equitable relief (including specific performance and injunction) for any such breach (or potential breach) will normally be appropriate.  RBS and the Independent Body agree not to raise any objection to any application for equitable relief.

21.                             FURTHER ASSURANCE

21.1                      RBS shall at its own cost, and so far as it is able to do so in accordance with Applicable Law, from time to time on request, do or procure the doing of all acts and/or execute or procure the execution of all documents in a form satisfactory to HMT which HMT may (acting reasonably) consider necessary for giving full effect to this Deed and the other Package Documents and securing to HMT the full benefit of the rights, powers and remedies conferred upon HMT under or pursuant to this Deed and the other Package Documents.

21.2                      The Independent Body shall, so far as it is able to do so in accordance with Applicable Law, from time to time on request, do or procure the doing of all acts and/or execute or procure the execution of all documents in a form satisfactory to HMT which HMT may (acting reasonably) consider necessary for giving full effect to this Deed and the other Package Documents and securing to HMT the full benefit of the rights, powers and remedies conferred upon HMT under or pursuant to this Deed and the other Package Documents.

22.                             INVALIDITY

If any provision of this Deed shall be held to be illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, such provision or part shall to that extent be deemed not to form part of this Deed but the legality, validity and enforceability of the remainder of this Deed shall not be affected.

23.                             NOTICES

23.1                      Except as otherwise provided in this Deed, a notice under this Deed shall only be effective if it is in writing.  E-mail transmissions (where listed in or notified pursuant to Clause 23.2) are permitted.

23.2                      Notices under this Deed shall be sent to a party to this Deed at its postal address, number or email address and for the attention of the individual set out below:

Party and title of individual	Address	Email address

RBS	Secretariat RBS Gogarburn, PO Box 1000, Edinburgh EH12 1HQ Attention: Company Secretary	None
HMT	1 Horse Guards Road London SW1A 2HQ	notifications@hmtreasury.gsi.gov.uk

Attention: Director of the Financial Stability Group

Independent Body	Fleetside Legal Representative Services Limited One Bishops Square London E1 6AD Attention: ***	businessprotectionunit@allenovery.com

provided that a party may change its notice details on giving notice to the other party of the change in accordance with this clause 23.  That notice shall only be effective on the day falling five clear Business Days after the notification has been received or such later date as may be specified in the notice.

23.3                      Any notice given under this Deed shall, in the absence of earlier receipt, be deemed to have been duly given as follows:

(A)                            if delivered personally, on delivery;

(B)                            if sent by first class post, two clear Business Days after the date of posting; and

(C)                           if sent by email, when despatched.

23.4                      Any notice given under this Deed outside Working Hours in the place to which it is addressed shall be deemed not to have been given until the start of the next period of Working Hours in such place.

24.                             CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

24.1                      Clause 5, 6.3, 13 and Schedule 8 confer benefits on the Monitor, Clause 10 confers benefits on the Representatives of the Independent Body and Clause 15 confers benefits on Indemnified Persons and, subject to the remaining provisions of this Clause, such clauses are intended to be enforceable by the Monitor and such Representatives and Indemnified Persons, as applicable, by virtue of the Contracts (Rights of Third Parties) Act 1999.

24.2                      Subject to Clause 24.1, the parties to this Deed do not intend that any term of this Deed should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Deed.

24.3                      Notwithstanding the provisions of Clause 24.1, and save in respect of (i) Clause 5, Clause 6.3, Clause 13, Schedule 8 and this Clause 24 which in each case may not be rescinded or varied in a way which would be adverse to the rights of the Monitor without the prior written consent of the Monitor; (ii) Clause 10 and this Clause 24 which in each

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

case may not be rescinded or varied in a way which would be adverse to the rights of the Representatives of the Independent Body without the prior written consent of the Representatives of the Independent Body; and (iii) Clause 15 and this Clause 24 which in each case may not be rescinded or varied in a way which would be adverse to the rights of the Indemnified Persons without the prior written consent of the Indemnified Persons, this Deed may be rescinded or varied in any way and at any time by the parties to this Deed without the consent of any third party.

25.                             COUNTERPARTS

This Deed may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.  Each counterpart shall constitute an original of this Deed, but all the counterparts together shall constitute one and the same instrument.

26.                             NO PARTNERSHIP

Nothing in this Deed and no action taken by the parties under this Deed shall constitute a partnership, association or other co-operative entity between any of the parties or constitute any party the agent of any other party for any purpose.

27.                             VARIATION

27.1                      Subject to Clause 24 and Clauses 27.2 and 27.3, any term of this Deed may be amended, and the observance of any term of this Deed may be waived (either generally or in a particular instance and either retroactively or prospectively), only in writing and signed by or on behalf of each of the parties.

27.2                      Subject to Clause 24, RBS and HMT shall be entitled to amend this Deed without the consent of the Independent Body, provided that no such amendment shall be made which would be adverse to the rights or obligations of the Independent Body without the consent of the Independent Body (such consent not to be unreasonably withheld or delayed).

27.3                      Subject to Clause 24, the Independent Body shall be entitled to amend this Deed with the prior consent in writing of RBS and HMT (such consent not to be unreasonably withheld or delayed), provided that any such amendment(s) must be consistent in all respects with the New Commitments.

27.4                      Subject to Clause 27.5, and except where the Revised State Aid Approvals have been annulled or suspended by the General Court of the European Union or the Court of Justice of the European Union, if HMT considers at any time that it is necessary to modify the New Commitments to reflect a change to the Revised State Aid Approvals, HMT may by notice to RBS and (to the extent that such changes affect it) the Independent Body supplement, modify, replace or delete any part of the New Commitments in such a manner as HMT considers necessary (acting reasonably), provided that HMT shall first consult with RBS and (to the extent that such changes affect it) the Independent Body in good faith about such supplement, modification, replacement or deletion.

27.5                      If HMT or the European Commission seeks to supplement, modify or replace any part of the New Commitments, the Revised State Aid Approvals, this Deed or any other Package Document then RBS, the Independent Body and HMT will each cooperate in good faith with a view to agreeing an appropriate response to such proposals.  However, HMT will not:

(A)                            without the consent of RBS (acting reasonably) agree to any such supplement, modification or replacement that would have the general effect of making any of the New Commitments or Revised State Aid Approvals significantly more onerous to RBS; or

(B)                            without the consent of the Independent Body agree to any such supplement, modification or replacement that would have the general effect of making any of the New Commitments significantly more onerous to the Independent Body.

27.6                      Without prejudice to Clause 27.5, HMT agrees that it will not propose to the European Commission any supplements, modifications or replacements to the New Commitments or the Revised State Aid Approvals without (where permitted by law) first informing RBS of such proposals and discussing such proposals in good faith with RBS.

28.                             GOVERNING LAW AND JURISDICTION

28.1                      Any matter, claim or dispute arising out of or in connection with this Deed, whether such matter, claim or dispute is contractual or non-contractual, shall be governed by and determined in accordance with the laws of England.

28.2                      The courts of England have exclusive jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes, arising out of or in connection with this Deed, and for these purposes, the parties irrevocably submit to the jurisdiction of the courts of England.

Schedule 1***
New Commitments

***  This Agreement was filed previously as Exhibit 4.17 to the Group’s Annual Report on Form 20-F for the year ended 31 December 2017

Schedule 2
Form of Inter-Bank Agency Deed

Dated	2018

[THE ROYAL BANK OF SCOTLAND PLC / NATIONAL WESTMINSTER BANK PLC]

AND

[INSERT ELIGIBLE BANK]

INTER-BANK AGENCY DEED

Contents

	Clause	Page

1	Definitions and interpretation	1
2	Appointment of Agent	6
3	Term	7
4	Provision of Services	7
5	Bank’s Obligations	7
6	Agent’s Obligations	7
7	Obligations of both Parties	8
8	Bank’s representations and warranties	8
9	Agent’s Warranties	9
10	Bank’s Undertakings	9
11	Liability and Indemnity	9
12	Anti-money laundering	11
13	Regulatory audit	11
14	Business continuity and disaster recovery plan	11
15	Intellectual Property	11
16	Provision of Services	12
17	Extension and Termination	13
18	Consequences of Termination	15
19	Data Protection	16
20	Data Security	17
21	Confidentiality	17
22	General	18
23	Complaints	19
24	Entire agreement	20
25	Notices	20
26	Force Majeure	20

Schedule 1 Agency Commission Terms

Schedule 2 Letter of Introduction

Schedule 3 Form of Open Credit Facility Form

Schedule 4 Counter Services

Schedule 5 Fee Schedule

Schedule 6 Deed of Novation

This Deed is made on	2018

Between

(1)         [The Royal Bank of Scotland plc a company incorporated in Scotland whose registered office is at 36 St Andrew Square, Edinburgh, United Kingdom, EH2 2YB / National Westminster Bank plc a company incorporated in England whose registered office is at 135 Bishopsgate, London, United Kingdom, EC2M 3UR] (the Agent).

(2)         [Insert name of Eligible Bank] whose registered office is at [  ] (the Bank).

Background

(A)         The Bank wishes to appoint the Agent as an agent of the Bank in order to provide from the Premises the Services to customers of the Bank.

(B)         The Agent wishes to accept such appointment, subject to and on the terms set out below.

In this Deed it is agreed

1           Definitions and interpretation

1.1        In this Deed unless the context otherwise requires:

Accounts means the relevant accounts of the Customers with the Bank.

Agency means the arrangement between the Agent and the Bank created by and subject to the terms of this Deed.

Agent’s Group means the Agent and its holding companies and subsidiary undertakings and any subsidiary undertaking of any such holding company from time to time.

Agent Trade Marks means any trade marks, service marks, business, company or trade names, logos, get-up, or URLs or domain names (Names), in each case, owned or registered by any member of the Agent’s Group (including any Names that include (in whole or in part) any of the marks ROYAL BANK OF SCOTLAND, RBS, the daisy logo (as represented by EU trade mark registration no. 5617824), NATWEST, NATIONAL WESTMINSTER BANK and BANKLINE), and any marks which are confusingly similar to, or dilutive of, any such Names.

Applicable Laws means all applicable laws, statutes, rules and regulations, guidance and codes of practice including without limitation:

(a)         the Privacy and Electronic Communications Regulations 2003, the Disability Discrimination Act 1995 and the Equality Act 2010;

(b)         Anti-Money Laundering Regulations;

(c)         Data Protection Legislation;

(d)         Relevant Regulations; and

(e)         FSMA.

Anti-Money Laundering Regulations means the Money Laundering Regulations 2007 (SI2007/2157) together with the Guidance Notes for the Financial Sector issued by the Joint Money Laundering Steering Group and any other relevant guidance issued by a regulatory authority or industry body.

Business Day means any day other than a Saturday or a Sunday, excluding any day that is a public holiday in England.

Business Hours means the normal business hours of the relevant Premises.

Change of Control means when any person, or group of persons acting in concert (as defined in the City Code on Takeovers and Mergers), gains Control over an entity in circumstances where they did not already exercise Control over such entity.

Control means, with respect to any entity:

(a)         50.1% or more of the beneficial or legal ownership of such entity; or

(b)         the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities (or other ownership interest), by contract or otherwise.

Customer means any customer with an account at the Bank.

Data Controller has the meaning given to it in the Data Protection Legislation.

Data Processor has the meaning given to it in the Data Protection Legislation.

Data Protection Legislation means, as applicable from time to time (a) the Data Protection Act 1998, (b) the General Data Protection Regulation (2016/679), (c) the Privacy and Electronic Communications (EC Directive) Regulations 2003, and (d) other relevant data protection related legislation or regulations which govern the conduct of the Parties in relation to activities pursuant to this Deed.

Deed means this Inter-Bank Agency Deed.

Deed of Novation means the template deed of novation substantially in the form set out in Schedule 6 (Deed of Novation).

DISP Rules means the ‘Dispute Resolution: Complaints’ Rules as set out in the FCA Handbook.

FCA means the Financial Conduct Authority or any replacement or successor regulator or regulators.

Fee Schedule means the schedule of fees set out in Schedule 5, as may be amended in writing between the Parties from time to time.

Fees means the fees, if any, payable by the Bank to the Agent pursuant to Schedule 1.

Force Majeure means any cause preventing the Agent from performing any or all of its obligations under this Deed which arises from or is attributable to acts, events, circumstances, omissions or accidents outside or beyond the reasonable control of the Party so prevented including (without limitation):

(a)         market conditions affecting the execution or settlement of transactions, currency restrictions, devaluations and fluctuations;

(b)         an act of terrorism or of God, war, riot, civil commotion;

(c)         breakdown or failure in communications not reasonably within the control of the Party invoking Force Majeure;

(d)         fire, flood, storm;

(e)         any change to the law, order or regulation of a governmental, supranational or regulatory body; or

(f)          failure of any relevant exchange, clearing house and/or broker for any reason to perform its obligations.

FSMA means the Financial Services and Markets Act 2000.

Group means the Bank and its holding companies and subsidiary undertakings and any subsidiary undertaking of any such holding company from time to time.

Initial Term means the period from the date of this Deed until [three years from IS Commencement Date].

Insolvent means in respect of the Bank or the Agent, as applicable:

(a)         it is unable to or admits inability to pay its debts as they fall due, defaults on making payments of any of its debts or by reason of actual or anticipated financial difficulties commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;

(b)         a moratorium is declared in respect of any of its indebtedness;

(c)         a composition, compromise, assignment or arrangement is executed with any creditor;

(d)         the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer over any of its assets; or

(e)         the occurrence of any event in any jurisdiction to which it is subject having the same effect as any of the events referred to in paragraphs (a) to (d) above.

Intellectual Property Rights means trade marks, service marks, rights in trade names, business names, domain names and URLs, get-up, patents, rights in inventions, registered and unregistered design rights, copyrights, database rights, trade secrets, know-how, rights in information, and all other similar rights in any part of the world including, where such rights are obtained or enhanced by registration, any registration of such rights and applications and rights to apply for such registrations.

IS Scheme means the proposal pursuant to which the Bank may be provided with funds, on the terms set out in an Incentivised Switching Agreement dated [.] between Banking Competition Remedies Limited and the Bank, to be used to encourage certain customers to switch products and services from the Agent to the Bank.

IS Scheme Customer means any Customer who has switched its account from the Agent to the Bank pursuant to the IS Scheme.

Key Person means at the relevant time a member of the board of directors of the Bank.

Letter of Introduction means the letter provided by the Bank to the Agent for each Customer in order to provide the Agent with all of the information that it requires in order to serve the Customer, a template for which is set out in Schedule 2 (Letter of Introduction) of this Deed.

Liabilities means any losses, damages, liabilities, fees, costs, claims, demands and/or expenses.

Losses includes but is not limited to losses, damages, costs, claims, liabilities, charges, demands and expenses.

Open Credit Facility Form means the form to be completed by a Customer and delivered to the Agent substantially in the form set out at Schedule 3 (Open Credit Facility Form) to this Deed.

Party/Parties means a party or both parties to this Deed.

Personal Data means any personal data (as such term is defined in the General Data Protection Regulation (2016/679)) processed by the Agent for the performance and management of the Services.

PRA means the Prudential Regulation Authority (as defined by FSMA) or any replacement or successor regulator or regulators.

Premises means all of the Agent’s [RBS / NatWest]-branded branches in England, Wales and Scotland or such other place or places as may be notified from time to time by the Agent to the Bank. For the avoidance of doubt, all Mobile banks, Ulster Bank, Coutts, Holt’s, Adam & Co, Drummonds and Child & Co branded branches are not included in this definition.

Regulator means either the PRA or the FCA when exercising, or proposing to exercise, a power given to it under FSMA or such other regulator as supervises the Bank or the Agent.

Relevant Regulations means the rules and regulations published, prescribed or applied by the FCA or PRA, including the FCA and PRA Handbooks and in particular the Banking Conduct of Business Sourcebook (BCOBS).

Reputational Risk Event means where any one of the following has occurred:

(a)         a Key Person has been convicted of a criminal offence for a breach of any Applicable Law which is punishable by more than 2 years in prison;

(b)         the Bank has paid a fine imposed by the Regulatory Authorities for a breach of the FCA Rules and/or PRA rules in excess of £1,000,000;

(c)         the Bank has received a public censure by the FCA and/or PRA in relation to any one of the Principles for Business; or

(d)         the FCA has used formal powers under sections 55J of or 55L of FSMA to reduce the scope of the Bank’s permission.

Restricted Information means information in any form which is disclosed or otherwise made available to the Agent or to the Bank pursuant to or in connection with this Deed.

Services means all or any of the following counter services undertaken by the Agent on behalf of the Bank pursuant to this Deed:

(a)         undertaking Transactions on behalf of the Bank;

(b)         such other related activities as the Bank and the Agent may agree in writing from time to time.

TCF means the FCA Initiative which requires an authorised firm to pay due regard to the interests of its clients and to treat them fairly.

Term means the term of this Deed subsisting at the relevant time.

Transaction means

(a)         a cash withdrawal (credit open) from an Account by the presentation of a cheque in accordance with credit open arrangements;

(b)         a cash deposit into an Account;

(c)         a cash exchange for a different denomination in £GBP; or

(d)         payment of a cheque into an Account,

and, for the avoidance of doubt, excludes the use of night safes and cash and deposit machines (CDMs).

1.2        Any reference in this Deed to writing or written includes a reference to electronic means of communication and any reference to document or to a particular document includes information held in a computer or in any other reproducible form.

1.3        Any reference in this Deed to an Act of Parliament includes any statutory instrument made under it and any replacement of or changes to them.

1.4        Where the Agent or Bank comprises more than one person, any obligations of the Agent or Bank set out in this Deed are joint and several obligations and any statement or notice given by or to one person is deemed to be given by or to such party jointly and severally, as appropriate.

1.5        Where any act (including a right of entry to the Premises) is to be done by or on behalf of the Agent it may be done by an employee, agent or representative of the Agent, or of a member of the Agent’s Group, in each case authorised for the purpose.

1.6        The terms of this Deed and any obligations herein shall apply to all employees, agents, representatives or other persons under the control or direction of the Agent or otherwise providing the Services at the Premises, and the Agent shall procure their compliance with the same.

1.7        Any act or omission of an employee, agent or representative, or other person under the control or direction of the Agent, or who is otherwise providing the Services, will be treated as an act or omission of the Agent for the purposes of this Deed.

1.8        In this Deed, the words other, includes, including, for example, and in particular, do not limit the generality of any preceding words and any words which follow them shall not be construed as being limited in scope to the same class as the preceding words where a wider construction is possible.

1.9        This Deed incorporates the Schedules to it which shall be considered incorporated by reference. In the event of any conflict between any Schedule and the terms set out in the clauses of this Deed, the terms set out in such clauses shall prevail.

1.10      The remedies set out in this Deed are cumulative and not exclusive of each other.

1.11      Any reference to a liquidator or administrator includes a bank liquidator and a bank administrator appointed under the Banking Act 2009 and an investment bank special administrator appointed under the Investment Bank Special Administration Regulations 2011, as the context may require.

1.12      A “stabilisation power” is a reference to any or all of the powers specified in section 1(4) of the Banking Act 2009.

1.13      A “crisis management measure” shall have the meaning given to it in section 48Z of the Banking Act 2009.

1.14      The words “holding company” and “subsidiary undertaking” shall have the same meaning in this Deed as their respective definitions in the Companies Act 2006.

2           Appointment of Agent

2.1        The Bank appoints the Agent on a non-exclusive basis as its agent for the provision of the Services at the Premises during Business Hours.

2.2        The Agent is authorised as agent for the Bank to provide the Services from the Premises and accordingly the Agent is authorised to:

(a)         process the Transactions for the Customers; and

(b)         conduct such other related activities as the Bank and the Agent may agree in writing from time to time.

2.3        The Agent shall not be required to do anything other than such matters set out in this Deed, and in particular shall not be required to:

(a)         conduct any “know your customer” or other similar checks required under the Anti-Money Laundering Regulations or other Applicable Laws in respect of any Customer; and

(b)         conduct any credit checks or other similar checks in respect of any Customer.

3           Term

The Parties’ obligations under this Deed will commence from the date hereof and will continue for the Initial Term unless this Deed is (a) extended in accordance with clause 17.1, or (b) terminated earlier in accordance with the provisions of clause 17 (Extension and Termination).

4           Provision of Services

4.1        The Services are to be provided by the Agent during Business Hours in accordance with this Deed (including Schedule 4 (Counter Services)), and subject to compliance with any Applicable Law.

4.2        Subject to clause 16, the Agent will provide the Services to a Customer within 10 Business Days of the receipt of a Letter of Introduction and, in the case of encashment services, an Open Credit Facility Form in respect of that Customer. The Agent is under no obligation to provide the Services to any Customer for which it has not received a fully completed Open Credit Facility Form (in relation to encashment services) and Letter of Introduction.

4.3        The Agent may carry on the Services at any location other than (or in addition to) the Premises, by first notifying the Bank of its intention to relocate the provision of the Services.

4.4        The Agent may close any of its branches that are used for the provision of the Services in its sole discretion and doing so will not constitute a breach of this Deed or entitle the Bank to terminate this Deed under clause 17 (Extension and Termination).

5           Bank’s Obligations

5.1        The Bank undertakes and agrees to act dutifully and in good faith at all times in its relations with the Agent.

5.2        The Bank will pay the Agent commission in respect of the Services on the terms set out in Schedule 1 (Agency Commission Terms) of this Deed.

5.3        The Bank will carry out all obligations in relation to the Services that are required under this Deed.

6           Agent’s Obligations

6.1        The Agent will:

(a)         exercise reasonable care and skill in the performance of the Agent’s obligations under this Deed;

(b)         act in good faith and in a transparent manner in all dealings with the Bank; and

(c)         deliver the Services in accordance with Applicable Laws.

7           Obligations of both Parties

The Bank and the Agent will promptly inform the other Party in writing:

(a)         of any complaints received relating to the Services;

(b)         of any material deterioration in the financial condition of the Bank which may have an adverse effect on the provision of the Services;

(c)         of any of the matters set out at clause 17 (Extension and Termination); and

(d)         any other matters likely to be relevant to the provision of the Services, including IT system down time.

8           Bank’s representations and warranties

8.1        The Bank hereby represents, warrants and confirms to the Agent pursuant to this Deed that:

(a)         it has full capacity, authority and all necessary licences and consents to enter into this Deed and to perform its obligations hereunder;

(b)         it is duly authorised and established and validly existing under the laws of its jurisdiction of incorporation;

(c)         all information and documentation provided by the Bank (or its agents or employees) to the Agent pursuant to this Deed is accurate, complete, up-to-date and not misleading in any respect and the Bank has notified the Agent of all such information which is reasonably relevant to the performance of the Agent’s duties under this Deed;

(d)         there is nothing in any contracts to which the Bank is party which will prevent or compromise the Agency from operating, or that may otherwise affect the ability of the Bank to enter into this Deed;

(e)         there has been no material adverse change in the business, assets or financial condition, trading position or prospects of the Bank since the start of this Deed; and

(f)          the entry into and performance of its obligations under this Deed, do not and will not conflict with:

(i)         any law or regulation applicable to it;

(ii)         the constitutional documents of the Bank;

(iii)        any terms and conditions of the Bank; or

(iv)        any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group’s assets or constitute a default or termination event (however described) under any such agreement or instrument.

8.2        The Bank shall promptly notify the Agent if any representation ceases to be true, accurate or complete in any material respect during the Term.

8.3        The Bank shall promptly provide to the Agent all information or documents that are reasonably necessary for the Agent to receive with a view to the proper discharge of the Services under this Deed or which the Agent may reasonably request for such purpose or which are required by any competent authority.

8.4        If any of the representations, warranties and confirmations given pursuant to clause 8.1, or the undertaking given at clause 8.3, is breached, incorrect or misleading in any respect which the Agent considers to be material, then (without prejudice to any other rights and remedies which the Agent may have) the Agent may terminate this Deed pursuant to clause 17 (Extension and Termination).

9           Agent’s Warranties

9.1        The Agent hereby represents and warrants to the Bank pursuant to this Deed that:

(a)         it has full capacity, authority and all necessary licences and consents to enter into this Deed and to perform its obligations hereunder;

(b)         it is duly established and validly existing under the laws of its jurisdiction; and

(c)         the entry into and performance of its obligations under this Deed, do not, to the best of its knowledge, conflict with any law or regulation applicable to it.

9.2        Save as provided for in this Deed, no other representation or warranty, express or implied, is made by the Agent.

10         Bank’s Undertakings

The Bank will not:

(a)         make any unauthorised statement or representation in relation to the Services; or

(b)         engage in any conduct which, in the Agent’s reasonable opinion, is or may be prejudicial to the business, reputation or goodwill of the Agent or the Agent’s Group.

11         Liability and Indemnity

11.1      The Agent shall be liable to the Bank only for Losses incurred by the Bank to the extent that such Losses arise as a direct result of any act or omission taken or omitted by the Agent during the term of, and under, this Deed which constitutes negligence, wilful default or fraud of the Agent. Subject to clause 11.6, the Agent shall not otherwise be liable for any Losses suffered by the Bank whether in contract, tort (including negligence), for breach of statutory duty, or otherwise, arising under or in connection with this Deed, including but not limited to Losses arising from:

(a)         negligence, wilful default, fraud or insolvency of any other person;

(b)         the Agent carrying out or relying on any instructions or on any information provided or made available to the Agent by the Bank, a Customer or any agent of the Bank;

(c)         any delays due to market conditions or changes in market conditions;

(d)         any disruptions or delays in the provision of the Services due to operational errors;

(e)         any delayed receipt, non-receipt, loss or corruption of any information contained in email or for any breach of confidentiality resulting from email communication or any consequential loss arising from either of the foregoing; or

(f)          the Agent closing or discontinuing the use of any of any of its branches for the provision of the Services.

11.2      The Agent shall not be liable in any circumstances for any Losses that constitute indirect, incidental, special or consequential loss, or loss of profits, opportunity, goodwill or reputation in connection with or arising out of this Deed, including but not limited to:

(a)         indirect loss of sales or business;

(b)         loss of agreements or contracts; and

(c)         loss of anticipated savings.

11.3      The Agent shall not be responsible for any Losses incurred after the date of termination of this Deed.

11.4      The Bank will fully indemnify the Agent and the Agent’s directors, officers and employees against any and all Liabilities which the Agent or any of its directors, officers or employees incurs directly or indirectly as a result of:

(a)         the performance by the Agent of its duties under this Deed;

(b)         the performance of the Services;

(c)         reliance on or the carrying out of, any instructions and any information provided or made available to the Agent by the Bank, a Customer or any agent of the Bank;

(d)         any non-compliance with Anti-Money Laundering Regulations in relation to any Customer;

(e)         any breach of Applicable Laws by the Bank or caused by the action or inaction of the Bank;

(f)          any lack of funds in any Account or other form of default, fraud or negligence by any Customer; and

(g)         any breach by the Bank of the provisions of this Deed,

provided that the Bank shall not be liable under this indemnity to the extent such Liabilities result from the negligence, wilful default or fraud of the Agent.

11.5      The provisions of clauses 11.1 to 11.4 will survive the termination of this Deed.

11.6      Nothing in this Deed shall limit or exclude the liability of either Party:

(a)         for death or personal injury caused by its negligence, or the negligence of its employees, agents or subcontractors (as applicable);

(b)         for fraud or fraudulent misrepresentation;

(c)         under the indemnities contained in clause 11 (Liability and Indemnity);

(d)         any matter in respect of which it would be unlawful to exclude or restrict liability.

12        Anti-money laundering

12.1      The Parties acknowledge that any Transaction or Services must be covered by and are subject to the Anti-Money Laundering Regulations.

12.2      The Bank will carry out and is solely responsible for all necessary “know your customer” or other similar checks required under the Anti-Money Laundering Regulations and all other Applicable Laws in relation to each Customer.

12.3      The Bank agrees to give such assistance and information to the Agent as may reasonably be required to ensure compliance with the Anti-Money Laundering Regulations.

13        Regulatory audit

The Agent will permit a Regulator or their respective authorised representatives to have access to the Premises during Business Hours:

(a)         in order to inspect and to take copies of any documents relating to the Services for audits; and

(b)         in order to comply with any matter under any Applicable Law or the requirements of a Regulator.

14        Business continuity and disaster recovery plan

The Agent shall during the term of this Deed maintain a business continuity and disaster recovery plan (and the capacity to execute such a plan) for the Services, which will set out the steps to be taken by the Agent in the event of a disaster to ensure, to the extent possible, the continued performance and operational resilience of the Services. The Agent shall be under no obligation to share this plan with the Bank.

15        Intellectual Property

15.1      The ownership of any Intellectual Property Rights is unchanged by this Deed.

15.2      The Bank acknowledges that it does not have any right, title or interest in or to any Intellectual Property Rights owned by any member of the Agent’s Group, including any Agent Trade Marks, and nothing in this Deed grants the Bank any right to use any Intellectual Property Rights owned by any member of the Agent’s Group, including any Agent Trade Marks.

15.3      The Agent acknowledges that the Bank may make use of the relevant Agent Trade Marks (excluding any logos, designs or stylised versions of the Agent Trade Marks) when accurately describing the Services provided at the Premises, and the Bank agrees that it shall not make any other use of any Agent Trade Mark without the prior written consent of the Agent.

16        Provision of Services

16.1      The Agent shall be entitled to act on the instruction from each Customer:

(a)         in relation to the payment of a cheque into an Account or a cash withdrawal from an Account:

(i)         at the initial instruction stage, following the presentation of such Customer’s photo identification, Letter of Introduction and, in the case of encashment services, Open Credit Facility Form; and

(ii)         on each occasion: (A) in relation to payment of a cheque or cash into an Account, following the presentation of a completed pre-printed paying-in slip and the corresponding cheque or cash (as applicable); and (B) in relation to a cash withdrawal, following the presentation of a cheque drawn on the Account and signed in accordance with the Open Credit Facility Form and such Customer’s photo identification;

(b)         in relation to any other Transactions not covered in (a) above:

(i)          at the initial instruction stage, following the presentation of such Customer’s photo identification and Letter of Introduction; and

(ii)         on each occasion, provision of the cash such Customer wishes to exchange; and

(c)         where the Agent has agreed in writing to provide other Services not covered in (a) or (b) above, following the presentation of such Customer’s photo identification, Letter of Introduction and any other documentation as the Agent may require either at the initial instruction stage or on each occasion.

16.2      If the Bank or the Customer do not provide the Agent with the correct payment details for that Customer, the Bank accepts and agrees that the Agent will not be liable for failing to make a payment or making an incorrect payment. The Agent will make reasonable efforts to recover any funds which have been paid incorrectly and the Bank may (at the Agent’s discretion) incur a charge for this. A Customer’s account will be identified by its sort code and account number and not by the name of the account holder.

16.3      At any time, the Agent may delay provision of any of the Services, place restrictions or limits on the scope of the Services or refuse to provide the Services to any Customer (including an IS Scheme Customer) if:

(a)         it reasonably believes that the Customer or the Bank did not give the instruction;

(b)         in the Agent’s sole opinion, it is necessary to limit the Agent’s exposure to the Bank;

(c)         it reasonably suspects fraud or it is prudent in the interests of crime prevention or compliance with sanctions laws not to act;

(d)         the Bank or the Customer’s instructions are unclear, incomplete or not in the required form;

(e)         complying with the Bank or the Customer’s instructions would be contrary to Applicable Laws or any other law, regulation or applicable code;

(f)          it would cause the Customer to exceed any limit or restriction which applies to, or in relation to, the relevant Account;

(g)         the Agent considers it necessary as a result of ethical or reputational reasons applied by the Agent in the ordinary course of business;

(h)         such restrictions, limits or refusal is reasonably necessary as a result of capacity and/or volume restrictions at any of the Premises where Services are provided; or

(i)          the Transaction is not in £GBP, unless the Agent otherwise agrees to accept payment in another currency.

16.4      For the avoidance of doubt, at any time during the term of this Deed, the Agent may delay provision of any of the Services, place restrictions or limits on the scope of the Services or refuse to provide the Services to any Customer, other than during the Initial Term and where that Customer is an IS Scheme Customer.

17        Extension and Termination

17.1      This Deed shall continue indefinitely following the Initial Term (the Continuing Term) unless the Bank or the Agent, at any time during the Initial Term, gives (a) in the case of the Agent, not less than six (6) months’ written notice, and (b) in the case of the Bank, not less than 30 days’ written notice, to the other that it wishes this Deed to terminate at the end of the Initial Term.

17.2      During the Continuing Term, either Party may terminate this Deed at any time by giving (a) in the case of the Agent, not less than six (6) months’ written notice, and (b) in the case of the Bank, not less than 30 days’ written notice, to the other.

17.3      A Party may terminate this Deed (Party A) at any time with immediate effect by written notice to the other Party (Party B) if any of the following events occur:

(a)         Party B becomes Insolvent;

(b)         Party A is required by Applicable Law or a Regulatory Authority to terminate this Deed;

(c)         Party B commits a material breach of any of the provisions of this Deed which is either not capable of remedy, or (if the breach is capable of remedy) fails to remedy it to the satisfaction of Party A within 30 days of being required to do so;

(d)         Party B ceases or threatens to cease to carry on business; or

(e)         upon the occurrence and continuation of a Force Majeure event for a continuous period of more than 30 consecutive calendar days; or

(f)          Party B fails to pay any fees or payments due under the terms of this Deed by the due date and fails to remedy such failure within 30 days of being required to do so in writing by Party A.

17.4      The Agent may, at any time, by written notice to the Bank, terminate this Deed with immediate effect:

(a)         if there is a Change of Control with respect to the Bank;

(b)         if a Reputational Risk Event occurs;

(c)         if the Bank ceases to be appropriately authorised by the FCA and/or PRA;

(d)         if either:

(i)          a Regulator imposes, or gives written notice to the Bank that it proposes to impose, an assets requirement (within the meaning of section 55P(4) of FSMA) on the Bank in respect of any assets of, or which are held (other than as security for obligations owed to the Bank) by or to the order of, the Bank; or

(ii)         a Regulator gives written notice of the imposition of such an assets requirement referred to in sub-clause 17.4(d)(i) to any institution with whom the Bank keeps an account;

(e)         upon the cancellation of the Bank’s Part 4A permission (within the meaning of section 55A(5) of FSMA) to carry on, or the removal from such Part 4A permission of, the regulated activity of accepting deposits in the United Kingdom or the Bank otherwise ceasing to be authorised under FSMA to carry on the regulated activity of accepting deposits in the United Kingdom (unless the Bank is an exempt person in relation to that regulated activity within the meaning of section 417(1) of the FSMA, save in either case as a result of the exercise by a Regulator of its own-initiative powers (within the meaning of section 55Q(9)(c) of FSMA) or its power of intervention under Part XIII of FSMA (which shall be governed by sub-clause 17.4(f) or, as the case may be, sub-clause 17.4(g));

(f)         if a Regulator:

(i)          varies or cancels, or gives written notice to the Bank that it proposes to vary or cancel, any Part 4A permission of the Bank under or pursuant to a

Regulator’s own-initiative variation power (within the meaning of section 55J (12) of FSMA);

(ii)         imposes or varies a requirement, or gives written notice to the Bank that it proposes to impose or vary a requirement, on the Bank under a Regulator’s own-initiative requirement power in section 55L(3) or (as the case may be) 55M(3) of FSMA, save where such requirement is an  assets requirement (in which event sub-clause 17.4(f) above shall apply); or

(iii)        exercises, or gives written notice to the Bank that it proposes to exercise, its power of intervention under Part XIII of FSMA in respect of the Bank,

where in any such case in the Agent’s opinion the exercise of such power by a Regulator is or may be relevant and material to the Bank’s ability to perform its obligations under this Deed;

(g)         upon the occurrence of any of the following events:

(i)          the exercise of one or more of the stabilisation powers or the appointment of a resolution administrator (under section 62B of the Banking Act 2009) or the taking of any other crisis management measure in relation to the Bank;

(ii)         the making of an application for a bank insolvency order in respect of the Bank under Part 2 of the Banking Act 2009 (or a corresponding order under the Investment Bank Special Administration Regulations 2011);

(iii)        the making of an application for a bank administration order in respect of the Bank under Part 3 of the Banking Act 2009 (or a corresponding order under the Investment Bank Special Administration Regulations 2011); or

(iv)        the exercise of any powers, the making of any order or the taking of any other measure under the laws of any jurisdiction outside England and Wales, which are or is analogous to, or have or has a substantially similar effect to, any of the events described in paragraph (i) to (iii) (each inclusive) above.

17.5      During the Initial Term, the Bank may terminate this Deed at any time by giving not less than 30 days’ written notice to the Agent.

18        Consequences of Termination

18.1      On termination of the Agency relationship for any reason, the Agent shall:

(a)         cease to provide the Services and to hold itself out in any way as the Bank’s agent or as being associated with the Bank; and

(b)         where necessary and at the Bank’s expense, remove all references to the Agency and the Bank from any advertisements, promotions, or stationery of the Agent relating to the Services.

18.2      On termination of the Agency relationship for any reason, the Bank shall:

(a)         inform all of its Customers who have access to the Services of such termination; and

(b)         remove all references to the Agency and the Agent from any advertisements, promotions, or stationery of the Bank in relation to the Services.

18.3      Termination of this Deed will not affect any accrued rights or Liabilities of any Party or the coming into or continuation in force of any provision which is, expressly or by implication, intended to come into or continue in force on or after termination.

19        Data Protection

19.1      Each Party shall comply with its respective obligations under Data Protection Legislation with respect to the exercise of its rights and performance of its obligations under this Deed.

19.2      The scope of the processing carried out pursuant to this Deed is as follows:

(a)         scope, nature and purpose of processing: processing Personal Data in the course of carrying out the Services as further described in this Deed;

(b)         duration: the Term; and

(c)         types of Personal Data and categories of data subjects: Personal Data of individuals who are Customers or representatives of Customers, including names, account details and contact details.

19.3      The Bank acknowledges that the Agent is a Data Controller of any personal data collected in relation to its own customers (including any customers who have accounts with both the Bank and the Agent). However, the Agent acts as Data Processor in relation to the Personal Data made available to it by or on behalf of the Bank in order to facilitate the Agent’s provision of the Services.

19.4      The Agent confirms that, when acting as Data Processor for the Bank, the Agent shall:

(a)         only process Personal Data on the documented instructions of the Bank (including the instructions set out in this Agreement and those instructions further communicated by or on behalf of the Bank throughout the term of this Agreement) and as required by Applicable Law;

(b)         inform the Bank if, in its reasonable opinion, it is aware that the Bank’s instructions would be in breach of Data Protection Legislation;

(c)         at the Bank’s sole cost and expense, provide reasonable assistance to the Bank to respond to requests from individuals exercising their rights under Data Protection Legislation; and

(d)         at the Bank’s sole cost and expense, provide reasonable assistance to the Bank to conduct a privacy impact assessment (including with respect to the Bank’s security measures, to the extent that the Agent is aware of these) where required under Data Protection Legislation.

19.5      The Bank acknowledges and agrees that the Agent may engage sub-processors to process Personal Data. The Agent shall provide the Bank with information regarding any intended addition to or replacement of sub-processors, in each case prior to such change. If the Bank reasonably objects to that addition or replacement, the Agent may terminate that part of the Services affected by use of the relevant sub-processor.

19.6      The Bank acknowledges that the Agent may manage and/or provide the Services using suppliers and personnel located outside of the European Economic Area. When transferring Personal Data outside of the European Economic Area, the Agent shall put in place protections similar to those used by it to protect the personal data of its own customers in similar circumstances.

19.7      On termination of this Deed and at the option of the Bank, the Agent shall take reasonable steps to return or delete Personal Data held by the Agent solely in its capacity as Data Processor under this Deed. The Agent may retain a copy of Personal Data to the extent that it acts as Data Controller of the Personal Data or where it is obliged to do so by Applicable Law.

19.8      Each Party shall provide evidence of its compliance with this clause 19 at the request of the other Party.

20        Data Security

20.1      The Agent shall implement technical and organisational measures to protect the Personal Data against accidental or unlawful destruction or accidental loss, alteration, unauthorised disclosure or access that are no less stringent than those it adopts to protect the personal data of its own customers. In particular, it shall take reasonable steps to ensure that persons authorised to process the Personal Data are under an appropriate obligation of confidentiality.

20.2      The Agent shall notify the Bank without undue delay should it become aware of a security breach affecting Personal Data processed by the Agent in its capacity as Data Processor under this Deed.

21        Confidentiality

21.1      In providing its services under this Deed, neither the Agent nor any of its employees shall be obliged to disclose or to take into consideration (or to require any third party to disclose or take into consideration) any information:

(a)         the disclosure or use of which might breach any prohibition, duty or confidence to any other person or arising under any applicable law; or

(b)         which comes to the notice of an employee, officer or agent of the Agent but does not come to the actual notice of an individual delivering the Services.

21.2      Each Party shall keep all Restricted Information confidential and accordingly not use any Restricted Information for any purpose other than the performance of its obligations under this Deed except if:

(a)         it is required to do so under the Applicable Laws;

(b)         it, at the date of this Deed or subsequently, becomes public knowledge through no fault of the other Party;

(c)         it is so requested by regulatory or fiscal authorities or a court or tribunal of competent jurisdiction;

(d)         it is disclosed in confidence to its advisers, auditors or insurers where reasonably necessary for the performance of their professional services; or

(e)         it is disclosed in confidence to its industry body for the purpose of compiling and publishing industry statistic or analysis,

subject in each case to the Parties using their best endeavours to ensure that the person in question keeps the same confidential and does not use the same except for the purposes for which the disclosure is made.

21.3      Notwithstanding clause 21.2, the Agent may disclose in confidence any Restricted Information to any person (including without limitation affiliates or any other persons) as may be reasonably required in order to perform the Services and enforce its obligations and rights under this Deed.

22        General

22.1      The Agent may assign this Deed and all or any of the rights and obligations under it to (a) any members of the Agent’s Group upon 14 days’ written notice to the Bank, or (b) any person with the prior written consent of the Bank, not to be unreasonably withheld, conditioned or delayed.

22.2      The Agent may novate this Deed and all or any of the rights, obligations and liabilities under it to any members of the Agent’s Group by providing at least 14 days’ written notice to the Bank. The Bank agrees that, upon receipt of the written notice from the Agent or its successors in title, this Deed may be novated (in whole or in part), and the Bank shall execute a Deed of Novation substantially in the form set out in Schedule 6 (Deed of Novation). If the Bank fails to execute any such Deed of Novation within the required time, the Agent may execute it on behalf of the Bank and for such purpose the Bank hereby irrevocably appoints the Agent as the Bank’s attorney for the purpose of executing any such Deed of Novation. The Bank agrees to ratify and confirm any action taken by the Agent by virtue of this power of attorney.

22.3      Nothing in this Deed shall create or be assumed to create a partnership or the relationship of employer and employee between the Parties, or constitute the Agent as an agent of the Deed for a purpose other than that set out in clause 2 (Appointment of Agent).

22.4      This Deed replaces all previous agreements or arrangements of a similar nature between the Parties and may not be modified except in writing signed by the Agent or an authorised representative of the Agent, and on behalf of the Bank by an authorised person. By entering into this Deed, the Parties agree this will not affect any accrued rights or liabilities of any Party under any previous agreements or the coming into or continuation in force of any provision which is, expressly or by implication, intended to come into or continue in force on or after termination of any previous agreements.

22.5      If any provision of this Deed is determined to be unlawful or unenforceable to any extent this Deed will continue to be valid as to its remaining provisions unless the object or effect of this Deed is thereby altered to any material extent, in which case either Party may terminate it on written notice.

22.6      Whenever any sum of money is agreed, or determined, as due and payable by one Party to the other under this Deed, such sum may be deducted from or applied to reduce the amount of any sum then due, or which at any time afterwards may become due, under this Deed.

22.7      This Deed, and any non-contractual obligations arising out of or in relation to this Deed, will be governed by and construed in accordance with English law and each Party submits to the non-exclusive jurisdiction of the English courts.

22.8      The Parties to this Deed do not intend that any term of this Deed should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Deed.

22.9      This Deed, including the Schedules, may not be amended without the prior written agreement of the Parties except that:

(a)         the Agent may amend the Deed in order to comply with, or to make the Deed consistent with, any legal or regulatory requirements or changes to which the Agent may be subject by providing a written notice to the Bank of such amendment; and

(b)         either Party may amend their contact details by providing a written notice to the other Party of such amendment.

22.10    In the event of any changes in Applicable Laws which may result in a material change to the Party’s obligations, including a material increase or extension to either Party’s financial exposure or liability (including but not limited to VAT) under this Deed (Material Change), the Parties agree that they will use all reasonable endeavours to reach agreement as to how the Material Change will be implemented under or reflected in this Deed, in such a manner as to be fair and equitable between the Parties. If the Parties are unable to reach agreement within 14 days of notice, the Agent shall be entitled to effect such change to the terms of this Deed as it considers appropriate, by written notice to the Bank.

23        Complaints

23.1      Where a complaint is received in writing by the Agent from a Customer and the complaint does not relate to the Agent or relates to both the Agent and the Bank, then the Agent will follow the complaint forwarding rules under the DISP Rules in the ordinary course of business.

23.2      Where a complaint is received in writing by the Bank that concerns the Agent (including where it concerns both the Agent and the Bank), then the Bank will follow the normal complaint handling process which includes the complaint forwarding rules under the DISP Rules to forward the complaint to the Agent in the ordinary course of business.

23.3      Where a complaint is made by a Customer at the Premises and the complaint does not relate to the Agent, the Agent may advise the Customer to contact the Bank directly.

23.4      Where a complaint is received in writing or at the Premises and the complaint relates to the Agent, then the Agent will deal with the complaint in accordance with its standard complaints policies and/or procedures.

23.5      If it appears that any legal or regulatory proceedings are to be taken by a third party against the Agent and/or the Bank in respect of the Services or other actions taken in accordance with this Deed, the Party receiving the notice will immediately inform the other Party.

24        Entire agreement

24.1      This Deed (including the Schedules) constitutes the whole and only agreement between the Parties and replaces all previous agreements between the parties relating to its subject matter. In entering into this Deed, each Party acknowledges that it is not relying upon any pre-contractual statement that is not expressly set out herein.

24.2      Save in the case of fraud, neither Party will have any right of action against the other arising out of or in connection with any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of this Deed made or given by any person on behalf of that other Party at any time prior to the date of this Deed, except to the extent that it is repeated in this Deed.

25        Notices

25.1      Any notice to be given by either Party to the other may be given by hand or sent (by first class pre-paid post or facsimile transmission) to the other Party at the address listed in clause 25.3 below.

25.2      Notice shall be treated as received by the person to whom it is communicated (if sent by facsimile transmission) when sent, provided that the sender’s facsimile machine confirms transmission and (if sent by post) within 2 Business Days after being put in the post.

25.3      Notices shall be sent:

(a)         in the case of the Bank to [  ] marked for the attention of [  ];

(b)         in the case of the Agent to [  ] marked for the attention of [  ]; or

(c)         to such other address as may from time to time be notified in writing by the Party concerned, for the purpose of this clause.

26        Force Majeure

26.1      Neither Party shall be liable to the other for any delay or non-performance of its obligations under this Deed arising from any event of Force Majeure.

26.2      Both Parties shall, in the event of their obligation under this Deed being delayed or prevented by an event of Force Majeure:

(a)         promptly notify the other Party of the nature, extent, effect and likely duration of the circumstances constituting the event of Force Majeure;

(b)         use all reasonable endeavours to minimise the effect of the event of Force Majeure on the performance of their obligations under this Deed; and

(c)         promptly after the cessation of the event of Force Majeure notify the other Party and resume the full performance of their obligations under this Deed.

[Execution page follows]

Executed as a deed by the parties or their duly authorised representatives and delivered on the date appearing at the beginning of this Deed.

Signed as a deed by the Agent

Acting By:

Title:
Print Name:
Date:

acting in the presence of

Name of witness:
Address:

Signed as a deed by the Bank

Acting By:

Title:
Print Name:
Date:

acting in the presence of

Name of witness:
Address:

Schedule 1

Agency Commission Terms

1                                         Fees During the Term

During the Term, the Agent may charge fees in accordance with the Fee Schedule [Fee schedule to be provided on a Bank-by-Bank basis consistent with current pricing applied in respect of relevant counter-party] in respect of all Customers to the extent it agrees or has agreed to provide Services to them.

2                                         Fee Schedule

The Parties acknowledge and agree that the Agent can amend and update the Fee Schedule from time to time, by providing the Bank with not less than 14 days’ written notice of such revised Fees Schedule.

Schedule 2

Letter of Introduction

The Manager

Name of Bank

Branch and Full address

[NatWest] or [Royal Bank of Scotland]

Name of Branch

Full Branch Address

Telephone Number

Date

Your reference

Dear Sir

Request for Inter Bank Agency Arrangement

Customer name

Customer Account number and sort code

Our above customer wishes to make use of the counter facilities at your branch, and we would be pleased if you would extend to them this service in accordance with the existing Inter-Bank Agency Arrangements.

We expect our customer to use your counters to make deposits only*/make withdrawals only*/make both deposits and withdrawals* [*delete as applicable] and a suitable Credit Open is enclosed with this letter detailing the level, frequency and signatory arrangements for permissible encashments** [**only required for customers making withdrawals].

We expect our customer to visit your branch daily/weekly /other (specify if possible which day or days of the week as appropriate). On each occasion, we expect them on average to deposit £xxx notes/coin and xxx cheques and withdraw £xxx notes /coin (provide a summary of average activity).

Please note that for deposits, only cheques payable to the name(s) specified on our customers pre-printed bank giro credit slips are acceptable.

In return for providing this service to our customer, we agree to meet your claims for compensation in accordance with the terms of prevailing tariff arrangements as agreed between our respective banks from time to time.

Please confirm that you will be able to accommodate our customers’ requirements in this respect.

Thank you.

Yours faithfully

Schedule 3

Form of Open Credit Facility Form

Open Credit Facility Please note — when filling out this form please use the tab and arrow keys to move between the relevant fields. Ensure you do not use the return or enter keys. Please complete in BLOCK CAPITALS. The Customer instructs the Bank to set up an Open Credit Facility to enable the Customer or an individual authorised by the Customer (an Authorised Person), to withdraw money over the counter at another bank. 1. Type of request New Facility Replacement of existing Facility 2. Customer details Account name (as shown on cheque book) Account number Sort Code 3. Encashing Bank details Encashing Bank Branch name Sort Code Sub branch ID (if applicable) Address line 1 Address line 2 Address line 3 Address line 4 OR Overseas country Postcode Maximum amount in any one: day OR week OR month £ Amount in words

4. Identification of Authorised Person(s) Cheques will be made payable to: EITHER “Cash” and annotated with the name of an individual i.e “Cash (name)” - and may be cashed by the named individual who must present the following ID (examples of acceptable ID include a driving licence, passport or staff ID card): ID to be presented OR “Cash” - and may be cashed by any of the following Authorised Persons (or an Authorised Signatory as specified in section 5 of this form) who must present the following ID (examples of acceptable ID include a driving licence, passport or staff ID card): Authorised Persons ID to be presented

5. Cheques presented under this Facility must be signed by (These signing requirements must reflect the Customer’s mandate) Any one signatory OR Any two signatories OR In accordance with the following signing rule Please provide details of signing rules in the box below e.g. one authorised signatory from “group A’ and one authorised signatory from “group B” Specimen signatures of the cheque signing signatories Name (in full) Name (in full) Signing group Signing group (Required field if signing group specified above e.g. “group A’ or “group B”) Name (in full) Name (in full) Signing group Signing group (Required field if signing group specified above e.g. “group A’ or “group B”) Specimen signatures of the cheque signing signatories Name (in full) Name (in full) Signing group Signing group (Required field if signing group specified above e.g. “group A’ or “group B”)

6. Customer Agreement By signing, the Customer agrees: (a) the Encashing Bank may cash a cheque even if it is crossed. (b) a cheque cannot be stopped once cash has been paid over the counter. (c) to pay the Bank’s charges as agreed and confirmed at opening or when providing the Facility. (d) the signing requirements set out in section 5 of this form will not be affected by any change to the mandate. (e) the Facility will continue until the Customer gives the Bank not less than 5 business days notice to cancel the Facility or gives the Bank a replacement form. (f) the Bank may cancel the Facility immediately if it suspects the Facility may be abused or give rise to fraud on the account. Otherwise the Bank will give the Customer not less than 30 days’ written notice. Signed in accordance with the authority held by the Bank Customer Signature(s) Name Name Date (DD/MM/YYYY) Date (DD/MM/YYYY) Return completed forms to your Relationship Manager for authorisation. For Bank use only Authorisation by Relationship Manager I confirm that I have reviewed this open credit request in accordance with the guidelines provided in the Product Toolkit, confirmed that the product and limit is suitable for the customer and that the form is signed in accordance with the mandate. Staff signature Name Team/Unit Date (DD/MM/YYYY) ISV number Contact number I would like to be copied in on the advice sent to the encashing bank

For Encashing Bank use only Open Credits Transaction Log Date (DD/MM/YY) Amount (£) Cashier initials Date (DD/MM/YY) Amount (£) Cashier initials £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £, £,

Schedule 4

Counter Services

This section provides details of the process and service standards applied in respect of counter services offered by the Agent to the Bank. The Parties acknowledge and agree that cash and cheques will, as far as practicable, be processed by the Agent in accordance with standard UK clearing cycle practices and Applicable Law from time to time.

1             Encashment

Subject to prior agreement, GBP encashment facilities will ONLY be established through a Credit Open facility at the specified Agent branch(es).

Standard stationery forms supplied by the Agent will also be used for amendments and cancellations.

2             Process

The branch providing Credit Open facility will require the Customer’s cheque (signed in accordance with their mandate and facility as reimbursement), together with suitable photo identification with the Customer’s signature (e.g. passport or driving licence).

At any time the Agent reserves the right to ask any questions that it considers necessary, to meet its requirements under Anti Money Laundering legislation.

3             Pay-ins

The Agent will accept “pay-ins” of GBP legal tender notes and coins and cheque and credit clearing items accompanied with one of the Customer’s pre-printed bank giro credit, at the Premises (subject to the counter service being offered at that location).

However, where pay-ins are substantial and/or regular arrangements, they will require prior agreement with the local branch concerned. Where alternative solutions to traditional pay-ins (e.g. direct submission to a clearing centre) are identified, the Bank will work with the Agent to migrate transactions to the most appropriate channel.

As such, all such requests should be directed to the relevant manager for the Customer who will contact the branch concerned.

In addition, the Agent reserves the right to ask any questions that it considers necessary, to meet its requirements under Anti Money Laundering legislation.

Schedule 5

Fee Schedule

[Note: Fee schedule to be provided on a Bank-by-Bank basis consistent with current pricing applied by RBS in respect of relevant counter-party]

Schedule 6

Deed of Novation

Dated [•]

[THE ROYAL BANK OF SCOTLAND PLC / NATIONAL WESTMINSTER BANK PLC]

and

[INSERT ELIGIBLE BANK]

and

[INSERT AGENT’S GROUP ENTITY]

DEED OF NOVATION

relating to the Inter-Bank Agency Deed between

[The Royal Bank of Scotland plc / National Westminster Bank plc] and [Insert Eligible Bank]

This Deed of Novation (the “Deed”) is made on [•] between:

(1)          [The Royal Bank of Scotland plc, a company incorporated in Scotland whose registered office is at 36 St Andrew Square, Edinburgh, United Kingdom, EH2 2YB / National Westminster Bank plc a company incorporated in England whose registered office is at 135 Bishopsgate, London, United Kingdom, EC2M 3UR] (the “Original Party”);

(2)          [Insert name of Eligible Bank], a company incorporated under the laws of [England and Wales] with registered number [•] and registered office at [•] (the “Continuing Party”); and

(3)          [Insert Agent’s Group entity], a company incorporated under the laws of [England and Wales] with registered number [•] and registered office at [•] (the “New Party”).

Whereas:

(A)         The Original Party and the Continuing Party are parties to an inter-bank agency deed dated [•] (the “Inter-Bank Agency Deed”).

(B)         [The Original Party wishes to novate the Inter-Bank Agency Deed such that, with effect from the Effective Time, it shall be released from all of its obligations and liabilities under the Inter-Bank Agency Deed (including any pre-novation liabilities) and the New Party shall assume all of the Original Party’s rights, obligations and liabilities under the Inter-Bank Agency Deed on the terms set out in this Deed.] [Note: TBC by Original Party depending on circumstances of the relevant novation.]

It is agreed as follows:

1            Definitions and interpretation

1.1        In this Deed:

“Effective Time” means [•] [am/pm] on [•] or such other time and date as may be agreed in writing by the Original Party and the New Party and duly notified to the Continuing Party;

[“Existing Claims” means such breaches or alleged breaches of obligations under the Inter-Bank Agency Deed as are at the date of this Deed the subject of adjudication, arbitration or litigation between the Original Party and the Continuing Party, brief details of which are set out in the Schedule to this Deed; and]

“Taxation” means all forms of taxation, whether direct or indirect and whether levied by reference to income, profits, gains, net wealth, asset values, turnover, added value or other reference, and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions, rates and levies (including social security contributions and any other payroll taxes), whenever and wherever imposed (whether imposed by way of a withholding or deduction for or on account of tax or otherwise) and in respect of any person and all penalties, charges, costs and interest relating thereto.

1.2        In this Deed any reference to:

1.2.1       any statute or statutory provision includes a reference to that statute or statutory provision as amended, extended or re-enacted and to any regulation, order, instrument or subordinate legislation under the relevant statute or statutory provision;

1.2.2       the singular includes a reference to the plural and vice versa; and

1.2.3       any Clause or Schedule is to a Clause or Schedule (as the case may be) of or to this Deed.

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1.3        Each reference in this Deed to this Deed or any other agreement, document or deed shall be construed as a reference to this Deed or such other agreement, document or deed as each of the same may be amended, varied, novated or supplemented from time to time.

2            Status of the Inter-Bank Agency Deed

2.1        Each of the Original Party and the Continuing Party severally warrants to the New Party that:

2.1.1      the document attached in the Annexure (and signed for identification by, or on behalf of, it) is a true and complete copy of the original of the Inter-Bank Agency Deed and has not been amended; and

2.1.2      the Inter-Bank Agency Deed is in full force and effect and no notice has been given by it to the other to terminate the Inter-Bank Agency Deed.

2.2        The Original Party warrants to the New Party that it has not assigned, granted any security interest over, or otherwise transferred, and does not hold on trust, the benefit of the whole or any part of the Inter-Bank Agency Deed.

2.3        [The Continuing Party warrants to the Original Party and to the New Party that at the date of this Deed it has no claims against the Original Party under or in connection with the Inter-Bank Agency Deed.]

3            Acknowledgement of payment and performance

3.1        The Continuing Party acknowledges that all fees and expenses properly due to the Continuing Party under the Inter-Bank Agency Deed up to [the date of this Deed] have been paid by the Original Party.

3.2        [The Continuing Party acknowledges that the obligations under clause [6 and 7] of the Inter-Bank Agency Deed have been fully performed by the Original Party prior to the date of this Deed.]

4            Mutual release and discharge

4.1        The Original Party releases and discharges the Continuing Party with effect from the Effective Time from further performance of the various covenants, undertakings, warranties and other obligations contained in the Inter-Bank Agency Deed which are enjoyed by the Original Party, and from all claims and demands whatsoever arising out of or in respect of the Inter-Bank Agency Deed, whether prior to, on or subsequent to the Effective Time.

4.2        The Continuing Party releases and discharges the Original Party with effect from the Effective Time from further performance of the various covenants, undertakings, warranties and other obligations contained in the Inter-Bank Agency Deed which are enjoyed by the Continuing Party, and from all claims and demands whatsoever arising out of or in respect of the Inter-Bank Agency Deed, whether prior to, on or subsequent to the Effective Time.

5            Novation of Inter-Bank Agency Deed as between New Party and Continuing Party

5.1        The New Party undertakes to the Original Party and the Continuing Party that it will, with effect from the Effective Time, perform all the duties and discharge all the obligations expressed to be obligations of the Original Party under the Inter-Bank Agency Deed and be bound by all the terms and conditions of the Inter-Bank Agency Deed in every way as if it had been named therein as a party to the Inter-Bank Agency Deed from the outset in place of the Original Party. Without limiting the generality of the foregoing, the New Party agrees that it will receive and accept

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responsibility for all claims and demands against the Original Party arising out of or in respect of the Inter-Bank Agency Deed, whether arising prior to, on or subsequent to the Effective Time.

5.2        The Continuing Party consents to the novation of the Inter-Bank Agency Deed in accordance with this Deed and warrants and undertakes to the New Party that it has performed and will continue to perform all its duties and has discharged and will continue to discharge all its obligations under the Inter-Bank Agency Deed and that, with effect from the Effective Time, it will be bound by all the terms and conditions of the Inter-Bank Agency Deed in favour of the New Party in every way as if the New Party had been named therein as a party to the Inter-Bank Agency Deed from the outset in place of the Original Party. Without limiting the generality of the foregoing, the Continuing Party agrees that the New Party shall have the right to enforce the Inter-Bank Agency Deed and in its own right and interest to pursue all claims and demands whatsoever arising out of or in respect of the Inter-Bank Agency Deed, whether arising prior to, on or subsequent to the Effective Time.

6            [Existing Claims

6.1        Notwithstanding any other provision herein, this Deed shall not operate to release or discharge the Original Party or the Continuing Party in respect of the Existing Claims.

6.2        The Original Party hereby assigns to the New Party absolutely the exclusive right to pursue or defend the Existing Claims in the name of the Original Party.

6.3        The New Party shall indemnify the Original Party in respect of any costs, damages or expenses incurred by the Original Party in consequence of the New Party pursuing or defending the Existing Claims. [Where such indemnity is subject to a charge to Taxation in the hands of the Original Party, the sum payable shall be increased by such sum as will ensure that after payment of such Taxation (and after giving credit for any tax relief available to the Original Party in respect of the matter giving rise to the payment) the Original Party shall be left with a sum equal to the sum that it would have received in the absence of such a charge to Taxation.

6.4        The Original Party shall account to the New Party in respect of any sums which the Original Party receives from the Continuing Party in respect of the Existing Claims.][TBC by Continuing Party in the relevant circumstances]

7            Period for bringing claims caused by breach of the Inter-Bank Agency Deed

The period of time permitted for bringing a claim for breach of this Deed, where that breach is caused by a party’s alleged failure to perform its duties and/or discharge its obligations under the Inter-Bank Agency Deed, shall be the same period of time permitted for bringing a claim solely for breach of the Inter-Bank Agency Deed in respect of such alleged failure.

8            Notices to the New Party

A notice to the New Party under the Inter-Bank Agency Deed shall be sent to the following address, or such other person or address as the New Party may notify to the Continuing Party from time to time:

[The New Party]

[Address]

Attention:	[Title]

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9             Further assurances

Each of the parties to this Deed agrees to perform (or procure the performance of) all further acts and things and execute and deliver (or procure the execution and delivery of) such further documents as may be required by law or as any party may reasonably require to effect the release and discharge of the obligations referred to in Clause 4, the novation referred to in Clause 5 and the assignment of the right to pursue or defend the Existing Claims referred to in Clause 6 and to give any party the full benefit of this Deed.

10          Variation

No variation of this Deed shall be effective unless in writing and signed by or on behalf of each of the parties.

11          Invalidity

If any provision in this Deed shall be held to be illegal, invalid or unenforceable, in whole or in part, such provision or part shall to that extent be deemed not to form part of this Deed but the legality, validity or enforceability of the remainder of this Deed shall not be affected.

12          Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Deed shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of, or enjoy any benefit under, this Deed.

13          Counterparts

This Deed may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

14          Governing law and jurisdiction

This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by with the laws of England and Wales and each of the parties to this Deed hereby submits to the exclusive jurisdiction of the courts of England and Wales.

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In witness whereof this Deed has been delivered on the date first stated above.

SIGNED as a DEED by [Original Party] acting by [•] a Director and [•] [a Director/the Secretary]

Director

Director/Secretary

OR

SIGNED as a DEED by [Original Party] acting by [•] a Director in the presence of:

Witness’s signature

Name: Address: Occupation:

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SIGNED as a DEED by [Continuing Party] acting by [•] a Director and [•] [a Director/the Secretary]

Director

Director/Secretary

OR

SIGNED as a DEED by [Continuing Party] acting by [•] a Director in the presence of:

Witness’s signature

Name: Address: Occupation:

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SIGNED as a DEED by [New Party] acting by [•] a Director and [•] [a Director/the Secretary]

Director

Director/Secretary

OR

SIGNED as a DEED by [New Party] acting by [•] a Director in the presence of:

Witness’s signature

Name: Address: Occupation:

7

[Schedule – Existing Claims (Clause 6)]

8

Annexure

Copy of the Inter-Bank Agency Deed

9

Schedule 3 ***
Trust Deed

***  This Agreement is filed separately as Exhibit 4.20 to the Group’s Annual Report on Form 20-F for the year ended 31 December 2018

Schedule 4
Form of Incentivised Switching Agreement

Dated [•] 2018

BANKING COMPETITION REMEDIES LIMITED

and

[COMPANY]

INCENTIVISED SWITCHING AGREEMENT

THIS AGREEMENT is made on	2018

BETWEEN:

(1)                             Banking Competition Remedies Limited, a company limited by guarantee incorporated in England with registered number 11001491 and whose registered office is at [•] (the “IB”); and

(2)                             [COMPANY] a [public / private] company incorporated in [•] with registered number [•] and whose registered office is at [•] (the “Company”).

WHEREAS:

(A)                           The Company has applied for and been accepted by the IB for participation in the IS Scheme, subject to the terms set out in this Agreement.

(B)                           The IB has been established in order to facilitate and oversee the delivery of the IS Scheme in accordance with the terms set out in this Agreement.

(C)                           The Company has agreed to take such steps and comply with such obligations, undertakings, indemnities and commitments in favour of the IB and RBS relating to the IS Scheme as set out in this Agreement.

NOW THIS AGREEMENT WITNESSES AS FOLLOWS:

1.                                 DEFINITIONS AND INTERPRETATION

1.1                          In this Agreement:

“Account” means [Company to insert details of relevant account];

“Anti-Money Laundering Regulations” means the Money Laundering Regulations 2007 (SI2007/2157) together with the Guidance Notes for the Financial Sector issued by the Joint Money Laundering Steering Group and any other relevant guidance issued by a regulatory authority or industry body;

“Applicable Law” means any and all law (whether civil, criminal or administrative), common law, statutes, statutory instruments, treaties, conventions, directives, regulations or rules made thereunder, by-laws, demands, decrees, injunctions, resolutions, orders or judgments in any applicable jurisdiction, including the PRA Rules, the FCA Rules and any related or similar rules of any other Authority, in each case which is binding on the relevant person or in respect of the relevant matter as the context requires;

“Application Documents” means the application form and Switching Proposal submitted by the Company in support of an application to participate in the IS Scheme;

“Assessment Information” has the meaning given in Clause 3.19;

“Assessment Period” has the meaning given in Clause 3.18;

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“Authority” means (i) any government, (ii) any governmental or quasi-governmental authority, body, agency or association, (iii) any supranational, federal, state or local government, (iv) any statutory or regulatory body, agency or association, (v) any Tax Authority and (vi) any court, tribunal or other judicial body;

“BCA” means an account marketed to businesses rather than individuals, which provides the facility to hold deposits, receive and make payments by cheque and/or debit card, use automated teller machine facilities and make regular payments by direct debit and/or standing order, but does not include an account in which money is held on deposit in a currency other than the official currency of the United Kingdom or an account in which credit funds are held and offset against mortgage debt or a loan (other than an overdraft facility);

“BCA Element” has the meaning given in the Dowry Calculation Schedule;

“BCA Threshold” has the meaning given in the Dowry Calculation Schedule;

“Branch Access” means the proposal under which RBS (or one of its subsidiaries, being The Royal Bank of Scotland plc, National Westminster Bank plc or Adam & Company plc) would offer to provide cash and cheque handling services in certain of its RBS and NatWest-branded branches in England, Scotland and Wales to Transferring Target Customers on the terms and subject to the conditions set out in an Inter-Bank Agency Deed;

“Business Day” means any day (other than a Saturday or Sunday) on which clearing banks are open for business in London;

“CASS” has the meaning given to it at Clause 3.2;

“Company Offering” has the meaning given to it at Clause 3.6(A);

“Confidential Information” has the meaning given to it at Clause 16.1;

“Contact Details” means any contact details of Target Customers which RBS provides to the Company pursuant to the IS Communication Framework;

“Data Controller” has the meaning given to it in the Data Protection Legislation;

“Data Protection Legislation” means: (i) the Data Protection Act 1998 and the Privacy and Electronic Communications (EC Directive) Regulations 2003; (ii) the General Data Protection Regulation (2016/679); and (iii) any other similar applicable national privacy law;

“Data Security Breach” has the meaning given to it at Clause 12.13;

“Data Transfer Agreement” means the standard contractual clauses for the transfer of Personal Data (or other information relating to Target Customers) outside of the United Kingdom or European Economic Area, or such other agreement for the transfer of Personal Data (or other information relating to Target Customers) as RBS may approve;

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“Deed of Priority” means a deed substantially in the form set out in Schedule 5 to be entered into between RBS or another member of the Group and the Company in respect of any sharing of security between the Group and the Company;

“Dowries” has the meaning given in the Terms & Conditions, and “Dowry” shall be interpreted accordingly;

“Dowry Calculation Schedule” means Schedule 3 to this Agreement, as amended by the IB and communicated to the Company from time to time;

“Eligibility Criteria” has the meaning given in the Terms & Conditions;

“FCA” means the United Kingdom Financial Conduct Authority or any successor regulatory body;

“FCA Rules” means any rules and guidance made by the FCA under FSMA and set out in the FCA’s handbook of rules and guidance as amended from time to time, and includes any rules and guidance made by any successor regulatory body;

“Fees Waiver Schedule” has the meaning given to it at Clause 3.12;

“FSMA” means the Financial Services and Markets Act 2000, including any regulations made pursuant thereto;

“Group” means RBS, its subsidiaries and subsidiary undertakings, any holding company of RBS and all other subsidiaries and subsidiary undertakings of any such holding company from time to time;

“Helpline” has the meaning given to it at Clause 3.22;

“HMRC” means Her Majesty’s Revenue & Customs;

“In-Flight Customer” means a Target Customer which has applied to the Company to participate in the IS Scheme but has not yet become a Transferring Target Customer;

“Inter-Bank Agency Deed” means a deed substantially in the form set out in Schedule 4 to be entered into between RBS (or one of its subsidiaries, being The Royal Bank of Scotland plc, National Westminster Bank plc or Adam & Company plc) and the Company in respect of Branch Access;

“IS Commencement Date” means the date on which RBS first markets the IS Scheme, together with the Company Offering or such similar offering of any other company, to any Target Customer;

“IS Communication Framework” means the communication framework set out in Schedule 2 to this Agreement in respect of the communication of the IS Scheme to Target Customers, as amended from time to time by agreement between RBS and the IB and as communicated by the IB to the Company;

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“IS Scheme” means the proposal pursuant to which the Company may be provided with funds, on the terms set out in this Agreement, to be used to encourage Target Customers to switch products and services from RBS to the Company;

“Loan Element” has the meaning given in the Dowry Calculation Schedule;

“Loan Threshold” has the meaning given in the Dowry Calculation Schedule;

“Material Breach” has the meaning given to it at Clause 7.3;

“Minimum Information Security Requirements” means the Group’s minimum information security requirements for the protection of confidential information and personal data, as notified to the Company from time to time;

“Non-Compliance Notice” has the meaning given to it at Clause 3.5;

“Permitted Retention Period” has the meaning given to it at Clause 12.10;

“Personal Data” means any personal data (as such term is defined in the Data Protection Legislation) as processed under this Agreement;

“PRA” means the United Kingdom Prudential Regulation Authority (as defined by FSMA), or any successor regulatory body;

“PRA Rules” means any rules and guidance made by the PRA under FSMA and set out in the PRA’s handbook of rules and guidance as amended from time to time, and includes any rules and guidance made by any successor regulatory body;

“Privacy Shield” means the Privacy Shield scheme and principles operated by the US Department of Commerce, and approved by the European Commission, or any replacement scheme and principles approved by the European Commission for that purpose from time to time;

“RBS” means The Royal Bank of Scotland Group plc, a public company incorporated in Scotland with registered number 45551 and whose registered office is at 36 St Andrew Square, Edinburgh, Scotland EH2 2YB;

“Relevant Communication Period” has the meaning given to it at Clause 3.10(B);

“Representatives” means: (i) in the context of RBS and its Group, the directors, officers, employees, agents, professional advisers and third party contractors of RBS and its Group; (ii) in the context of the IB, the directors, officers, employees, agents, professional advisers and third party contractors of the IB; and (iii) in the context of the Company, the directors, officers, employees, agents and professional advisers of the Company;

“Restrictions” has the meaning given to it at Clause 5.1;

“Review Meeting” has the meaning given to it at Clause 6.2;

“Revised Switching Proposal” has the meaning given to it at Clause 6.1;

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“Switching Proposal” means the switching proposal submitted by the Company in support of an application to participate in the IS Scheme and attached as Schedule 6 to this Agreement;

“Target Customer” has the meaning given in the Terms & Conditions;

“Tax” includes all forms of taxation and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions and levies and any charges, deductions or withholdings, in each case in the nature of taxation, imposition, duty, contribution or levy, whether of the United Kingdom or elsewhere in the world, whenever imposed and whether chargeable directly or primarily against or attributable directly or primarily to any person and all penalties, charges, costs and interest relating thereto;

“Tax Authority” means any government, state, municipal, local, federal or other fiscal, revenue, customs or excise authority, body or official anywhere in the world having the power to impose, collect or administer any Tax or exercising a fiscal, revenue, customs or excise function with respect to Tax (including, without limitation, HMRC);

“Term” means 18 months from the IS Commencement Date or such later date as may be communicated by the IB to the Company from time to time1;

“Terms & Conditions” means the terms and conditions set out in Schedule 1 to this Agreement in respect of the IS Scheme, as amended from time to time by the IB and communicated by the IB to the Company;

“Transferring Target Customer” has the meaning given in the Terms & Conditions;

“Turnover” has the meaning given in the Dowry Calculation Schedule;

“Turnover Band” has the meaning given in the Dowry Calculation Schedule;

“VAT” means: (i) value added tax as provided for in Directive 2006/112/EC and charged in accordance with the provisions of the VATA 1994; and (ii) any tax of a similar nature which is introduced in substitution for or in addition to the tax referred to in (i);

“VATA 1994” means the Value Added Tax Act 1994; and

“Working Hours” means 9.00 am to 5.00 pm on a Business Day.

1.2                          In this Agreement, unless otherwise specified:

(A)                           references to clauses, sub-clauses and schedules are to clauses and sub-clauses of, and schedules to, this Agreement;

(B)                           the words “include” and “including” shall be deemed to be followed by the phrase “without limitation”;

1            [Note: Term at the time of entry to any IS Agreement must not extend beyond the anticipated termination date of the IS Scheme.]

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(C)                           headings and sub-headings in this Agreement are included for ease of reference only and shall not affect the interpretation of this Agreement;

(D)                          any reference to a “person” shall be construed so as to include any individual, firm, company, corporation, body corporate, government, state or agency of a state, local or municipal authority or governmental body or any joint venture, association or partnership (whether or not having separate legal personality);

(E)                           any reference to a statute, statutory provision or rules or regulations made thereunder shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified, re-enacted or replaced;

(F)                            the expressions “subsidiary” and “subsidiary undertaking” shall have the meaning given in the Companies Act 2006;

(G)                          any reference to any other document is a reference to that document as amended, varied or supplemented at any time;

(H)                           any reference to a “day” shall mean a period of 24 hours running from midnight to midnight;

(I)                                 the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

(J)                             general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

1.3                          The schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the schedules

1.4                          Reference in this Agreement to RBS shall be read as including, where applicable, a reference to any relevant subsidiary of RBS undertaking the relevant activity within the Group and, in this context, any obligation on RBS shall be read as including, where applicable, an obligation on RBS to procure that the relevant subsidiary complies with the relevant obligation.

2.                                 EFFECTIVENESS

All provisions of this Agreement shall have full force and effect upon execution and delivery of this Agreement by the parties to it.

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3.                                 IS SCHEME

3.1                          Subject to and in accordance with the provisions of this Agreement and the Terms & Conditions the IB shall make Dowry payments to the Company in accordance with the Dowry Calculation Schedule in respect of any Transferring Target Customer.

3.2                          The transfer of Target Customers shall be performed, as far as reasonably practicable, in accordance with current business-as-usual customer switching propositions and, to the extent possible, through the Current Account Switch Service (“CASS”).  The Company shall agree in good faith such switching propositions with RBS.  Any failure of RBS and/or the Company to agree such procedures in good faith shall be referred to the IB which shall investigate such failure and take such action as it may deem necessary or desirable.  Any decision of the IB shall be final and binding on the Company.

3.3                          During the Term, the Company shall review its arrangements with respect to CASS and take such other steps as shall be necessary to ensure that it shall be able to operate the IS Scheme in respect of the transfer of BCAs through CASS.

3.4                          If the IB at any time determines that the Company is failing to comply with the Eligibility Criteria, the Terms & Conditions or the IS Communication Framework, the obligations of the IB pursuant to this Agreement shall be suspended until such time as the IB determines the Company to be in full compliance.

3.5                          The IB shall notify RBS and the Company promptly of any determination pursuant to Clause 3.4, setting out in reasonable detail the areas of non-compliance (“Non-Compliance Notice”).

3.6                          The Company accepts and agrees that:

(A)                           all of the Company’s communication materials in respect of the IS Scheme (the “Company Offering”) shall be supplied by the Company to the IB prior to such Company Offering being made available to any Target Customers and in compliance with the specifications and timelines provided for in the IS Communication Framework from time to time;

(B)                           the Company is solely responsible for its Company Offering;

(C)                           the IB and RBS bear no responsibility for any material distributed and the IB or RBS may refuse the distribution of any materials in order to comply with ongoing obligations to RBS’s customers, including RBS’s internal policy considerations and/or Applicable Laws;

(D)                          RBS shall be entitled to: (i) use, distribute, publish, copy and otherwise reproduce (in each case, in whole or in part) any copyrights subsisting in, or otherwise protecting, the Switching Proposal and the Company Offering (each as may be updated by the Company from time to time); and (ii) use the Company’s name, trade marks and logos used by the Company in connection with the Switching Proposal and the Company Offering, in each case, for the sole purpose of RBS making communications (in any medium,

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including telephone calls, in-branch prompts, contact from relationship managers, email, microsites, post, text messages and digital capability) to relevant Target Customers in relation to the Company’s products and incentives to be offered to relevant Target Customers by the Company in accordance with the IS Communication Framework;

(E)                           the Company Offering will at all times make switching offers to Target Customers which are materially better, taking into account the Dowries, than offers which are made by the Company to new customers or customers which might switch their banking products to the Company (other than through the IS Scheme);

(F)                            the IB and RBS shall have no liability in relation to a failure or refusal to communicate the Company Offering to Target Customers where the Company Offering does not comply with the IS Communication Framework or is otherwise not in compliance with Applicable Law; and

(G)                          if, following the transfer of any Target Customer products to the Company, RBS retains any existing secured credit exposure to such Target Customer, RBS shall not be obliged to release such security and the Company will enter into a Agreement of Priority with RBS, whereby RBS will rank first in the order of priority, substantially in the form set out in Schedule 5.

3.7                          The IB agrees to review the Company Offering and notify the Company within ten Business Days of any deficiency therewith prior to such Company Offering being made available to any Target Customers. The Company agrees to incorporate such comments into the Company Offering as the IB may request.

3.8                          The IB agrees to monitor RBS’s communication of the IS Scheme and the Company Offering to Target Customers in accordance with the IS Communication Framework.

3.9                          The IB shall communicate the IS Communication Framework in respect of Target Customers to the Company from time to time. The Company accepts and agrees that, during the term of the IS Scheme, the IB may amend:

(A)                           the Dowry Calculation Schedule, including the formula for making any Dowry payments;

(B)                           the IS Communication Framework;

(C)                           the Eligibility Criteria;

(D)                          the Terms & Conditions; and/or

(E)                           the Term.

3.10                   The IB agrees that any amendments made pursuant to Clause 3.9 shall:

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(A)                           be communicated to the Company and RBS promptly and, in any event, reasonably in advance of such amendments taking effect; and

(B)                           only take effect from the start of the following communication period (the “Relevant Communication Period”) as set out in the IS Communication Framework from time to time.

3.11                   The Company agrees that, following any amendment made pursuant to Clause 3.9, it shall review its Company Offering and, if desired or necessary, shall submit a revised Company Offering to the IB for review in accordance with Clauses 3.6(A) and 3.7.  The Company agrees that it shall submit such revised Company Offering to the IB for review within such timeframes as the IB may determine and communicate to the Company.  The Company acknowledges and agrees that if it does not submit a revised Company Offering to the IB for review within such timeframes (and in any event by no later than the date falling fifteen Business Days prior to the start of the Relevant Communication Period), the IB shall be under no obligation to consider or approve such revised Company Offering for the purposes of the Relevant Communication Period.

3.12                   The IB agrees that, from time to time, it shall communicate to the Company a schedule setting out: (i) those break fees or other costs in respect of loans or other financial products held by a Target Customer that will be waived or reimbursed by RBS in the event that the Target Customer chooses to transfer such loan or other financial product to the Company; and (ii) where applicable, the procedure by which such fees and/or costs will be reimbursed by RBS (the “Fees Waiver Schedule”).  No other fees and/or costs (other than those communicated by the IB to the Company in accordance with (i)) shall be waived or reimbursed by RBS as a direct or indirect result of a Target Customer transferring from RBS to the Company pursuant to the IS Scheme.

3.13                   If and to the extent that it is necessary for a Target Customer’s Contact Details to be provided to the Company in connection with the operation of the IS Scheme:

(A)                           if a Target Customer has consented and its Contact Details have been provided to the Company, the Company shall use reasonable efforts to: (i) establish contact with such Target Customer(s); and (ii) discuss its Company Offering in good faith with a view to the transfer of that Target Customer to the Company; and

(B)                           the Company accepts and agrees that contact with a Target Customer shall be limited to such contact as is necessary in relation to the IS Scheme and the transfer of any other relevant banking relationship that such Target Customer may have with RBS.

3.14                   The IB shall notify the Company in writing:

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(A)                           of the aggregate amount of BCA Element and Loan Element distributed to all eligible bodies under the IS Scheme promptly following the end of each three calendar month period (beginning on [date]2);

(B)                           promptly upon becoming aware that the total aggregate amount of Loan Element paid by the IB to all eligible bodies under incentivised switching agreements between the IB and other eligible bodies, is equal to or exceeds 90% and 95% of the Loan Threshold; and

(C)                           promptly upon becoming aware that the total aggregate amount of BCA Element paid by the IB to all eligible bodies under incentivised switching agreements between the IB and other eligible bodies, is equal to or exceeds 90% and 95% of the BCA Threshold.

3.15                   Upon notification by the IB to the Company, communication of the IS Scheme to Target Customers shall cease and the Company agrees to cease any independent communication of its Company Offering in connection with the IS Scheme.

3.16                   The Company may at any time notify the IB in writing that it wishes for the Group to offer Branch Access to the Transferring Target Customers of the Company on reasonable commercial terms and conditions and in accordance with the terms of the Inter-Bank Agency Deed, to be provided on such terms for up to three years from IS Commencement Date and thereafter on such terms as may be agreed between the Company and the Group.  Upon receipt of such notification, the IB shall use reasonable endeavours to procure that RBS (or one of its subsidiaries, being The Royal Bank of Scotland plc, National Westminster Bank plc or Adam & Company plc) enters into the Inter-Bank Agency Deed with the Company as soon as reasonably practicable.

3.17                   Promptly following the end of each three calendar month period (beginning on [date]3), the IB shall notify the Company in writing of:

(A)                           the aggregate number of Target Customers sent communication materials in respect of any participant Company in the IS Scheme; and

(B)                           the aggregate number of Target Customers who have consented to participation in the IS Scheme.

3.18                   Within five Business Days of the end of each calendar month period (beginning with the first full first calendar month occurring after the date of this Agreement) (each an “Assessment Period”) and at such other times as the IB may request (acting reasonably), the Company shall, at its own cost, provide to the IB in writing:

(A)                           the aggregate number of Target Customers who have become Transferring Target Customers;

3            [Note: insert the next quarter date following the date of this Agreement.]

2            [Note: insert the next quarter date following the date of this Agreement.]

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(B)                           if applicable, a list (amalgamated by reason(s) for rejection and by Turnover Band) of Target Customers who have been rejected from becoming customers of the Company during the relevant calendar month and an explanation (in reasonable detail) of the reason(s) for such rejection(s); and

(C)                           the aggregate number of In-Flight Customers.

3.19                   Within five Business Days of the end of each Assessment Period (beginning with the first Assessment Period occurring after the date on which the first Dowry payment is made pursuant to this Agreement) and at such other times as the IB may request (acting reasonably), the Company shall, at its own cost, provide to the IB in writing:

(A)                           the proportion of the relevant Dowry payment that has been paid directly to Transferring Target Customers during the relevant Assessment Period and a brief explanation of how any remaining amounts of the Dowry payment have been applied for the benefit of Transferring Target Customers; and

(B)                           any additional information requested by the IB which is, in the opinion of the IB, necessary or desirable in order for the IB to assess the Company’s compliance with the terms of this Agreement,

((A) and (B), together with Clauses 3.18(A) to (C), being the “Assessment Information”).

3.20                   The Company shall provide to the IB evidence to the IB’s satisfaction in support of the Assessment Information and such other information as the IB may reasonably request.

3.21                   The Company represents and warrants (on the date of this Agreement and on each date on which any Assessment Information and/or supporting evidence is provided by the Company to the IB), that the Assessment Information and any evidence provided by the Company to the IB in support of the Assessment Information is true, accurate and complete and not misleading.

3.22                   The IB shall use reasonable endeavours to procure that a dedicated helpline to support Target Customers who are interested in transferring to the Company will be provided by RBS (the “Helpline”). The Company shall provide the IB with such details and information as may be requested by the IB in connection with the Helpline.  The Company acknowledges and agrees that no advice or information on the Company Offering or any other product offering of the Company will be provided by the Helpline.

3.23                   Save as expressly set out above, the rights and obligations of the IB, RBS and the Company pursuant to this Clause 3 shall automatically terminate at the end of the Term.

4.                                 COMPANY’S WARRANTIES, REPRESENTATIONS AND UNDERTAKINGS

4.1                          The Company represents and warrants to the IB that:

(A)                           it has the requisite capacity, power and authority to enter into and perform this Agreement and that its obligations under this Agreement constitute valid

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and binding obligations of the Company in accordance with their respective terms;

(B)                           the execution and delivery of, and the performance by the Company of its obligations under, this Agreement will not result in a breach of any order, judgment or decree of any court or governmental agency or regulatory body by which the Company is bound;

(C)                           all information provided in the Application Documents, Company Offering and all other information provided by the Company to the IB in connection with the IS Scheme is true, accurate and complete and not misleading and that there has been no material change in its circumstances since the date on which such information was provided to the IB;

(D)                          all expressions of opinion, intention and expectation contained in the Application Documents, Company Offering and any other information provided by the Company to the IB in connection with the IS Scheme are made on reasonable grounds after due and careful enquiry and consideration and are fairly based and honestly held;

(E)                           there are no other facts known to the Company the omission of which would: (i) make any statement or expression contained in the Application Documents, Company Offering or any other information provided by the Company to the IB in connection with the IS Scheme misleading in any material respect; or (ii) affect the decision of the IB to make any payments under this Agreement; and

(F)                            the Switching Proposal and Company Offering complies with Applicable Law.

4.2                          The Company undertakes and agrees:

(A)                           to comply with Applicable Law in respect of any Target Customers which become Transferring Target Customers;

(B)                           not to make any unauthorised statement or representation in relation to the IS Scheme;

(C)                           not to engage in any conduct which, in the IB’s opinion, is or may be prejudicial to the functioning of the IS Scheme.

5.                                 USE OF DOWRIES

5.1                          The Company agrees to and accepts the Terms & Conditions.  In particular, the Company agrees that:

(A)                           it shall use Dowries for the benefit of the Transferring Target Customers and in the manner contemplated in its Switching Proposal and Company Offering and in accordance with the Terms & Conditions; and

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(B)                           no more than 50% of any Dowry in respect of a Transferring Target Customer with a Turnover of more than £1 million may be paid in cash to such Transferring Target Customer during the first 12 months of it becoming a Transferring Target Customer,

(such requirements being the “Restrictions”).

6.                                 UPDATES TO THE SWITCHING PROPOSAL

6.1                          If the Company considers that it is necessary or desirable to make a change to the Switching Proposal at any time, the Company shall notify the IB in writing of this fact and provide the IB with a copy of the updated switching proposal proposed by the Company (the “Revised Switching Proposal”).

6.2                          If the Company provides the IB with a Revised Switching Proposal pursuant to Clause 6.1, the IB may request a meeting with representatives of the Company in order to consider the Revised Switching Proposal (the “Review Meeting”).

6.3                          The Company will be treated as having represented and warranted at the time of provision of any Revised Switching Proposal that:

(A)                           all information provided in any Revised Switching Proposal and all other information provided by the Company to the IB in connection with any Revised Switching Proposal is true, accurate and complete and not misleading;

(B)                           all expressions of opinion, intention and expectation contained in any Revised Switching Proposal and any other information provided by the Company to the IB in connection with such Revised Switching Proposal are made on reasonable grounds after due and careful enquiry and consideration and are fairly based and honestly held;

(C)                           there are no other facts known to the Company the omission of which would make any statement or expression contained in any Revised Switching Proposal and all other information provided by the Company to the IB in connection with any Revised Switching Proposal misleading in any material respect;

(D)                          the Revised Switching Proposal does not omit any material information which would reasonably be required in order for the IB to appraise the Revised Switching Proposal; and

(E)                           the Revised Switching Proposal complies with Applicable Law.

6.4                          The IB shall consider any Revised Switching Proposal and shall assess such Revised Switching Proposal (including against the requirements set out in the Terms & Conditions). The Company shall provide the IB with any additional information requested by the IB which is, in the opinion of the IB, necessary or desirable in order for the IB to assess the Revised Switching Proposal.

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6.5                          The IB may, at its sole discretion, approve or reject any Revised Switching Proposal and shall notify the Company of its decision within 10 Business Days of: (i) the date on which the Company submitted the Revised Switching Proposal if no Review Meeting is held; or (ii) the Review Meeting.

6.6                          If the IB approves any Revised Switching Proposal:

(A)                           any reference in this Agreement to the Switching Proposal shall be read as referring to such Revised Switching Proposal; and

(B)                           the representations and warranties set out in Clause 6.3 shall be deemed to be repeated by the Company on the date on which the IB approves such Revised Switching Proposal.

6.7                          If the IB does not approve any Revised Switching Proposal:

(A)                           the Company may continue to use the Dowries in accordance with the previous Switching Proposal; and

(B)                           if the Company is unable to continue to use the Dowries in accordance with the previous Switching Proposal, the Independent Body may request the repayment (in full or in part) of any Dowries paid pursuant to this Agreement (in which case the Company shall make such repayment (together with interest at an annual interest rate equal to the Bank of England base rate, compounded quarterly and accruing from the date on which the IB made the relevant payment to the Company until the date of repayment) within five Business Days of the date of the demand).

7.                                 AUDIT RIGHTS AND CLAWBACK

7.1                          Subject to Clause 7.2, at the IB’s request upon reasonable notice to the Company during the Term, the Company shall grant, and shall procure that all relevant members of its group grant to the IB or its Representatives access during normal business hours to all premises, records, officers, employees, agents and Representatives of the Company, to the extent necessary or desirable for the purpose of:

(A)                           verifying whether any Dowries paid by the IB to the Company have been used in the manner contemplated in the Switching Proposal or Company Offering and in accordance with the Restrictions;

(B)                           assessing whether the Company has complied with its obligations under this Agreement; and/or

(C)                           verifying the Assessment Information.

7.2                          The IB shall only request an audit pursuant to Clause 7.1 if it believes that:

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(A)                           any Dowries paid by the IB to the Company have not been used in the manner contemplated in the Switching Proposal or Company Offering and in accordance with the Restrictions;

(B)                           the Company has not complied with its obligations under this Agreement; or

(C)                           the Assessment Information is not true, accurate and complete or is misleading.

7.3                          If, in the opinion of the IB, any audit carried out by or on behalf of the IB pursuant to Clause 7.1 reveals any material breach of this Agreement (which shall include any failure to use any Dowries paid by the IB to the Company in accordance with the Restrictions and any breach of Clause 4.2) (a “Material Breach”), the Company shall, on demand, reimburse the IB in full for any costs and expenses incurred in carrying out or having carried out such audit (including the costs of the IB’s Representatives).

7.4                          The IB shall procure that any person carrying out any inspection and/or audit pursuant to Clause 7.1 complies with all reasonable access and security regulations notified to such person at such time by or on behalf of the Company.

7.5                          If the IB determines at its sole discretion (and whether or not an audit has been carried out in accordance with Clause 7.1) that there has been a Material Breach, the IB shall promptly notify the Company in reasonable detail of the Material Breach and may:

(A)                           if such Material Breach is capable of remedy, require the Company to: (i) remedy the breach within twenty Business Days of the date on which the IB notifies the Company of the Material Breach (or such shorter period as the IB may determine); and (ii) promptly and in any event within five Business Days of the date of remedy of such Material Breach provide evidence to the satisfaction of the IB demonstrating that the Material Breach has been remedied;

(B)                           if the Material Breach is not capable of remedy or the Company has not provided the IB with evidence to the IB’s satisfaction that the Material Breach has been remedied within the period specified by the IB, request the repayment (in full or in part) of the relevant Dowries (in which case the Company shall make such repayment (together with interest at an annual interest rate of 8% above the Bank of England base rate, compounded quarterly and accruing from the date on which the IB paid such Dowries to the Company until the date of repayment) within five Business Days of the date of the demand); and

(C)                           require the Company to take such steps going forwards as the IB may consider necessary or desirable in the context of such Material Breach.

8.                                 FINAL DETERMINATION

8.1                          The Company accepts and agrees that any decision or determination of the IB under or in accordance with the terms of this Agreement (and the IS Communication Framework, the

15

Terms & Conditions, the Eligibility Criteria and/or the Dowry Calculation Schedule) shall be made at the absolute discretion of the IB and shall be final and binding on all parties. In this regard, the IB shall act as an expert and not an arbitrator and the provisions of the Arbitration Act 1996 shall not apply.

8.2                          The Company accepts and agrees that it shall have no claims or right of recourse against the IB or RBS in respect of any determination or decision of the IB except as explicitly set out in this Agreement.

9.                                 LIABILITY AND INDEMNITY

9.1                          To the fullest extent permitted by law, the IB and RBS have no liability for any losses (including any loss of profit or indirect or consequential loss or any loss of goodwill or possible business after termination of this Agreement, whether actual or prospective), costs or expenses incurred by the Company and the Company shall have no claim against the IB or RBS except as expressly set out in this Agreement.

9.2                          The Company shall indemnify RBS, the IB and their respective Representatives on demand and on an after-Tax basis from and against all loss, payments, costs, expenses, damage, actions, claims or demands (including any loss of profit or indirect or consequential loss or any loss of goodwill or possible business after termination of this Agreement, whether actual or prospective) which RBS, the IB and/or their respective Representatives may incur or suffer in relation to or arising out of:

(A)                           the performance of its obligations under or in connection with this Agreement;

(B)                           the content of (including any untrue statement contained in) the Company Offering or any other communication materials or conduct of the Company in relation to the IS Scheme;

(C)                           the Company’s use of the Personal Data of the Target Customer whether obtained from RBS, the Target Customer or otherwise (including any breach by the Company of its obligations in Clause 12);

(D)                          any conduct of the Company in relation to a Target Customer;

(E)                           any failure by the Company to comply with Applicable Law (including Data Protection Legislation), the terms of this Agreement (including any breach or alleged breach by the Company of the representations, warranties or undertakings contained or referred to in this Agreement or any circumstances which constitute such a breach), the IS Communication Framework or the Terms & Conditions;

(F)                            any breach of, or failure by the Company to comply with, “know your customer” or other similar checks required under the Anti-Money Laundering Regulations and all other Applicable Laws in relation to any Target Customer that transfers to the Company;

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(G)                          any matters relating to the treatment of a Target Customer after they have transferred any products or services to the Company; and/or

(H)                           the fraud, negligence or wilful default of the Company,

and, in each case, the Company shall reimburse RBS and/or the IB and/or their respective Representatives for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim as such expenses are incurred; provided that, in each case, the Company will not be liable to the extent that any such loss, payment, cost, expense, damage, action, claim or demand is proven to have arisen as a result of the fraud, gross negligence or wilful default of the person making the claim.

10.                          TERMINATION

10.1                   Subject to Clause 10.2, the rights and obligations of the parties under this Agreement shall terminate automatically upon the expiry of the Term.

10.2                   The rights and obligations of the Parties under Clause 9, 13 – 18, 20 and 22, together with any accrued rights and obligations, shall survive termination of this Agreement.

11.                          COSTS AND EXPENSES

11.1                   Except as expressly set out in this Agreement, each of the IB and the Company shall pay their own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement and the IS Scheme.

12.                          DATA PROTECTION

12.1                   The Company acknowledges that it is a Data Controller in respect of any Personal Data (including Contact Details) made available to it by or on behalf of RBS. The Company acknowledges and agrees that it is not a joint controller with RBS for the purposes of the Data Protection Legislation and it and RBS do not determine the purposes and means of the processing jointly or carry out processing on behalf of one another.

12.2                   The Company shall comply (and shall take reasonable steps to procure the compliance of its Representatives) with the Company’s obligations under the Data Protection Legislation in connection with the processing of the Personal Data, including the obligations to provide fair processing notices, obtain any required marketing consent and respond to requests of data subjects.

12.3                   The Company shall not do anything which would place RBS or any member of its Group in breach of the Data Protection Legislation and shall provide such reasonable assistance to RBS as RBS may reasonably require in order to comply with any inquiry of an Authority and/or to conduct privacy impact assessments. The Company acknowledges that RBS is not responsible for any processing of the Personal Data carried out by the Company or its Representatives.

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12.4                   The IB and the Company acknowledge that RBS is a Data Controller of any Personal Data collected in relation to its own customers (including any customers who have accounts with both the Company and RBS).

12.5                   The Company shall not acquire any rights or interest in the Personal Data made available to it by RBS (including any Contact Details), and shall ensure that its employees, agents and sub-contractors shall only use such Personal Data for the purpose of contacting the applicable Target Customer about the IS Scheme.

12.6                   The Company will not transfer any Personal Data (or other information relating to Target Customers) outside of the United Kingdom or the European Economic Area except with the prior written consent of RBS and in accordance with any terms RBS, acting reasonably, may impose on such transfer. As a condition of granting such consent, RBS may, among other requirements, require the Company to:

(A)                           enter into an appropriate Data Transfer Agreement; or

(B)                           for transfers to the United States of America, ensure that the recipient has and continues to maintain a current, valid certification under the Privacy Shield program and complies with the Privacy Shield principles.

The foregoing provisions of this Clause 12.6 shall also apply to any further transfer of the Personal Data or other information relating to Target Customers.

12.7                   In the event that the data transfer mechanism entered into under Clause 12.6 ceases to be valid, the Company shall use reasonable endeavours to enter into an appropriate alternative data transfer mechanism and/or procure that any relevant sub-contractor enters into a data transfer mechanism that complies with obligations set out in the Data Protection Legislation and, where applicable, that imposes obligations on the sub-contractor equivalent to those set out in the Company’s alternative data transfer mechanism.  If the Company is unable to enter into and/or procure that any relevant sub-contractor enters into an appropriate alternative data transfer mechanism, the Company shall: (i) at the Company’s discretion, either return to RBS or destroy any Personal Data in its possession; and (ii) use reasonable endeavours to procure that its sub-contractors return to RBS or destroy any Personal Data in their possession.

12.8                   The Company will not engage any processor to process Contact Details without RBS’s prior written consent.

12.9                   If the relevant Target Customer informs the Company, or RBS who in turn informs the Company, that it withdraws its consent to be contacted by the Company, the Company shall immediately cease all contact with that Target Customer in relation to the IS Scheme and shall erase or destroy all Personal Data relating to that Target Customer within one week of being informed of the withdrawal of consent. The erasure and/or destruction processes must adhere to the Minimum Information Security Requirements.

12.10            The Company agrees that it shall implement automated processes to enforce strict retention periods in relation to Personal Data made available to it by RBS. In particular, the Company shall ensure that Contact Details for an individual Target Customer shall not be

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used or retained after the end of the Term (the “Permitted Retention Period”), if that Target Customer has not chosen to become a Transferring Target Customer Company before the end of the applicable Permitted Retention Period.

12.11            After the Permitted Retention Period, if the relevant Target Customer has not chosen to become a Transferring Target Customer Company, the Company shall erase or destroy all Personal Data relating to that Target Customer. The erasure and/or destruction processes must adhere to the Minimum Information Security Requirements.

12.12            The Company will implement and maintain appropriate technical and organisational measures to guard against unauthorised or unlawful processing of, and against accidental loss or destruction of or damage to, Personal Data or other information relating to customers of the Group. That shall include: (i) a level of security appropriate to the harm that might result from such unauthorised or unlawful processing or accidental loss, destruction or damage, and the nature of the Personal Data or other information relating to customers of the Group to be protected; and (ii) any other reasonable and proportionate measures requested by RBS. Without prejudice to the foregoing, the Company will identify and protect at all times the confidentiality, integrity and availability of the Personal Data or other information relating to customers of the Group in accordance with the Minimum Information Security Requirements.

12.13            Upon any known actual or reported suspected breach of the Minimum Information Security Requirements or any obligations or duties owed by the Company to RBS or the IB (including under this Clause 12) relating to the confidentiality, integrity or availability of Personal Data or other information relating to customers of the Group (a “Data Security Breach”), the Company will, as soon as practicable, at its own expense:

(A)                           investigate the Data Security Breach to seek to identify, prevent and mitigate the effects of the Data Security Breach and carry out any recovery or other action reasonably necessary to remedy the Data Security Breach;

(B)                           within one Business Day, notify the IB and RBS of the breach (and follow-up with a detailed description in writing, including (if known) the cause of the breach, remedial action taken and the potential consequences of the breach);

(C)                           conduct or support RBS in conducting computer forensic investigations and analysis that RBS reasonably requires; and

(D)                          implement any additional actions or remedial measures which RBS reasonably considers necessary as a result of the breach.

12.14            In the event of a Data Security Breach involving an actual compromise of the security, confidentiality or integrity of Personal Data or other information relating to RBS or the Group’s customers, including but not limited to any unauthorised access or use or any loss of Personal Data or such information:

(A)                           the Company shall notify RBS and the IB of the type of data that was the subject of the Data Security Breach and the identity of each affected person

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as soon as such information can be collected or otherwise becomes available. Except to the extent required to do so by Applicable Law (in which case the Company shall provide RBS with as much prior notice as is possible), the Company will not issue any filings, communications, notices, press releases, or reports related to any Data Security Breach which would lead to the identification of the RBS or any member of the Group without prior written approval from RBS;

(B)                           the Company shall promptly return or delete all Personal Data and certify in writing that it has done so. Any deletion processes must adhere to the Minimum Information Security Requirements; and

(C)                           RBS shall not be obliged to provide further Personal Data to the Company until the IB is satisfied that the Company has carried out all its obligations under Clause 12.10.

12.15            The Company shall provide RBS with such information, cooperation, access and assistance as is reasonably requested by RBS from time to time to demonstrate the Company’s compliance with this Clause 12.

12.16            The provisions of this Clause 12 shall survive the term of this Agreement.

13.                          TAX MATTERS

13.1                   All payments by the Company under or in connection with this Agreement shall be paid without any deduction or withholding, unless required by Applicable Law.  If any Tax is required by Applicable Law to be deducted or withheld from or in connection with any such payment, the amount payable shall be increased so as to ensure that the amount received by the IB (after such deduction or withholding, including for the avoidance of doubt any additional deduction or withholding required as a result of such increase) is equal to the amount which the IB would have received if no such deduction or withholding had been required.

13.2                   If the IB is subject to Tax in respect of any sum payable by the Company under or in connection with this Agreement (other than any sum of interest payable in accordance with Clause 6.7(B) or 7.5(B)) (a “Relevant Payment”), or if any such Relevant Payment is taken into account in computing the income, profits or gains of the IB for Tax purposes, the sum payable by the Company shall be increased so as to ensure that the amount retained by the IB (after the payment of such Tax, including for the avoidance of doubt any additional Tax payable as a result of such increase, and after giving credit for any Tax relief in respect of the matter giving rise to the Relevant Payment that will be obtained and utilised by the IB) is equal to the amount which the IB would have retained in the absence of such Tax.

13.3                   Each sum payable by the Company under or in connection with this Agreement is expressed exclusive of any amount in respect of VAT however it arises.  If the IB makes (or is deemed to make) any supply for VAT purposes for which such sum (or any part thereof) is in consideration and VAT is or becomes chargeable in respect of such supply, the Company shall pay to the IB (within 14 days of the receipt of a valid VAT invoice) an

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additional sum equal to the amount of any VAT so chargeable for which the IB is liable to account.

14.          NOTICES

14.1        Except as otherwise provided in this Agreement, a notice under this Agreement shall only be effective if it is in writing. E-mail transmissions are permitted.

14.2        Notices under this Agreement shall be sent to the postal address, number or email address and for the attention of the individual set out below:

Party	Address	Email address

IB	[address] Attention: [position]	[email]

Company	[address] Attention: [position]	[email]

14.3        Any notice given under this Agreement shall, in the absence of earlier receipt, be deemed to have been duly given as follows:

(A)       if delivered personally, on delivery;

(B)       if sent by first class post, two clear Business Days after the date of posting; and

(C)       if sent by email, when despatched.

14.4        Any notice given under this Agreement outside Working Hours in the place to which it is addressed shall be deemed not to have been given until the start of the next period of Working Hours in such place.

15.          PUBLICITY

15.1        Subject to this Clause 15, the Company shall not (and shall procure that no member of its group shall) make, publish, issue or release any announcement or public statement in relation to, or which refers to, this Agreement, the IB in connection with this Agreement or the IS Scheme (including in any annual report and accounts or other documents issued or made available to the holders of securities, whether in electronic or paper written form, or in any oral announcement or statement).

15.2        Notwithstanding Clause 15.1, the Company (or any member of its group) may make, publish, issue or release such an announcement provided that:

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(A)          it is consistent in all respects with and otherwise reflects (and contains only information which has been contained in) any announcement or public statement which has previously been made by the IB or communication materials which have been publicly released by RBS; or

(B)          it is in form and substance satisfactory to the IB.

16.          CONFIDENTIALITY

16.1        The Company and the IB shall treat as confidential any information received or obtained by the Company as a result of entering into or performing this Agreement (“Confidential Information”).

16.2        The Company shall not:

(A)          disclose any Confidential Information to any person other than to its Representatives who need to know such information in order to discharge their duties; or

(B)          use any Confidential Information other than to exercise its rights or perform its obligations as set out in this Agreement.

16.3        The Company shall procure that any person to whom any such Confidential Information is disclosed by it complies with the restrictions contained in this clause as if such person were a party to this Agreement and have in place and maintain security measures and procedures to protect the confidentiality of Confidential Information.

16.4        The IB shall not:

(A)          disclose any Confidential Information to any person other than to its Representatives; or

(B)          use any Confidential Information other than to exercise or assist in exercising its rights or perform or assist in performing its obligations as set out in this Agreement.

16.5       The restrictions contained in Clauses 16.1 to 16.4 shall not prevent the IB from:

(A)          announcing or otherwise disclosing: (i) the identity of the companies participating in the IS Scheme (including the Company); (ii) reasonable details of the offerings of such companies in connection with the IS Scheme (including the Company Offering); and/or (iii) any other information regarding the IS Scheme and the Company which the IB considers necessary or desirable in connection with the operation of the IS Scheme;

(B)          disclosing Confidential Information to HMT (and/or any third party monitor appointed by HMT in connection with, amongst other things, Incentivised Switching) or RBS;

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(C)          announcing or otherwise disclosing that the Company has committed a Material Breach, together with reasonable details of such Material Breach and any steps required by the IB and taken (or to be taken) by the Company in remedying such Material Breach; or

(D)          announcing or otherwise disclosing that any Dowry has been (or will be) clawed back in whole or in part from the Company pursuant to Clause 7 and the reasons for the IB’s decision to claw back such funds.

16.6        The restrictions contained in Clauses 16.1 to 16.4 shall not prevent RBS from announcing or otherwise disclosing: (i) the identity of the companies participating in the IS Scheme (including the Company); (ii) reasonable details of the offerings of such companies in connection with the IS Scheme (including the Company Offering); and/or (iii) any other information regarding the IS Scheme and the Company which RBS reasonably considers necessary or desirable in connection with the operation of the IS Scheme.

16.7        The restrictions in Clauses 16.1 to 16.4 shall not prevent either party from disclosing Confidential Information:

(A)          which is required by: (i) Applicable Law, or (ii) the rules of any securities exchange, clearing system or authority (including the PRA, the FCA and the European Commission) to which it is subject or submits;

(B)          which is required by a Tax Authority in connection with the Tax affairs of the disclosing party;

(C)          if and to the extent such disclosure is required or contemplated by the terms of this Agreement or strictly required in order to implement the Company Offering;

(D)          if and to the extent required for the purpose of any judicial proceedings;

(E)          if and to the extent the information has come into the public domain other than as a result of a breach of confidence or contractual obligations; and

(F)           where the other party, and RBS, have agreed in advance to such disclosure.

16.8        The Company agrees that it will not (and will procure that members of its group and the respective Representatives of the Company and members of its group will not) make either orally or in writing, any disparaging or derogatory remarks concerning the Group, the IB, any of their Representatives or the IS Scheme. The Company further agrees that it will not (and will procure that members of its group and the respective Representatives of the Company and members of its group will not) take any action which could reasonably be expected to damage the reputation or be detrimental to or otherwise critical of the Group, the IB or any of their Representatives.

16.9        The restrictions contained in this clause shall continue to apply after the termination of this Agreement without limit in time.

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17.          CONTRACT (RIGHTS OF THIRD PARTIES) ACT 1999

17.1        Clauses 3, 8.2, 9, 12, 16 and 20 confer benefits on RBS and, subject to the remaining provisions of this clause, are intended to be enforceable by RBS by virtue of the Contracts (Rights of Third Parties) Act 1999.

17.2        Clause 9 confers benefits on the Representatives of the IB and, subject to the remaining provisions of this clause, is intended to be enforceable by such Representatives by virtue of the Contracts (Rights of Third Parties) Act 1999.

17.3        Subject to Clauses 17.1 and 17.2, the parties to this Agreement do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

17.4        Notwithstanding the provisions of sub-Clauses 17.1 and 17.2, and save in respect of (i) Clauses 3, 8.2, 9, 12, 16, 20 and this Clause 17 which in each case may not be rescinded or varied in a way which would be adverse to the rights of RBS without the prior written consent of RBS; and (ii) Clause 9 and this Clause 17 which in each case may not be rescinded or varied in a way which would be adverse to the rights of the IB’s Representatives without the prior written consent of the IB’s Representatives, this Agreement may be rescinded or varied in any way and at any time by the parties to this Agreement without the consent of any third party.

18.          INVALIDITY

18.1        If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

(A)          the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(B)          the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

19.          NO PARTNERSHIP

19.1        Nothing in this Agreement and no action taken by the parties under this Agreement shall constitute a partnership, joint venture or agency relationship between any of the parties.

20.          ASSIGNMENT

20.1        Neither party (and no person with the benefit of third party rights under this Agreement) shall assign, or purport to assign all or any part of the benefit of, or its rights or benefits under, this Agreement.

20.2        Notwithstanding Clause 20.1, the IB may sub-contract or enter into any arrangement whereby another person is to perform any or all of its obligations under this Agreement.

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20.3        RBS may assign the benefit of the whole or any part of this Agreement within the Group, provided that if the assignee ceases to be a subsidiary or subsidiary undertaking of RBS, it shall before ceasing to be so assign the benefit, so far as assigned to it, back to a member of the Group.

21.          GROUP MEMBERS

21.1        Where the Company has applied for participation in the IS Scheme in whole or in part for other eligible group members, the following provisions will apply:

(A)          the representations, warranties and undertakings in Clauses 3.21, 4 and 6.3 are treated as given by the Company on its own part and separately on the part of all other members of the Company’s group participating in the IS Scheme;

(B)          the Company will procure that all other relevant members of its group provide all relevant Assessment Information under Clauses 3.18 and 3.19 and where appropriate the Company will consolidate all relevant information so as to facilitate the review by the IB of the Assessment Information;

(C)          the provisions of Clauses 5, 6.7, 7.5, 12 and 13 will extend to relevant members of the Company’s group and the Company will procure that all relevant members of its group comply with the requirements of Clauses 5, 6.7, 7.5, 12 and 13.  Clause 10 will also be construed accordingly; and

(D)          Confidential Information may be disclosed to relevant members of the Company’s group under Clause 16, subject always to the requirements of Clause 16.3 and to the provisions of Clause 16.7.

22.          COUNTERPARTS

22.1        This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.  Each counterpart shall constitute an original of this Agreement, but all the counterparts together shall constitute one and the same instrument.

23.          CHOICE OF GOVERNING LAW

23.1        Any matter, claim or dispute arising out of or in connection with this Agreement, whether such matter, claim or dispute is contractual or non-contractual, shall be governed by and determined in accordance with the laws of England.

23.2        The courts of England have exclusive jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes, arising out of or in connection with this Agreement, and for these purposes, the parties irrevocably submit to the jurisdiction of the courts of England.

24.          [AGENT FOR SERVICE

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24.1        The Company irrevocably appoints [          ] of [           ] to be its agent for the receipt of Service Documents.  It agrees that any Service Document may be effectively served on it in connection with proceedings in England by service on its agent effected in any manner permitted by the Civil Procedure Rules.

24.2        If the agent at any time ceases for any reason to act as such, the Company shall appoint a replacement agent having an address for service in England and shall notify the IB of the name and address of the replacement agent.  Failing such appointment and notification, the IB shall be entitled by notice to the Company to appoint a replacement agent to act on behalf of the Company.  The provisions of this clause applying to service on an agent apply equally to service on a replacement agent.

24.3        A copy of any Service Document served on an agent shall be sent by post to the Company.  Failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document.

24.4        “Service Document” means a claim form, application notice, order or judgment.]4

IN WITNESS whereof this Agreement has been entered by the parties hereto on the date first herein written.

Signed by [name of signatory] for and on behalf of Banking Competition Remedies Limited	.............................................................

Signed by [name of signatory] for and on behalf of [name of Company]	.............................................................

4  [Note: only required for Companies incorporated outside the UK]

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Schedule 1
IS Terms & Conditions

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INCENTIVISED SWITCHING: TERMS AND CONDITIONS

1.            INTRODUCTION

1.1          These terms and conditions (“Terms and Conditions”) form part of the agreement between you (the “Applicant Company”) and us, Banking Competition Remedies Limited (the “Independent Body”) in relation to your application to participate in Incentivised Switching.

1.2          The Independent Body shall have absolute discretion on the interpretation and application of these Terms and Conditions and any determination or decision of the Independent Body in relation to any matter related to Incentivised Switching shall be conclusive.

1.3          The Independent Body may amend these Terms and Conditions from time to time and shall, upon such amendment, promptly provide each Applicant Company with a copy of the revised Terms and Conditions.

1.4          Any approval of an Applicant Company’s application to participate in Incentivised Switching, and any subsequent distribution of funds to such Applicant Company in connection with Incentivised Switching, will be subject, amongst other things, to the Applicant Company and the Independent Body entering into a legally binding agreement on terms satisfactory to the Independent Body (the “IS Agreement”).

1.5          If any provision of these Terms and Conditions is inconsistent with the IS Agreement, the IS Agreement will take priority.

2.            ELIGIBILITY, APPLICATION AND SUPPORTING DOCUMENTS

2.1          In order to be eligible to participate in Incentivised Switching, the Applicant Company must be a deposit-taking entity with Business Current Account capabilities:

(A)          which is authorised by the PRA to take deposits;

(B)          which has (or has publicly stated its intention to launch) a Business Current Account offering;

(C)          which is domiciled in the United Kingdom, the European Union, the European Economic Area or Switzerland;

(D)          which has gross assets in the United Kingdom of less than £350 billion shown in its latest published consolidated accounts (or interim balance sheet);

(E)          whose income in the United Kingdom relates primarily to the provision of deposit-taking, lending or payment services to individuals and businesses in the United Kingdom;

(F)           which has expressed an intention to expand its business offering to SMEs in the United Kingdom through the development of new products, expansion into new

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geographical markets or new business segments and/or investing in its customer service levels; and

(G)          which participates in CASS,

2.2          Eligibility to participate in Incentivised Switching will be determined at the absolute discretion of the Independent Body and any determination of the Independent Body as to eligibility of an Applicant Company to participate in Incentivised Switching and/or receive any distribution of funds in connection with Incentivised Switching shall be conclusive.

2.3          In determining whether the Applicant Company should be eligible to participate in Incentivised Switching, the Independent Body shall:

(A)          have regard to the amount of the Dowry that will be passed directly to a Transferring Target Customer and the amount of the Dowry that will be retained by the Applicant Company and applied for other purposes which benefit Transferring Target Customers, in each case in the context of the aims of Incentivised Switching;

(B)          consider whether, and the extent to which, (in the opinion of the Independent Body) the Applicant Company’s Switching Proposal will, if implemented, incentivise Target Customers to become Transferring Target Customers; and

(C)          consider whether, and the extent to which, (in the opinion of the Independent Body) the Applicant Company’s Switching Proposal makes switching offers to Target Customers across the full range of Turnovers of all Target Customers and which are materially better, taking into account the Dowries, than the offers which are made by them to new customers or customers (across the full range of Turnovers) which might switch their banking products to them (other than through Incentivised Switching), in each case provided that the Applicant Company shall not be required to make switching offers to particular Target Customers if it does not, at the time of its application, have a suitable Business Current Account and/or Loan Product offering for such Target Customers.

2.4          The Applicant Company must provide to the Independent Body on request such information as the Independent Body considers necessary or desirable in order to determine whether such applicant is eligible to participate in Incentivised Switching.

2.5          The Applicant Company must submit a switching proposal (the “Switching Proposal”) along with its completed application form (the “Application Documents”) by the date specified by the Independent Body in the relevant marketing materials or such later date as the Independent Body may specify (the “Application Period”). If the Application Documents are not submitted within the Application Period, the Independent Body reserves the right not to consider the application.

2.6          The Switching Proposal must:

(H)          outline the Applicant Company’s proposal to incentivise some or all Target Customers to become Transferring Target Customers;

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(I)             outline how the Applicant Company proposes to apply any Dowries received in connection with Incentivised Switching, including in the form of incentives to be offered to relevant Target Customers and paid or applied to such customers after they become Transferring Target Customers (including (i) the formula to be used to determine any cash amounts to be paid in respect of each Transferring Target Customer, (ii) the minimum and maximum amount that each Transferring Target Customer may receive, and (iii) any phasing or conditions attached to any cash amounts to be paid to each Transferring Target Customer) and otherwise demonstrate how any Dowries will benefit Transferring Target Customers;

(J)           set out how the incentives to be offered to relevant Target Customers and paid or applied to such customers after they become Transferring Target Customers are different to and materially better, taking into account the Dowries, than the offers which are made by them to new customers or customers which might switch their banking products to them (other than through Incentivised Switching);

(K)          comply with all Applicable Law (including any rules and guidance made by the FCA and/or PRA); and

(L)           set out the Applicant Company’s proposal in respect of the communication materials to be used by RBS in relation to the products and incentives to be offered to relevant Target Customers by the Applicant Company (the “Company Offering”).

2.7          The Application Documents must be approved by the board of directors (or equivalent body) of the Applicant Company and proof of such approval in certified form must be submitted to the Independent Body with the Application Documents.

2.8          The application form and any marketing materials in respect of Incentivised Switching have been prepared for information and discussion purposes only and should be treated as indicative only. No warranties or representations, express or implied, are being made as to the completeness or accuracy of any facts or information contained therein and no liability shall attach to the Independent Body, RBS or HMT as a result of making such materials available to Applicant Companies.  Applicant Companies should seek their own independent legal, financial, tax, regulatory and/or accounting advice before making any decision to apply to participate in, or receive funding in connection with, Incentivised Switching.

2.9          The publication of an application form and/or any marketing materials by the Independent Body does not:

(A)          constitute an offer for any Applicant Company to participate in Incentivised Switching or receive funding in connection with Incentivised Switching;

(B)          oblige the Independent Body to provide any Dowries or any other funding in connection with Incentivised Switching; or

(C)          create any commitment or obligation of the Independent Body to enter into any IS Agreement.

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2.10        The Independent Body shall be free at its sole discretion to establish the process in connection with the participation in, and grant of funding in respect of, Incentivised Switching and to supplement or change this process from time to time. Without limiting the foregoing, the Independent Body expressly reserves the right, at its sole discretion, at any time and without specifying any reason, without any liability or obligation of any kind to:

(A)          accept or reject any and all applications, not allow any Applicant Companies to participate in Incentivised Switching, not grant any funding or proceed with Incentivised Switching in whole or in part and/or cancel or withdraw funding at any stage;

(B)          amend each Dowry Calculation Schedule; and/or

(C)          alter this process in any manner (including any requirements in respect of the Switching Proposal as set out in these Terms and Conditions) or terminate this process entirely and decide not to proceed with Incentivised Switching or granting funding in respect of Incentivised Switching, and the Applicant Company acknowledges that it is not relying on any express or implied representation of any kind concerning the manner in which such process will proceed.

2.11        The Applicant Company shall bear all its own costs and expenses in relation to: (i) any application to participate in, or receive funding in respect of Incentivised Switching and participation in Incentivised Switching; and (ii) any review of the information provided to the Applicant Company in connection with the Incentivised Switching.  To the fullest extent permitted by law, neither the Independent Body, nor RBS, nor HMT have any liability for any losses, costs or expenses (including any loss of profit or indirect or consequential loss or any loss of goodwill or possible business, whether actual or prospective), incurred by any Applicant Company in connection with, or by reason of or arising out of Incentivised Switching.

2.12        In submitting an application for participation in Incentivised Switching, the Applicant Company agrees not to make any claim against the Independent Body, RBS or HMT with respect to the application process in the event that its application is not accepted by the Independent Body and the Independent Body does not enter into an IS Agreement with such Applicant Company or provide such Applicant Company with funding in respect of Incentivised Switching (whether or not the Independent Body accepts the application of, enters into an IS Agreement with, and/or provides Dowries and/or any other funding in connection with Incentivised Switching to, any other Applicant Company).

2.13        By submitting an application for participation in Incentivised Switching, the Applicant Company represents and warrants to the Independent Body that:

(A)          it is not a Sanctioned Person; and

(B)          none of its group members, or, to the best of its knowledge and belief, Substantial Shareholders are Sanctioned Persons.

2.14        Each Applicant Company is entitled to the benefit of, is bound by, and is deemed to have notice of, the provisions of the Trust Deed (to the extent that the provisions of such

31

document have been made available publicly or to such Applicant Company by the Independent Body).

2.15        The Independent Body is not authorised to carry out regulated activities so will not be able to consider applications where receipt or processing of those applications would require any form of regulatory authorisation or permission.

3.            COMMUNICATION PROCESS, SWITCHING PROCESS AND CREDIT DECISIONS

3.1          The Applicant Company acknowledges and agrees that, if its application is successful, all directed communication of Incentivised Switching to Target Customers shall be undertaken by RBS in accordance with the Company Offering provided by the Applicant Company to the Independent Body (as updated from time to time with the approval of the Independent Body).  The Applicant Company will, if its application is successful, be entitled to communicate Incentivised Switching to Target Customers through its usual general marketing, communication and advertising channels, but shall not be permitted to communicate directly with or to Target Customers without the prior consent of RBS.

3.2          The Applicant Company accepts and agrees that, if its application is successful, the transfer of Target Customers will be performed, as far as reasonably practicable, in accordance with current business-as-usual customer switching propositions. If its application is successful, the Applicant Company agrees that it will take all steps that may be reasonably necessary in order to facilitate customer switching proposals, including by reviewing its arrangements with respect to CASS.

3.3          The Applicant Company acknowledges and agrees that:

(M)         any credit decisions taken by it in respect of a Target Customer shall be made entirely at its own risk;

(N)          any credit decisions will be based on the information provided to the Applicant Company by the Target Customer which shall be subject to the Applicant Company’s standard verification requirements;

(O)          it will carry out, and will be solely responsible for, all necessary “know your customer” or other similar checks required under Applicable Laws;

(P)          neither RBS nor the Independent Body shall have any obligation to verify information provided by the Target Customer to the Applicant Company, have any responsibility for the accuracy of any information provided by the Target Customer to the Applicant Company or otherwise be liable for any information provided by a Target Customer to the Applicant Company; and

(Q)          all existing claims between RBS and any Target Customer will remain unaffected by their transfer to the Applicant Company.

3.4          The Applicant Company will have absolute discretion to accept or reject the transfer of a Target Customer and neither RBS nor the Independent Body shall be liable to the Target Customer and/or the Applicant Company in respect of such decision.

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3.5          If the Applicant Company’s application is successful, the Applicant Company may not contact any Target Customer which has withdrawn its consent to receiving further communications in relation to Incentivised Switching and will ensure that Target Customers are informed of their right to opt out of further communications in all promotional and communication activity provided by the Applicant Company (including the Company Offering).

4.            USE OF FUNDS

4.1          By submitting an application to participate in, and receive Dowries in connection with, Incentivised Switching, the Applicant Company agrees that the use of any Dowries it receives in connection with Incentivised Switching must be in accordance with its Switching Proposal (as amended from time to time in accordance with the terms of the relevant IS Agreement) and will be restricted as set out in these Terms and Conditions and/or the relevant IS Agreement.

4.2          If an application is successful, the Applicant Company:

(R)          may only use the Dowries it receives in connection with Incentivised Switching in accordance with its Switching Proposal (as amended from time to time in accordance with the terms of the relevant IS Agreement) and Company Offering;

(S)          acknowledges and agrees that Dowries will accrue on a periodic basis after the date on which a Target Customer becomes a Transferring Target Customer (provided that the Applicant Company has provided the Independent Body with evidence to the Independent Body’s satisfaction to this effect) and not immediately upon the Target Customer becoming a Transferring Target Customer;

(T)           shall pay no more than 50% of any Dowry payment made by the Independent Body to the Applicant Company in respect of a Transferring Target Customer with a Turnover of more than £1 million to such Transferring Target Customer in cash during the first 12 months after such Target Customer has become a Transferring Target Customer; and

(U)          agrees that the Independent Body shall have discretion as to the applicability of the Dowry Calculation Schedule and payment of Dowries and that the determination by the Independent Body on any application of the Dowry Calculation Schedule and payment of Dowries shall be final and binding on the Applicant Company.

4.3          The Independent Body will have certain rights under the IS Agreement which it will be entitled to exercise if the Applicant Company breaches any of the requirements of conditions 4.1 or 4.2. The exercise of such rights may result in the Applicant Company being required to repay the Dowries it has received in connection with Incentivised Switching or a proportion of such Dowries.

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5.            INFORMATION, REPORTING AND AUDIT REQUIREMENTS

5.1          The Independent Body is entitled to request additional information and clarification of information and access to personnel, and make all enquiries it considers necessary or desirable in relation to the application and the Independent Body’s assessment of the application. Refusal to provide such information, grant and facilitate such meetings and/or respond to such enquiries may lead to an Applicant Company’s application being rejected. If the Independent Body does not receive a response from any Applicant Company within ten Business Days, the Independent Body shall be entitled to assume that such Applicant Company has withdrawn its application

5.2          The Applicant Company will report to the Independent Body on a regular basis in accordance with the terms set out in the IS Agreement.

5.3          The Independent Body will have certain audit rights during the term of the IS Agreement and these audit rights will give the Independent Body the right to access the Applicant Company’s records, premises, and employees.

6.            CONFIDENTIALITY AND DISCLOSURE

6.1          Applicant Companies should note that information received by the Independent Body may be disclosed by the Independent Body to RBS.  Applicant Companies should note that information received by the Independent Body may be published or disclosed in accordance with the access to information regimes (including under the Freedom of Information Act 2000, the Data Protection Act 1998 and the Environmental Information Regulations 2004). Applicant Companies should mark as confidential or commercially sensitive any information that they consider should be treated as such and explain why this is the case (automatic confidentiality disclaimers produced by IT systems will not, in themselves, be regarded as binding). The Independent Body will take account of such explanations, but no assurance can be given that confidentiality will be maintained in all circumstances.

6.2          No part of the application form or any other marketing materials in connection with Incentivised Switching should be published, reproduced or otherwise made available (in whole or in part) (i) to any other person without the prior written consent of the Independent Body; and (ii) in any jurisdiction where to do so would be unlawful.

6.3          The Applicant Company shall not (and shall procure that members of its group shall not) make any statement or representation about (or otherwise disclose any terms of or information regarding) Incentivised Switching, these Terms and Conditions, any Incentivised Switching marketing materials or any IS Agreement without the prior written consent of the Independent Body except if and to the extent: (i) required by Applicable Laws; or (ii) such information has come into the public domain other than as a result of a breach of confidence or contractual obligations.

7.            DEFINITIONS AND INTERPRETATION

7.1          In these Terms and Conditions:

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“Applicable Laws”

means any and all law (whether civil, criminal or administrative), common law, statutes, statutory instruments, treaties, conventions, directives, regulations or rules made thereunder, by-laws, demands, decrees, injunctions, resolutions, orders or judgments in any applicable jurisdiction, including the PRA Rules, the FCA Rules and any related or similar rules of any other authority, in each case which is binding on the relevant person or in respect of the relevant matter as the context requires;

“Applicant Company”	has the meaning given to it in condition 1.1, 7.2(A) and 7.2(B);
“Application Documents”	has the meaning given to it in condition 2.5;
“Application Period”	has the meaning given to it in condition 2.5;
“Business Current Account”

means an account marketed to businesses rather than individuals, which provides the facility to hold deposits, receive and make payments by cheque and/or debit card, use automated teller machine facilities and make regular payments by direct debit and/or standing order, but does not include an account in which money is held on deposit in a currency other than the official currency of the United Kingdom or an account in which credit funds are held and offset against mortgage debt or a loan (other than an overdraft facility);

“Business Day”	means any day (other than a Saturday or Sunday) on which clearing banks are open for business in London;
“CASS”	means the current account switch service;
“CIN”	means a unique Customer Identification Number held by RBS in respect of each Target Customer;
“Collections and Recoveries”

means those accounts that have been placed in one of the following business teams by RBS, taking into account in each case factors including (without limitation) credit risk rating deterioration, account conduct and volume of unpaid items, loan arrears, actual or potential insolvency events, covenant breaches, deterioration in trading and cash absorption and defaults: (a) Collections and Recoveries in Customer Financial Support Services (Debt Management Operations), Business Banking; (b) Specialised Relationship Management Telephony, Commercial & Business Banking; (c) Recoveries and Litigation, Commercial & Business Banking; and/or (d) Strategic Relationship Management (Restructuring) and/or any Strategic Management Unit equivalent for lower exposures, Commercial & Business Banking, and in each case including any such equivalent business team to those set out in (a) to (d) above in respect of accounts of such other group of customers as the Independent Body may determine (if any) and/or any equivalent replacement categorisations and/ or business teams;

“Company Offering”	has the meaning given to it in condition 2.6(E);
“Dormant Account”	mean an account where there has been no activity for five years or more;

35

“Dowries”

means the amounts to be paid by the Independent Body to an Applicant Company whose application is successful in respect of any Transferring Target Customer in accordance with the Dowry Calculation Schedule;

“Dowry Calculation Schedule”

means the schedule to the IS Agreement (as amended by the Independent Body and communicated to the relevant body from time to time), setting out the method for calculation of the amount of Dowries and the procedure for payment of Dowries;

“FCA”	means the United Kingdom Financial Conduct Authority or any successor regulatory body;
“FCA Rules”

means any rules and guidance made by the FCA under FSMA and set out in the FCA’s handbook of rules and guidance as amended from time to time, and includes any rules and guidance made by any successor regulatory body;

“FSMA”	means the Financial Services and Markets Act 2000, including any regulations made pursuant thereto;
“HMT”	means the Commissioners of Her Majesty’s Treasury of 1 Horse Guards Road, London, SW1A 2HQ;
“Incentivised Switching”	means the proposal under which eligible bodies would be provided with funds to be used to encourage certain RBS customers to switch from RBS to that eligible body;
“Independent Body”	has the meaning given to it in condition 1.1;
“IS Agreement”	has the meaning given to it in condition 25.4;
“OFAC”	means the Office of Foreign Assets Control of the US Department of the Treasury;
“Perimeter”	means the division of RBS previously described as Williams and Glyn or such other group of customers as the Independent Body may determine;
“PRA”	means the United Kingdom Prudential Regulation Authority (as defined by FSMA) or any successor regulatory body;
“PRA Rules”

means any rules and guidance made by the PRA under FSMA and set out in the PRA’s handbook of rules and guidance as amended from time to time, and includes any rules and guidance made by any successor regulatory body;

“Primary Account(s)”

means:

(i) where a Target Customer has only one Business Current Account within the Perimeter, that account; or

(ii) where a Target Customer has more than one Business Current Account within the Perimeter, that account or accounts of a Target Customer through which an aggregate of 50% or more of the Turnover of that customer has been processed in the 12 months prior to their transfer to an Applicant Company, in each case, excluding any Dormant Account or any account in Collections and Recoveries;

“RBS”	means The Royal Bank of Scotland Group plc, a public company incorporated in Scotland with registered number 45551 and whose registered

36

office is at 36 St Andrew Square, Edinburgh, Scotland EH2 2YB;
“Sanctioned Country”	means, at any time, a country or territory that is subject to country-or territory-wide Sanctions;
“Sanctioned Person”

means, at any time: (i) any person listed in any Sanctions-related list of designated persons maintained by the United Nations Security Council, HMT, the European Union, OFAC or the US Department of State; (ii) any person operating, organised or resident in a Sanctioned Country; or (iii) any person owned or controlled by a person or persons included in paragraph (i);

“Sanctions”	means any sanctions administered or enforced by the United Nations Security Council, HMT, the European Union or the United States Government (including, without limitation, OFAC);
“SME”

means a small or medium-sized enterprise, being a business (including incorporated legal entities, sole traders, partnerships, not-for-profit organisations and clubs, charities and societies) that, in respect of any given financial year applying to it, has annual revenues (exclusive of VAT and other turnover-related taxes) not exceeding £25 million;

“Substantial Shareholder”

means any person who: (a) owns 10% or more of the shares in the Applicant Company or any member of the Applicant Company’s group; or (b) is entitled to exercise, or control the exercise of, 10% or more of the votes able to be cast on all or substantially all matters at general meetings of the Applicant Company or any member of the Applicant Company’s group;

“Switching Proposal”	has the meaning given to it in condition 2.5;
“Target Customer”

means a customer of RBS (or a subsidiary of RBS) within the Perimeter as at the date on which the Independent Body first marketed Incentivised Switching to any Applicant Company (or such later date as may be specified in the Dowry Calculation Schedule) which is an SME;

“Terms and Conditions”	has the meaning given to it in condition 1.1;
“Transferring Target Customers”	means a Target Customer that closes its Primary Account(s) with RBS and opens a BCA with an Applicant Company;
“Trust Deed”	means a trust deed entered into by RBS and the Independent Body in order to establish, amongst other things, the trust in respect of Incentivised Switching; and
“Turnover”

means the annual aggregate credit turnover with Business Current Accounts held within the Perimeter (excluding (i) any turnover between those accounts of a customer with the same CIN; and (ii) any monies held by a customer on behalf of that customer’s clients or for the benefit of third parties).

7.2          In these Terms and Conditions:

(A)          references to “Applicant Company” shall be deemed to include, where applicable and where the context requires, the Applicant Company’s holding company (which

37

is domiciled in the United Kingdom, the European Union, the European Economic Area or Switzerland) and wholly-owned subsidiaries and the wholly-owned subsidiaries of such holding company (in each case where such subsidiaries are domiciled in the United Kingdom, the European Union, the European Economic Area or Switzerland);

(B)          the expressions “holding company”, “wholly-owned subsidiary” “subsidiary” and “subsidiary undertaking” shall have the meaning given in the Companies Act 2006;

(C)          any reference to a statute, statutory provision or rules or regulations made thereunder shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified, re-enacted or replaced; and

(D)          references to RBS shall be read as including, where applicable, a reference to any relevant subsidiary of RBS undertaking the relevant activity within the Group and, in this context, any obligation on RBS shall be read as including, where applicable, an obligation on RBS to procure that the relevant subsidiary complies with the relevant obligation.

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Schedule 2
IS Communication Framework

[To be agreed between RBS and Independent Body]

39

Schedule 3
Dowry Calculation Schedule

1.            PAYMENT OF DOWRIES

1.1.        Subject to Paragraphs 1.2 to 1.8 and 3 below, the IB shall within thirty Business Days of the end of each three calendar month period (beginning on [date]) (each, a “Relevant Period”), pay the Company an aggregate amount (a “Dowry”) in respect of each Transferring Target Customer for that Relevant Period, comprising:

(A)          an amount determined in accordance with Paragraph 2.1 (the “BCA Element”); and

(B)          an additional amount calculated in accordance with Paragraph 2.3 if such Transferring Target Customer has transferred any of its Loan Products from RBS to the Company (the “Loan Element”),

provided that, if a Transferring Target Customer transfers any of its Loan Products from RBS to the Company in a Relevant Period subsequent to the Relevant Period in respect of which the BCA Element is payable, the relevant Loan Element shall be payable in respect of the Relevant Period in which such Loan Product transfers.

1.2.         At or around the date on which the IB makes the payment(s) in accordance with Paragraph 1.1 above, the IB shall also provide the Company and RBS with a quarterly statement which includes the following information:

(A)          the aggregate amount paid by the IB to the Company during the Relevant Period comprising: (i) new Dowry payments; and (ii) any Additional Payment (as defined in Paragraph 1.4 below) arising from a successful Dowry Query (as defined in Paragraph 1.3 below) made by the Company;

(B)          the total number of Transferring Target Customers in respect of which the Company is eligible to receive a Dowry during the Relevant Period;

(C)          in respect of each Transferring Target Customer:

(i)            a unique customer reference identifier;

(ii)           its CASS switching number, if applicable;

(iii)          the date on which the Target Customer became a Transferring Target Customer;

(iv)         the date on which the IB accepted a Dowry Query made by the Company (if any);

(v)          its Turnover Band; and

(vi)         the amount of Dowry paid or to be paid,

40

(together, (A) to (C) being the “Relevant Information”).

1.3.                        Within fifteen Business Days of receipt of the Relevant Information, the Company may dispute or challenge the amount of Dowry paid in respect of any Transferring Target Customer and, at the Company’s own expense, provide any information and evidence relevant to the calculation of such Dowry to the IB (a “Dowry Query”).

1.4.                        As soon as practicable following the receipt of a Dowry Query, the IB and the Company shall discuss in good faith the amount of Dowry with a view to resolving the Dowry Query. Following such discussion, the IB shall, at its sole discretion, make a final determination as to whether any additional Dowry payment should be made in respect of some or all of the Transferring Target Customer(s) (such additional amount being an “Additional Payment”).

1.5.                        The IB shall be under no obligation to make any Additional Payment if it remains, in its sole discretion, dissatisfied with the information or evidence provided to it and/or the outcome of any good faith discussions and the Company acknowledges and agrees that all decisions made by the IB in respect of any Dowry Queries (including whether there will be an Additional Payment and the amount of such Additional Payment) are final and binding.

1.6.                        If the IB’s final decision is that an Additional Payment should be made, such Additional Payment shall be paid by the IB to the Company following the end of the next Relevant Period after the date of the Dowry Query as if it formed part of the Dowry in respect of such Relevant Period. The IB shall also, as soon as reasonably practicable, inform RBS of its final decision in relation to any Dowry Query.

1.7.                        The IB shall pay the Dowry in respect of each Transferring Target Customer (including any Additional Payment) for the Relevant Period in one aggregate payment by telegraphic transfer to the Account.

1.8.                        No Dowry shall be paid in respect of a Transferring Target Customer which has more than one account with RBS (or any member of the Group) unless the account(s) transferred represent more than 50% of such Transferring Target Customer’s annual aggregate credit turnover with accounts held within the Perimeter (excluding turnover between those accounts of a customer with the same CIN).

2.                                   CALCULATION OF A DOWRY

2.1.                        Subject to Paragraph 2.2, the BCA Element of a Transferring Target Customer is determined based on the Turnover Band of such Transferring Target Customer, the amount of which is set out in the following table:

Turnover of Transferring Target Customer (£)	Turnover Band	BCA Element (£)
Less than 15,000	Band 1	750
15,000 to 100,000	Band 2	1,000
100,001 to 500,000	Band 3	3,000

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500,001 to 1,000,000	Band 4	3,000
1,000,001 to 1,500,000	Band 5	6,250
1,500,001 to 2,000,000	Band 6	13,125
2,000,001 to 2,500,000	Band 7	16,875
2,500,001 to 5,000,000	Band 8	25,000
5,000,001 to 7,500,000	Band 9	25,000
More than 7,500,000	Band 10	50,000

2.2.                        The Turnover Band of a Target Customer holding only a Loan Product (but not a Business Current Account with RBS) at the Relevant Time which, after the Relevant Time, (i) opens a Business Current Account with RBS and (ii) subsequently becomes a Transferring Target Customer shall be deemed to be Band 1.

2.3.                        The Loan Element in respect of each Loan Product transferred by the Transferring Target Customer from RBS to the Company shall be calculated as follows:

Transferred Loan Amount x 0.025

3.                                   RESTRICTIONS ON DOWRY PAYMENTS

3.1.                        Notwithstanding any other provision of this schedule, the IB shall not pay the Loan Element of any Dowry in a Relevant Period to the Company if:

(A)                           the total amount of Loan Element paid by the IB to the Company in respect of Transferring Target Customers in previous Relevant Periods, when aggregated with equivalent sums paid by the IB to other eligible bodies under incentivised switching agreements between the IB and other eligible bodies in respect of such previous Relevant Periods, is equal to or exceeds the Loan Threshold; or

(B)                           making payment of the Total Loan Element in respect of that Relevant Period, when aggregated with equivalent sums calculated under incentivised switching agreements between the IB and other eligible bodies and due in respect of the same Relevant Period (together, the “Aggregate Loan Element” and such eligible bodies, together with the Company, being the “Loan Element Companies”) would result in the Loan Threshold being exceeded.

3.2.                        If the payment of the Aggregate Loan Element to the Company in respect of a Relevant Period would result in the Loan Threshold being exceeded, the IB shall calculate the “Remaining Loan Element” as follows:

A – B

where

A = the Loan Threshold

42

B = the total amount of Loan Element paid by the IB to the Company in respect of Transferring Target Customers in previous Relevant Periods, plus the amount of any equivalent sums paid by the IB to other eligible bodies under incentivised switching agreements between the IB and other eligible bodies in respect of such previous Relevant Periods, and shall distribute the Remaining Loan Element to the Loan Element Companies (including the Company) pro rata according to the amount of the Aggregate Loan Element due to such Loan Element Company.

3.3.                        Notwithstanding any other provision of this schedule, the IB shall not pay the BCA Element of any Dowry in a Relevant Period to the Company if:

(A)                           the total amount of BCA Element paid by the IB to the Company in respect of Transferring Target Customers in previous Relevant Periods, when aggregated with equivalent sums paid by the IB to other eligible bodies under incentivised switching agreements between the IB and other eligible bodies in respect of such previous Relevant Periods, is equal to or exceeds the BCA Threshold; or

(B)                           making payment of the Total BCA Element in respect of that Relevant Period, when aggregated with equivalent sums calculated under incentivised switching agreements between the IB and other eligible bodies and due in respect of the same Relevant Period (together, the “Aggregate BCA Element” and such eligible bodies, together with the Company, being the “BCA Element Companies”) would result in the BCA Threshold being exceeded.

3.4.                        If the payment of the Aggregate BCA Element to the Company in respect of a Relevant Period would result in the BCA Threshold being exceeded, the IB shall calculate the “Remaining BCA Element” as follows:

C – D

where

C = the BCA Threshold

D = the total amount of BCA Element paid by the IB to the Company in respect of Transferring Target Customers in previous Relevant Periods, plus the amount of any equivalent sums paid by the IB to other eligible bodies under incentivised switching agreements between the IB and other eligible bodies in respect of such previous Relevant Periods, and shall distribute the Remaining BCA Element to the BCA Element Companies (including the Company) pro rata according to the amount of the Aggregate BCA Element due to such BCA Element Company.

3.5.                        The IB shall not pay any Dowry in respect of a Transferring Target Customer if:

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(A)                           the Transferring Target Customer’s Primary Account is a Dormant Account or an account in Collections and Recoveries; or

(B)                           the only account(s) of such Transferring Target Customer which is (are) transferred to the Company are Dormant Account(s) and/or account(s) in Collections and Recoveries.

3.6.                        The relevant date for the purposes of the definition of “Target Customer” in the Terms & Conditions is [date].

For the purposes of this schedule:

“Additional Payment” has the meaning given to it in Paragraph 1.4;

“Aggregate BCA Element” has the meaning given to it in Paragraph 3.3(B);

“Aggregate Loan Element” has the meaning given to it in Paragraph 3.1(B);

“Applicant Companies” has the meaning set out in the Terms and Conditions;

“BCA Element Companies” has the meaning given to it in Paragraph 3.3(B);

“BCA Threshold” means £225,000,000;

“Business Current Account” has the meaning set out in the Terms & Conditions;

“Collections and Recoveries” has the meaning set out in the Terms & Conditions;

“Dormant Account” has the meaning set out in the Terms & Conditions;

“Dowry” has the meaning given to it in Paragraph 1.1;

“Dowry Query” has the meaning given to it in Paragraph 1.3;

“Loan Element Companies” has the meaning given to it in Paragraph 3.1(B);

“Loan Threshold” means £50,000,000;

“Loan Product” means a secured or unsecured sterling denominated commercial loan between RBS and a Target Customer excluding overdrafts, invoice financing and asset financing arrangements;

“Perimeter” means the division of RBS previously described as Williams and Glyn or such other group of customers as the IB may determine;

“Primary Account” has the meaning set out in the Terms & Conditions;

“RBS” means The Royal Bank of Scotland Group plc, a public company incorporated in Scotland with registered number 45551 and whose registered office is at 36 St Andrew Square, Edinburgh, Scotland EH2 2YB;

44

“Relevant Information” has the meaning given to it in Paragraph 1.2;

“Relevant Period” has the meaning given to it in Paragraph 1.1;

“Relevant Time” means the time at which the IB first markets Incentivised Switching to Applicant Companies or such other time(s) as may be agreed between the IB and RBS and notified by the IB to the Company;

“Remaining BCA Element” has the meaning given to it in Paragraph 3.4

“Remaining Loan Element” has the meaning given to it in Paragraph 3.2;

“Total Loan Element” means the aggregate Loan Element in respect of each Relevant Period;

“Total BCA Element” means the aggregate BCA Element in respect of each Relevant Period;

“Transferred Loan Amount” means the outstanding balance owed to the Group of any Loan Product as at the relevant transfer date;

“Turnover” means the annual aggregate credit turnover with Business Current Accounts held within the Perimeter (excluding (i) any turnover between those accounts of a customer with the same CIN; and (ii) any monies held by a customer on behalf of that customer’s clients or for the benefit of third parties); and

“Turnover Band” means the classification of a Transferring Target Customer based on its Turnover (at the Relevant Time) grouped in accordance with the ranges set out in Paragraph 2.1.

Reference in this schedule to RBS shall be read as including, where applicable, a reference to any relevant subsidiary of RBS undertaking the relevant activity within the Group and, in this context, any obligation on RBS shall be read as including, where applicable, an obligation on RBS to procure that the relevant subsidiary complies with the relevant obligation.

45

Schedule 4
Inter-Bank Agency Deed

[See separate document]

46

Schedule 5
Deed of Priority

THIS IS AN IMPORTANT DOCUMENT.  YOU SHOULD TAKE LEGAL ADVICE BEFORE SIGNING.

Owner:	Registered No:

Bank:	The Royal Bank of Scotland plc

Lender:

Charged Property:

Bank’s Address:

1                                    Security

1.1                       The Bank’s Security is a [fixed charge on the Charged Property and associated assets dated __ [and a Debenture (to the extent only that it creates a security on the same property) dated __ both ]] [Debenture dated __ creating fixed and floating charges] granted by the Owner (and includes any substituted or further security taken in the future).

1.2                       The Lender’s Security is a [fixed charge on the Charged Property and associated assets dated __ [and a Debenture (to the extent only that it creates a security on the same property) dated __ both]] [Debenture dated __ creating fixed and floating charges] granted by the Owner (and includes any substituted or further security taken in the future).

2                                    Priority Agreement

2.1                       The Bank’s Priority is £___ [and the Lender’s Priority is £___] (or any other Priority amount as agreed in writing between the Bank and the Lender) and, in addition, interest on that amount and expenses as secured by the Bank’s or the Lender’s Security.

2.2                       The Bank’s Security will rank first in priority as a continuing security up to the Bank’s Priority.

2.3                       [The Lender’s Security will rank second in priority as a continuing security without limit.] [The Lender’s Security will rank second in priority as a continuing security up to the Lender’s Priority.]

2.4                       [The Bank’s Security will rank third in priority as a continuing security without limit.]

2.5                       [If either the Bank or the Lender holds an effective fixed charge and the other a floating charge over the same asset or class of assets then the fixed charge will rank in priority to the floating charge without limit.]

2.6                       The Bank and the Lender will hold on trust any net receipts from the enforcement of their Security or from an administrator or liquidator of the Owner in respect of their Security to give effect to the priorities under this deed.

2.7                       The priorities above will not be affected by:

2.7.1                  any fluctuations in the amounts secured by the Security, or any advances being made after the date of this deed;

47

2.7.2                  the existence at any time of a credit balance on any account; or

2.7.3                  the crystallisation of the Bank’s or Lender’s floating charge before the other’s.

3                                    Transfer

3.1                       The Bank or the Lender will ensure when transferring their Security that the transferee enters into a deed with the other party on the same terms as this deed.

3.2                       References to the Bank and the Lender include their respective successors.

4                                    Registration

4.1                       The Owner agrees to the registration of this deed at the Land Registry.

4.2                       [The Bank and the Lender each consent to the registration of the other’s Security at the Land Registry.] [The Bank consents to the registration of the Lender’s Security at the Land Registry [,on condition that the Lender registers this deed at the same time]5 and the Lender consents to the registration of the Bank’s Security at the Land Registry.]

5                                    Debts and Deposits

5.1                       The Owner will not be in breach of any terms concerning debts in the Lender’s Security if it pays those debts into an account with the Bank, and the Bank may apply them in reduction of any liability of the Owner to the Bank.

5.2                       If a credit balance exists at any time on an account of the Owner with the Bank, regardless of whether the Lender has any charge over that credit balance, the Bank may:

5.2.1                  prior to the Lender enforcing its security, permit the Owner to draw on the credit balance; and

5.2.2                  at any time, set off any amount due to it from the Owner against the credit balance.

6                                    Enforcement

6.1                       Unless urgent independent action is considered necessary by either party to protect their security interests, the Bank and the Lender will:

6.1.1                     give notice to the other of their intention to enforce their Security before any enforcement takes place; and

6.1.2                     consult with each other over the appointment of a suitable receiver or administrator.

6.2                       If independent action is considered urgent without notice or consultation, then written notice must be given immediately to the other party and in any event:

6.2.1                  the Lender will not, without the Bank’s consent, apply to the court for an administration order; and

6.2.2                  the Lender will not, without giving the Bank two business days’ notice:

(i)                                  take steps to appoint an administrator of the Owner or a receiver of any charged property; or

5            Include where “Lender’s Charge” is being granted at same time as sharing arrangement formalised.

48

(ii)                               issue a petition for the winding up of the Owner.

A business day is a weekday other than a national holiday.

6.3                       Any receiver appointed by the Bank has a prior right to possession of the charged property.

7                                      Waiver of Confidentiality

The Owner agrees that the Bank and the Lender can disclose to each other any confidential information concerning the Owner’s business affairs and accounts.

8                                    Title Deeds and Documents

The Bank is entitled to hold all title deeds and documents relating to any charged property.

9                                    Notices

9.1                       All notices must be in writing.

9.2                       Any notice by the Bank may be sent by post, fax or delivered to the Lender’s registered office or to the contact details last known to the Bank.

9.3                       Any notice by the Lender may be sent by post or delivered to the Bank’s Address.

9.4                       A notice signed by an official of the Bank or the Lender will be effective at the time of personal delivery; on the second business day after posting; or, if by fax, at the time of sending, if sent before 6.00 p.m. on a business day or otherwise on the next business day.  A business day is a weekday other than a national holiday

10                             Pre-enforcement Receipts

Only net receipts from the enforcement of the Bank’s or the Lender’s Security will reduce or count towards the Bank’s or the Lender’s Priority. A receipt is from the “enforcement” of a Security if the Bank or the Lender has exercised a power in the Security to realise any of its security.  Repayments or receipts in return for the release of any of the property charged or other rights, or the proceeds of set-off, are not receipts from “enforcement” and will not reduce or count towards the Bank’s or the Lender’s Priority.

11                             Companies House Registration

If either the Bank’s or the Lender’s Security is required to be registered at Companies House but is not registered (either within the required time or later by Court order) this deed will not have effect and the party whose Security is unregistered will not be entitled to any priority over the other.

12                             Governing Law

12.1               This deed is governed by English law and the English courts have exclusive jurisdiction.

12.2               The Bank, the Lender and the Owner irrevocably submit to the jurisdiction of the English courts and irrevocably agree that a judgment or ruling in any proceedings in connection with this deed in those courts will be conclusive and binding on all parties and may be enforced against any party in the courts of any other jurisdiction.

49

The final signatory must date the document
Date	D	D	M	M	Y	Y

Executed and Delivered as a deed by	)
the Lender	)	Director/Member
)
)
	)	Secretary/Director/Member

Executed and Delivered as a deed by	)
the Owner	)	Director/Member
)
)
	)	Secretary/Director/Member

50

[Single Signature option

A witness is required if only one Director/Member signs

Signed by the Director/Member in the presence of:

Witness’ name
Witness’ signature
Address
Occupation	]

[Signature option if Owner is an individual or a partnership
Signed and Delivered as a deed by
the first named Owner

Witness’ name in full

Signature

Address

Occupation

Signed and Delivered as a deed by
the second named Owner

Witness’ name in full

Signature

Address

Occupation	]

Signed and Delivered as a deed	)
for and on behalf of the Bank	)
by a duly authorised Attorney	)
in the presence of:-

Witness’ Signature - Bank Employee

Bank ref:

51

Schedule 6

Switching Proposal

[Company to provide at time Agreement is entered into]

52

Schedule 5
Form of Capability and Innovation Fund Agreement

DATED [  ] 2018

[COMPANY]

and

BANKING COMPETITION REMEDIES LIMITED

__________________________________________

CAPABILITY AND INNOVATION FUND AGREEMENT
__________________________________________

THIS AGREEMENT is made the [         ] day of [                              ], 2018

PARTIES:

1.         [•] whose registered office is at [•] (registered in England No. [•]) (the “Company”);

AND

2.         Banking Competition Remedies Limited whose registered office is at [•] (registered in England No. 11001491) (the “Independent Body”).

1.          Interpretation

1.1        In this Agreement:

“Account”	[Company to insert details of relevant account];

“Additional Review Meeting”	has the meaning given to it in Clause 5.4;

“Applicable Law”

means any and all law (whether civil, criminal or administrative), common law, statutes, statutory instruments, treaties, conventions, directives, regulations or rules made thereunder, by-laws, demands, decrees, injunctions, resolutions, orders or judgments in any applicable jurisdiction, including the PRA Rules, the FCA Rules and any related or similar rules of any other Authority, in each case which is binding on the relevant person or in respect of the relevant matter as the context requires;

“Application Documents”	means the application form and Business Case submitted by the Company in support of an application for funding from the Capability and Innovation Fund;

“Assessment Information”	has the meaning given to it in Clause 4.1;

“Assessment Period”	has the meaning given to it in Clause 4.1;

“Authority”

means (i) any government, (ii) any governmental or quasi-governmental authority, body, agency or association, (iii) any supranational, federal, state or local government, (iv) any statutory or regulatory body, agency or association, (v) any Tax Authority and (vi) any court, tribunal or other judicial body;

2

“Business Case”	means the business case submitted by the Company in support of an application for funding from the Capability and Innovation Fund and attached as Schedule 2 to this Agreement;

[“Business Current Account”

means an account marketed to businesses rather than individuals, which provides the facility to hold deposits, receive and make payments by cheque and/or debit card, use automated teller machine facilities and make regular payments by direct debit and/or standing order, but does not include an account in which money is held on deposit in a currency other than the official currency of the United Kingdom or an account in which credit funds are held and offset against mortgage debt or a loan (other than an overdraft facility);][1]

“Business Day”	means any day (other than a Saturday or Sunday) on which clearing banks are open for a range of banking transactions in London;

“Capability and Innovation Fund”	has the meaning given to it in the Terms and Conditions;

“Change of Control”

shall occur for the purposes of this agreement where:

i.                a person acquires Control of the Company where no person previously had Control of the Company; or

ii.             the parent undertaking of the Company ceases to have Control of the Company; or

iii.          a person acquires Control of the parent undertaking of the Company; or

iv.         a person who is not under the Control of the parent undertaking of the Company acquires control of the Company;

“Confidential Information”	has the meaning given to in Clause 14.1;

“Control”	in relation to a body corporate means the ability of a person to ensure that the activities and business of that body corporate are conducted in

1  [Note: Only relevant for Pool A or B Bodies]

3

accordance with the wishes of that person and a person shall be deemed to have control of a body corporate if that person possesses or is entitled to acquire the majority of the issued share capital or the voting rights in that body corporate or the right to receive the majority of the income of that body corporate on any distribution by it of all of its income or the majority of its assets on a winding up;

[“Fintech Product or Service”	has the meaning given to it in the Terms and Conditions;][2]

“FCA”	has the meaning given to it in the Terms and Conditions;

“FCA Rules”	has the meaning given to it in the Terms and Conditions;

“Funding Amount”	has the meaning given to in Clause 2;

“HMRC”	means Her Majesty’s Revenue & Customs;

“Material Breach”	has the meaning given to it in Clause 6.3;

[“Overarching Principles”	has the meaning given to it in the Terms and Conditions;][3]

“Periodic Confirmation”	has the meaning given to it in Clause 7.2;

“Permitted Purposes”	means those purposes set out in [condition 3.2(B)][4] [condition 3.3(A)][5] of the Terms and Conditions;

“PRA”	has the meaning given to it in the Terms and Conditions;

“PRA Rules”	has the meaning given to it in the Terms and Conditions;

2  [Note: Only include for Pool D Bodies]

3  [Note: Only include for Pool A Bodies, Pool B Bodies and Pool C Bodies]

4  [Note: Only include for Pool A Bodies, Pool B Bodies and Pool C Bodies]

5  [Note: Only include for Pool D Bodies]

4

“Prohibited Purposes”	means those purposes set out in [condition 3.2(C)][6] [condition 3.3(B)][7] of the Terms and Conditions;

“RBS”	means The Royal Bank of Scotland Group plc, a public company incorporated in Scotland with registered number 45551 and whose registered office is at 36 St Andrew Square, Edinburgh, Scotland EH2 2YB;

[“Relevant Business(es)”	has the meaning given to it in the Terms and Conditions;][8]

“Representatives”

means in relation to each of the Company and the Independent Body, its directors, officers, employees, agents and professional advisers and, in the case of the Independent Body, also includes its third party contractors;

“Review Meeting”	has the meaning given to it in Clause 5.1;

“Revised Business Case”	has the meaning given to it in Clause 5.3;

“SME”	has the meaning given to it in the Terms and Conditions;

“Tax”

includes all forms of taxation and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions and levies (including stamp duty) and any charges, deductions or withholdings, in each case in the nature of taxation, imposition, duty, contribution or levy, whether of the United Kingdom or elsewhere in the world, whenever imposed and whether chargeable directly or primarily against or attributable directly or primarily to the relevant person or any other person and all penalties, charges, costs and interest relating thereto;

“Tax Authority”	means any government, state, municipal, local, federal or other fiscal, revenue, customs or excise authority, body or official anywhere in the world

6  [Note: Only include for Pool A Bodies, Pool B Bodies and Pool C Bodies]

7  [Note: Only include for Pool D Bodies]

8  [Note: Only include for Pool A Bodies, Pool B Bodies and Pool C Bodies]

5

having the power to impose, collect or administer any Tax or exercising a fiscal, revenue, customs or excise function with respect to Tax (including, without limitation, HMRC);

“Terms and Conditions”

means the terms and conditions of the Capability and Innovation Fund attached as Schedule 1 to this Agreement, as amended from time to time by the Independent Body and provided by the Independent Body to the Company;

“Updated Business Case”	has the meaning given to it in Clause 5.2;

“VAT”

means (i) value added tax as provided for in Directive 2006/112/EC and charged in accordance with the provisions of the Value Added Tax Act 1994; and (ii) any tax of a similar nature which is introduced in substitution for or in addition to the tax referred to in (i); and

“Working Hours”	means 9.00 am to 5.00 pm on a Business Day.

1.2        In this Agreement, unless otherwise specified:

(A)        references to clauses, sub-clauses and schedules are to clauses and sub-clauses of, and schedules to, this Agreement;

(B)        the words “include” and “including” shall be deemed to be followed by the phrase “without limitation”;

(C)        headings and sub-headings in this Agreement are included for ease of reference only and shall not affect the interpretation of this Agreement;

(D)        any reference to a “person” shall be construed so as to include any individual, firm, company, corporation, body corporate, government, state or agency of a state, local or municipal authority or governmental body or any joint venture, association or partnership (whether or not having separate legal personality);

(E)        any reference to a statute, statutory provision or rules or regulations made thereunder shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified, re-enacted or replaced;

(F)        the expressions “subsidiary”, “subsidiary undertaking” and “parent undertaking” shall have the meaning given in the Companies Act 2006;

(G)        any reference to any other document is a reference to that document as amended, varied or supplemented at any time;

6

(H)        any reference to a “day” shall mean a period of 24 hours running from midnight to midnight;

(I)         the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

(J)         references to “costs” and/or “expenses” incurred by a person shall not include any amount in respect of VAT comprised in such costs or expenses for which either that person or, if relevant, any other member of the VAT group to which that person belongs is entitled to credit as input tax; and

(K)        general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

2.          FUNDING AMOUNT

As soon as reasonably practicable and in any event no later than forty Business Days immediately following the date of this Agreement, the Independent Body shall transfer [•] (the “Funding Amount”) to the Account.9

3.          COMPANY’S WARRANTIES AND UNDERTAKINGS

3.1        The Company represents, warrants and undertakes to the Independent Body (on the date of this Agreement and on the date on which the Funding Amount is transferred, in whole or in part, to the Account) that:

(A)        it has the requisite capacity, power and authority to enter into and perform this Agreement and that its obligations under this Agreement constitute valid and binding obligations of the Company in accordance with their respective terms;

(B)        the execution and delivery of, and the performance by the Company of its obligations under, this Agreement will not result in a breach of any order, judgment or decree of any court or governmental agency or regulatory body by which the Company is bound;

(C)        all information provided in the Application Documents and all other information provided by the Company to the Independent Body in connection with the Capability and Innovation Fund and any Funding Amount is true, accurate and complete and not misleading and that there has been no material change in its circumstances or the Business Case since the date on which the Application Documents were submitted to the Independent Body;

9  [Note: The default position is that the Funding Amount will be paid as a lump sum unless phased payments are requested by the Company. If requested, clause 2 will need to be amended to reflect the agreement between the Company and the Independent Body.]

7

(D)        all expressions of opinion, intention and expectation contained in the Application Documents and any other information provided by the Company to the Independent Body in connection with the Capability and Innovation Fund and any Funding Amount are made on reasonable grounds after due and careful enquiry and consideration and are fairly based and honestly held;

(E)        there are no other facts known to the Company the omission of which would: (i) make any statement or expression contained in the Application Documents or any other information provided by the Company to the Independent Body in connection with the Capability and Innovation Fund and any Funding Amount misleading in any material respect; or (ii) affect the decision of the Independent Body to pay the Funding Amount to the Company;

(F)        the Application Documents do not omit any material information which would reasonably be required in order for the Independent Body to appraise the Business Case and/or determine whether or not the Funding Amount should be paid to the Company;

(G)        the Business Case complies with Applicable Law; and

(H)        to the extent applicable, the Business Case has been shared and discussed with the PRA and/or FCA.

3.2        The Company agrees to and accepts the Terms and Conditions and undertakes to use the Funding Amount for Permitted Purposes only (and not for Prohibited Purposes) and in the manner contemplated in its Business Case.

4.          REPORTING OBLIGATIONS

4.1        Within ten Business Days of the end of each three calendar month period (beginning three calendar months immediately following the date of this Agreement) (each, an “Assessment Period”) and at such other times as the Independent Body may request, the Company shall, at its own cost, provide to the Independent Body in writing:

(A)        details of how the Funding Amount has been utilised during the Assessment Period, including the total amount spent from the Funding Amount during the relevant Assessment Period;

(B)        [a brief account of the developments in its Relevant Business(es) during the relevant Assessment Period and how such developments relate to its Business Case;

(C)        an overview and quantification of investments made in the Relevant Business(es) during the relevant Assessment Period;

8

(D)        details of its SME business volumes, including, but not limited to, customer numbers[, Business Current Account numbers]10 and lending and deposit balances;]11

(E)        [an account of the developments relating to its Fintech Product or Service during the relevant Assessment Period and how such developments relate to its Business Case;]12

(F)        confirmation that spending of the Funding Amount during the relevant Assessment Period has been used for Permitted Purposes only [and in accordance with the Overarching Principles]13; and

(G)        any additional information requested by the Independent Body which is, in the opinion of the Independent Body, necessary or desirable in order for the Independent Body to assess the Company’s compliance with the terms of this Agreement,

(together, (A) to [(•)] being “Assessment Information”).

4.2        The Company shall provide to the Independent Body evidence to the Independent Body’s satisfaction, and such other information as the Independent Body may reasonably request, in support of the Assessment Information.

4.3        The Company represents and warrants (on the date of this Agreement and on each date on which any Assessment Information and/or supporting evidence is provided by the Company to the Independent Body), that the Assessment Information and any evidence provided by the Company to the Independent Body in support of the Assessment Information is true, accurate and complete and not misleading and does not omit any material information which would reasonably be required in order for the Independent Body to consider and assess such information.

4.4        The Company shall, upon the request of the Independent Body, meet with representatives of the Independent Body to report on and discuss the performance of the Company’s obligations under this Agreement and/or any of the Assessment Information provided by the Company to the Independent Body in respect of any Assessment Period.

4.5        The Independent Body shall have the right to:

(A)        retain, copy and use the Assessment Information for the purposes of exercising its rights under this Agreement or performing its obligations (under this

10  [Note: Only include for Pool A Bodies or Pool B Bodies]

11  [Note: Include for Pool A Bodies, Pool B Bodies and Pool C Bodies]

12  [Note: Include for Pool D Bodies]

13  [Note: Include for Pool A Bodies, Pool B Bodies and Pool C Bodies]

9

Agreement or otherwise) in connection with the Capability and Innovation Fund; and

(B)        use and/or disclose the Assessment Information and any evidence provided in support of the Assessment Information on its website or otherwise in order to publish its annual report summarising how funding from the Capability and Innovation Fund has been used.

4.6        The Company shall notify the Independent Body in writing as soon as reasonably practicable in the event of any change in the Company’s circumstances which may reasonably affect the Business Case or the feasibility of the Business Case or which might otherwise reasonably require any change to the Business Case.

5.          UPDATES TO THE BUSINESS CASE

5.1        As soon as reasonably practicable after the date falling six months after the date of this Agreement (or at such earlier time as may be agreed between the Independent Body and the Company), representatives of the Independent Body shall meet with representatives of the Company in order to report on and discuss the Business Case and in order to consider any changes to the Business Case which may be necessary or desirable (the “Review Meeting”).

5.2        If the Company wishes to propose and discuss a change to the Business Case at the Review Meeting, the Company shall provide the Independent Body with a copy of the updated business case proposed by the Company (the “Updated Business Case”) at least ten Business Days prior to the date of the Review Meeting.

5.3        If the Company considers that it is necessary or desirable to make a change to the Business Case at any other time, the Company shall notify the Independent Body in writing of this fact and provide the Independent Body with a copy of the updated business case proposed by the Company (the “Revised Business Case”).

5.4        If the Company provides the Independent Body with a Revised Business Case pursuant to Clause 5.3, the Independent Body may request a meeting with representatives of the Company in order to consider the proposed changes to the Business Case (the “Additional Review Meeting”).

5.5        The Company represents and warrants at the time of provision of any Updated Business Case or Revised Business Case that:

(A)        all information provided in any Updated Business Case or Revised Business Case and all other information provided by the Company to the Independent Body in connection with any Updated Business Case or Revised Business Case is true, accurate and complete and not misleading;

(B)        all expressions of opinion, intention and expectation contained in any Updated Business Case or Revised Business Case and any other information provided by the Company to the Independent Body in connection with such Updated Business Case or Revised Business Case are made on reasonable grounds

10

after due and careful enquiry and consideration and are fairly based and honestly held;

(C)        there are no other facts known to the Company the omission of which would make any statement or expression contained in any Updated Business Case or Revised Business Case and all other information provided by the Company to the Independent Body in connection with any Updated Business Case or Revised Business Case misleading in any material respect;

(D)        the Updated Business Case or Revised Business Case does not omit any material information which would reasonably be required in order for the Independent Body to appraise the Updated Business Case or Revised Business Case; and

(E)        the Updated Business Case or Revised Business Case complies with Applicable Law.

5.6        The Independent Body shall consider any Updated Business Case or Revised Business Case and shall assess such Updated Business Case or Revised Business Case (including against the requirements set out in the Terms and Conditions). The Company shall provide the Independent Body with any additional information requested by the Independent Body which is, in the opinion of the Independent Body, necessary or desirable in order for the Independent Body to assess the Updated Business Case or Revised Business Case.

5.7        The Independent Body may, at its sole discretion, approve or reject any Updated Business Case or Revised Business Case and shall notify the Company of its decision:

(A)        in the case of an Updated Business Case, within 10 Business Days of the Review Meeting; or

(B)        in the case of a Revised Business Case, within 10 Business Days of: (i) the date on which the Company submitted the Revised Business Case if no Additional Review Meeting is held; or (ii) the Additional Review Meeting.

5.8        If the Independent Body approves any Updated Business Case or Revised Business Case:

(A)        any reference in this Agreement to the Business Case shall be read as referring to such Updated Business Case or Revised Business Case; and

(B)        the representations and warranties set out in Clause 5.5 shall be deemed to be repeated by the Company on the date on which the Independent Body approves such Updated Business Case or Revised Business Case.

5.9        If the Independent Body does not approve any Updated Business Case or Revised Business Case:

11

(A)        the Company may continue to use the Funding Amount in accordance with the previous Business Case; or

(B)        if the Company is unable to continue to use the Funding Amount in accordance with the previous Business Case, the Independent Body may request the repayment (in full or in part) of the Funding Amount (in which case the Company shall make such repayment (together with interest at an annual interest rate equal to the Bank of England base rate, compounded quarterly and accruing from the date on which the Independent Body paid the Funding Amount to the Company until the date of repayment) within five Business Days of the date of the demand).

6.          AUDIT RIGHTS

6.1        Subject to Clause 6.2, at the Independent Body’s request upon reasonable notice to the Company during the term of this Agreement, the Company shall grant, and shall procure that all relevant members of its group grant, to the Independent Body or its Representatives access during Working Hours to all premises, records, officers, employees, agents and Representatives of the Company, to the extent necessary or desirable for the purpose of:

(A)        verifying whether the Funding Amount has been used for Permitted Purposes (and not for Prohibited Purposes) and in accordance with the Business Case;

(B)        assessing whether the Company has complied with its obligations under this Agreement; and/or

(C)        verifying the Assessment Information.

6.2        The Independent Body shall only request an audit pursuant to Clause 6.1 if it believes that:

(A)        the Funding Amount has not been used for Permitted Purposes or in accordance with the Business Case or has been used for Prohibited Purposes;

(B)        the Company has not complied with its obligations under this Agreement; or

(C)        the Assessment Information is not true, accurate and complete or is misleading.

6.3        If, in the opinion of the Independent Body, any audit carried out by or on behalf of the Independent Body pursuant to Clause 6.1 reveals any material breach of this Agreement (which shall include: (i) any failure to use the Funding Amount for Permitted Purposes or in accordance with the Business Case; or (ii) use of the Funding Amount for Prohibited Purposes) (a “Material Breach”), the Company shall, on demand, reimburse the Independent Body in full for all costs and expenses incurred in carrying out or having carried out such audit (including the costs of the Independent Body’s Representatives).

12

6.4        The Independent Body shall procure that any person carrying out any inspection and/or audit pursuant to Clause 6.1 complies with all reasonable access and security regulations notified to such person at such time by or on behalf of the Company.

7.          CLAWBACK

7.1        Subject to Clauses 7.2 and 7.3, if the Independent Body determines at its sole discretion (and whether or not an audit has been carried out in accordance with Clause 6) that there has been a Material Breach, the Independent Body shall notify the Company in reasonable detail of the Material Breach and may:

(A)        if such Material Breach is capable of remedy, require the Company to: (i) remedy the breach within three months of the date on which the Independent Body notifies the Company of the Material Breach (or such shorter period as the Independent Body may determine); and (ii) promptly, and in any event within ten Business Days of the date of remedy of such Material Breach, provide evidence to the satisfaction of the Independent Body demonstrating that the Material Breach has been remedied;

(B)        if the Material Breach is not capable of remedy or the Company has not provided the Independent Body with evidence to the Independent Body’s satisfaction that the Material Breach has been remedied within the period specified by the Independent Body, request the repayment (in full or in part) of the Funding Amount (in which case the Company shall make such repayment (together with interest at an annual interest rate of 8% above the Bank of England base rate, compounded quarterly and accruing from the date on which the Independent Body paid the Funding Amount to the Company until the date of repayment) within five Business Days of the date of the demand); and

(C)        require the Company to take such steps going forward as the Independent Body may consider necessary or desirable in the context of such Material Breach.

7.2        [At the same time as it provides the Assessment Information to the Independent Body, the Company may request that the Independent Body give confirmation to the Company that amounts of the Funding Amount spent in the relevant Assessment Period have been used for Permitted Purposes (and not for Prohibited Purposes) and in accordance with the Business Case (a “Periodic Confirmation”).

7.3        If the Company requests a Periodic Confirmation, the Independent Body shall consider the Assessment Information (and any additional information which it may request from the Company and the Company may provide).  If, on the basis of such information, the Independent Body is satisfied that amounts of the Funding Amount spent in the relevant Assessment Period have been used for Permitted Purposes (and not for Prohibited Purposes) and in accordance with the Business Case, the Independent Body shall issue a Periodic Confirmation and no amount of the Funding Amount spent during the

13

Assessment Period subject to the Periodic Confirmation shall be capable of Clawback by the Independent Body pursuant to Clause 7.1.]14

7.4        If there is a Change of Control of the Company such that the Company’s parent undertaking or another subsidiary undertaking of such parent undertaking is a bank with an SME market share in the United Kingdom of more than 14%, the Company shall within 10 Business Days of such Change of Control return to the Independent Body any part of the Funding Amount which it is has not spent as at the date that the transaction which would give rise to the Change of Control is announced.

8.          LIABILITY AND INDEMNITY

8.1        To the fullest extent permitted by law, the Independent Body has no liability for any losses (including any loss of profit or indirect or consequential loss or any loss of goodwill or possible business after termination of this Agreement, whether actual or prospective), costs or expenses incurred by the Company.

8.2        The Company shall indemnify the Independent Body and its Representatives on demand from and against all loss, payments, costs, expenses, damage, actions, claims or demands (including any loss of profit or indirect or consequential loss or any loss of goodwill or possible business after termination of this Agreement, whether actual or prospective) which the Independent Body and/or its Representatives may incur or suffer in relation to or arising out of:

(A)        the performance of its obligations under or in connection with this Agreement;

(B)        the content of (including any untrue statement contained in) the Application Documents;

(C)        the use of the Funding Amount by the Company;

(D)        any failure by the Company to comply with Applicable Law or the terms of this Agreement (including any breach or alleged breach by the Company of the representations, warranties or undertakings contained or referred to in this Agreement or any circumstances which constitute such a breach) or the Terms and Conditions; or

(E)        the fraud, negligence or wilful default of the Company,

and, in each case, the Company shall reimburse the Independent Body and/or its Representatives for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim as such expenses are incurred; provided that, in each case, the Company will not be liable to the extent that any such loss, payment, cost, expense, damage, action, claim or demand is proven to have arisen as a result of the fraud, gross negligence or wilful default of: (i) in the event of a claim brought by the Independent Body, the Independent Body; or (ii) in the

14  [Note: Clauses 7.2 and 7.3 are only relevant where the Funding Amount is material to the Company.]

14

event of a claim brought by a Representative, such Representative as is making the claim.

8.3        The total aggregate liability of the Company under Clause 8.2 shall not in any event exceed the Funding Amount.

8.4        The Company accepts and agrees that any decision or determination of the Independent Body under or in accordance with the terms of this Agreement (and the Terms and Conditions) or otherwise in relation to any matter related to the Capability and Innovation Fund shall be made at the absolute discretion of the Independent Body and shall be conclusive.

8.5        The Company accepts and agrees that it shall have no claims or right of recourse against the Independent Body in respect of any determination or decision of the Independent Body except as explicitly set out in this Deed.

9.          TAX MATTERS

9.1        All payments by the Company under or in connection with this Agreement shall be paid without any deduction or withholding, unless required by Applicable Law.  If any Tax is required by Applicable Law to be deducted or withheld from or in connection with any such payment, the amount payable shall be increased so as to ensure that the amount received by the Independent Body (after such deduction or withholding, including for the avoidance of doubt any additional deduction or withholding required as a result of such increase) is equal to the amount which the Independent Body would have received if no such deduction or withholding had been required.

9.2        If the Independent Body is subject to Tax in respect of any sum payable by the Company under or in connection with this Agreement (other than any sum of interest payable in accordance with Clause 5.9(B) or 7.1(B)) (a “Relevant Payment”), or if any such Relevant Payment is taken into account in computing the income, profits or gains of the Independent Body for Tax purposes, the sum payable by the Company shall be increased so as to ensure that the amount retained by the Independent Body (after the payment of such Tax, including for the avoidance of doubt any additional Tax payable as a result of such increase, and after giving credit for any Tax relief in respect of the matter giving rise to the Relevant Payment that will be obtained and utilised by the Independent Body) is equal to the amount which the Independent Body would have retained in the absence of such Tax.

9.3        Each sum payable by the Company under or in connection with this Agreement is expressed exclusive of any amount in respect of VAT however it arises.  If the Independent Body makes (or is deemed to make) any supply for VAT purposes for which such sum (or any part thereof) is in consideration and VAT is or becomes chargeable in respect of such supply, the Company shall pay to the Independent Body (within 14 days of the receipt of a valid VAT invoice) an additional sum equal to the amount of any VAT so chargeable for which the Independent Body is liable to account.

15

10.        TERMINATION

10.1      Subject to Clause 10.2, this Agreement shall terminate on the earlier of:

(A)        the date falling [eighteen/nine]15 months after the date of this Agreement;

(B)        the date on which the Company repays the Funding Amount in full pursuant to Clause 7.1(B); and

(C)        the date on which the Company repays any Funding Amount pursuant to Clause 7.4.

10.2      The rights and obligations of the parties under Clauses 8, 9, 13 - 16, 18 and 21, together with any accrued rights and obligations, shall survive termination of this Agreement.

11.        COSTS AND EXPENSES

Except as expressly set out in this Agreement, the Independent Body and the Company shall each pay their own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement and the use of the Funding Amount.

12.        NOTICES

12.1      Except as otherwise provided in this Agreement, a notice under this Agreement shall only be effective if it is in writing. E-mail transmissions are permitted.

12.2      Notices under this Agreement shall be sent to a party to this Agreement at its postal address, number or email address and for the attention of the individual set out below:

Party	Address	[Email address]

Independent Body	[address] Attention: [position]	[email]

Company	[address] Attention: [position]	[email]

12.3      Any notice given under this Agreement shall, in the absence of earlier receipt, be deemed to have been duly given as follows:

15       [Note: initial phase Capability and Innovation Fund Agreements (Pools A-D) should have terms of 18 months and subsequent Capability and Innovation Fund Agreements (in respect of any additional amount) should have terms of 9 months.]

16

(A)        if delivered personally, on delivery;

(B)        if sent by first class post, two clear Business Days after the date of posting; and

(C)        if sent by email, when despatched.

12.4      Any notice given under this Agreement outside Working Hours in the place to which it is addressed shall be deemed not to have been given until the start of the next period of Working Hours in such place.

13.        PUBLICITY

13.1      Subject to this Clause 13, the Company shall not (and shall procure that no member of its group shall) make, publish, issue or release any announcement or public statement in relation to, or which refers to, this Agreement, the Independent Body in connection with this Agreement or the Capability and Innovation Fund (including in any annual report and accounts or other documents issued or made available to the holders of securities, whether in electronic or paper written form, or in any oral announcement or statement).

13.2      Notwithstanding Clause 13.1, the Company (or any member of its group) may make, publish, issue or release such an announcement provided that:

(A)        it is consistent in all respects with and otherwise reflects (and contains only information which has been contained in) any announcement or public statement which has previously been made by the Independent Body; or

(B)        it is in form and substance satisfactory to the Independent Body.

14.        CONFIDENTIALITY

14.1      Each party shall treat as confidential any information received or obtained as a result of entering into or performing this Agreement (“Confidential Information”).

14.2      The Company shall not:

(A)        disclose any Confidential Information to any person other than to its Representatives; or

(B)        use any Confidential Information other than to exercise its rights or perform its obligations as set out in this Agreement.

14.3      The Company shall procure that any person to whom any such Confidential Information is disclosed by it complies with the restrictions contained in this clause as if such person were a party to this Agreement and has security measures and procedures in place to protect the confidentiality of Confidential Information.

14.4      The Independent Body shall not:

17

(A)        disclose any Confidential Information to any person other than to its Representatives; or

(B)        use any Confidential Information other than to exercise or assist in exercising its rights or perform or assist in performing its obligations as set out in this Agreement.

14.5      The restrictions contained in Clauses 14.1 to 14.4 shall not prevent the Independent Body from:

(A)        announcing or otherwise disclosing: (i) the identity of the companies to which funding has been given from the Capability and Innovation Fund (including the  Company); (ii) reasonable details of the business plans of and other information provided by such companies (including the Application Documents); and/or (iii) any other information regarding the Capability and Innovation Fund and the Company which the Independent Body considers necessary or desirable in connection with the operation of the Capability and Innovation Fund;

(B)        disclosing Confidential Information to HMT and/or any third party monitor appointed by HMT in connection with, amongst other things, the Capability and Innovation Fund;

(C)        using and/or disclosing the Assessment Information and any evidence provided in support of the Assessment Information in order to publish its annual report summarising how funding from the Capability and Innovation Fund has been used;

(D)        announcing or otherwise disclosing that the Company has committed a Material Breach, together with reasonable details of such Material Breach and any steps required by the Independent Body and taken (or to be taken) by the Company in remedying such Material Breach;

(E)        announcing or otherwise disclosing that the Funding Amount has been (or will be) clawed back in whole or in part from the Company pursuant to Clause 7 and the reasons for the Independent Body’s decision to claw back such funds; or

(F)        using Confidential Information in the production or publication of aggregated or anonymised data.

14.6      The Company will be entitled to discuss with the Independent Body any disclosure to be made under Clause 14.5(A) or 14.5(C) and to make representations as to the extent of any disclosure. The Independent Body shall give consideration to any reasonable requests made by the Company.

14.7      The restrictions in Clauses 14.1 to 14.4 shall not prevent either party from disclosing Confidential Information:

18

(A)        which is required by: (i) Applicable Law, or (ii) the rules of any securities exchange, clearing system or Authority (including the PRA, the FCA and the European Commission) to which it is subject or submits;

(B)        which is disclosed to a Tax Authority in connection with the Tax affairs of the disclosing party;

(C)        if and to the extent such disclosure is required or contemplated by the terms of this Agreement or strictly required in order to implement the Company’s Business Case;

(D)        if and to the extent required for the purpose of any judicial proceedings;

(E)        if and to the extent the information has come into the public domain other than as a result of a breach of confidence or contractual obligations; and

(F)        where the other party has agreed in advance to such disclosure.

14.8      The Company agrees that it will not (and will procure that members of its group and the respective Representatives of the Company and members of its group will not) make either orally or in writing, any disparaging or derogatory remarks concerning the Independent Body, its Representatives or the Capability and Innovation Fund. The Company further agrees that it will not (and will procure that members of its group and the respective Representatives of the Company and members of its group will not) take any action which could reasonably be expected to damage the reputation or be detrimental to or otherwise critical of the Independent Body or any of its Representatives.

14.9      The restrictions contained in this clause shall continue to apply after the termination of this Agreement without limit in time.

15.        CONTRACT (RIGHTS OF THIRD PARTIES) ACT 1999

15.1      Clause 8 of this Agreement confers benefits on the Representatives of the Independent Body and, subject to the remaining provisions of this clause, is intended to be enforceable by such Representatives by virtue of the Contracts (Rights of Third Parties) Act 1999.

15.2      Subject to Clause 15.1, the parties to this Agreement do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

15.3      Notwithstanding the provisions of Clause 15.1, and save in respect of Clause 8 which may not be rescinded or varied in a way which would be adverse to the rights of the Representatives of the Independent Body without the prior written consent of the Representatives of the Independent Body, this Agreement may be rescinded or varied in any way and at any time by the parties to this Agreement without the consent of any third party.

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16.                           INVALIDITY

16.1                    If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

(A)                            the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(B)                             the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

17.                           NO PARTNERSHIP

Nothing in this Agreement and no action taken by the parties under this Agreement shall constitute a partnership, joint venture or agency relationship between any of the parties.

18.                           ASSIGNMENT

18.1                    Neither party (and no person with the benefit of third party rights under this Agreement) shall assign, or purport to assign all or any part of the benefit of, or its rights or benefits under, this Agreement.

18.2                    Notwithstanding Clause 18.1 above, the Independent Body may sub-contract or enter into any arrangement whereby another person is to perform any or all of its obligations under this Agreement.

19.                           GROUP MEMBERS

19.1                    Where the Company has applied for the Funding Amount in whole or in part for other eligible members of its group, the following provisions will apply:

(A)                            the representations, warranties and undertakings in Clauses 3 and 4.3 are treated as given by the Company on its own part and separately on the part of all other members of the Company’s group participating in the Funding Amount;

(B)                            the Company will procure that all other relevant members of its group provide all relevant Assessment Information under Clause 4 and, where appropriate, the Company will consolidate relevant information so as to facilitate the review by the Independent Body of the Assessment Information;

(C)                            the notification requirements on the part of the Company under Clause 4.6 will extend to all relevant members of the Company’s group;

(D)                           the provisions of Clauses 5.9, 7 and 9 will extend to relevant members of the Company’s group and the Company will procure that all relevant members of its group comply with the requirements of Clauses 5.9, 7 and 9. Clause 10 will be construed accordingly; and

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(E)                            Confidential Information may be disclosed to relevant members of the Company’s group under Clause 14, subject always to the requirements of Clause 14.3 and to the provisions of Clause 14.7.

20.                           COUNTERPARTS

This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.  Each counterpart shall constitute an original of this Agreement, but all the counterparts together shall constitute one and the same instrument.

21.                           CHOICE OF GOVERNING LAW

21.1                    Any matter, claim or dispute arising out of or in connection with this Agreement, whether such matter, claim or dispute is contractual or non-contractual, shall be governed by and determined in accordance with the laws of England.

21.2                    The courts of England have exclusive jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes, arising out of or in connection with this Agreement, and for these purposes, the parties irrevocably submit to the jurisdiction of the courts of England.

22.                           AGENT FOR SERVICE

22.1                    The Company irrevocably appoints [          ] of [           ] to be its agent for the receipt of Service Documents.  It agrees that any Service Document may be effectively served on it in connection with proceedings in England by service on its agent effected in any manner permitted by the Civil Procedure Rules.

22.2                    If the agent at any time ceases for any reason to act as such, the Company shall appoint a replacement agent having an address for service in England and shall notify the Independent Body of the name and address of the replacement agent.  Failing such appointment and notification, the Independent Body shall be entitled by notice to the Company to appoint a replacement agent to act on behalf of the Company.  The provisions of this clause applying to service on an agent apply equally to service on a replacement agent.

22.3                    A copy of any Service Document served on an agent shall be sent by post to the Company. Failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document.

22.4                    “Service Document” means a claim form, application notice, order or judgment.]16

IN WITNESS whereof this Agreement has been entered by the parties hereto on the date first herein written.

16 [Note: only required for Companies incorporated outside the UK]

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Signed by [name of signatory]
for and on behalf of	.............................................................
Banking Competition Remedies Limited

Signed by [name of signatory]
for and on behalf of	.............................................................
[name of Company]

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SCHEDULE 1

TERMS AND CONDITIONS OF THE CAPABILITY AND INNOVATION FUND

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CAPABILITY AND INNOVATION FUND: TERMS AND CONDITIONS

1.                                  INTRODUCTION

1.1                           These terms and conditions (“Terms and Conditions”) form part of the agreement between you (the “Applicant Company”) and us, Banking Competition Remedies Limited (the “Independent Body”) in relation to your application for, and (if successful) receipt of, funding from the Capability and Innovation Fund.

1.2                           The Independent Body shall have absolute discretion on the interpretation and application of these Terms and Conditions and any determination or decision of the Independent Body in relation to any matter related to the Capability and Innovation Fund shall be conclusive.

1.3                           The Independent Body may amend these Terms and Conditions from time to time and shall, upon such amendment, promptly provide each Applicant Company with a copy of the revised Terms and Conditions.

1.4                           Any award of funding from the Capability and Innovation Fund will be subject, amongst other things, to the Applicant Company and the Independent Body entering into a legally binding agreement on terms satisfactory to the Independent Body (the “Capability and Innovation Fund Agreement”).

1.5                           If any provision of these Terms and Conditions is inconsistent with the Capability and Innovation Fund Agreement, the Capability and Innovation Fund Agreement will take priority.

2.                                  ELIGIBILITY, APPLICATION AND SUPPORTING DOCUMENTS

2.1                           In order to be eligible to receive funding from the Capability and Innovation Fund, the Applicant Company must:

(A)                            be a deposit-taking entity:

which has a Business Current Account offering;

which is authorised by the PRA to take deposits;

which is an entity domiciled in the United Kingdom, the European Union, the European Economic Area or Switzerland;

which has gross assets in the United Kingdom of less than £350 billion shown in its latest published consolidated accounts (or interim balance sheet);

whose income in the United Kingdom relates primarily to the provision of deposit-taking, lending or payment services to individuals and businesses in the United Kingdom; and

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which has expressed an intention to expand its business offering to SMEs in the United Kingdom through the development of new products, expansion into new geographical markets or new business segments and/or investing in its customer service levels (“Pool A Body”);

(B)                            be a deposit-taking entity which meets the criteria set out in items (ii) to (vi) (inclusive) of condition 2.1(A) above and has, or has publicly stated its intention to launch, a Business Current Account offering (and shall include any Pool A Body) (“Pool B Body”);

(C)                            be: (i) a Pool A Body; (ii) a Pool B Body; or (iii) an entity (not being a Pool A Body or a Pool B Body): which (a) is domiciled in the United Kingdom, the European Union, the European Economic Area or Switzerland; (b) derives (or, if such entity is part of a group, such group derives) the majority of its revenue from the provision of financial services to individuals and businesses; and (c) offers, or has expressed an intention to expand its business offering to include, lending or payment services to SMEs in the United Kingdom or international payments services to SMEs in the United Kingdom (“Pool C Body”); or

(D)                           be an entity: (i) which is domiciled in the United Kingdom, the European Union, the European Economic Area or Switzerland; (ii) which (a) provides or develops financial products or services predominantly to or for SMEs in the United Kingdom or (b) provides products or services to the businesses described in (a); and (iii) which has raised capital of at least £1,000,000 in the three years prior to the date of submission of its Business Case (“Pool D Body”).

2.2                           Eligibility to receive funding from the Capability and Innovation Fund will be determined at the absolute discretion of the Independent Body and any determination of the Independent Body as to eligibility of an Applicant Company to receive funding from the Capability and Innovation Fund shall be conclusive.

2.3                           The Applicant Company must provide to the Independent Body on request such information as the Independent Body considers necessary or desirable in order to determine whether such applicant is eligible to receive funding from the Capability and Innovation Fund.

2.4                           The Applicant Company must submit a business plan in a form acceptable to the Independent Body (the “Business Case”) along with its completed application form (the “Application Documents”) by the date specified by the Independent Body in the relevant marketing materials or such later date as the Independent Body may specify (the “Application Period”). If the Application Documents are not submitted within the Application Period, the Independent Body reserves the right not to consider the application.

2.5                           If the Applicant Company is either a Pool A Body, Pool B Body or a Pool C Body, the Business Case must:

(A)                              set out the amount of funding which the Applicant Company is seeking from the Capability and Innovation Fund;

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(B)                            outline how the Applicant Company intends to develop the Relevant Business(es) and how funding from the Capability and Innovation Fund would assist the Applicant Company in doing this;

(C)                            provide details of the way in which, and the purposes for which, any funding received from the Capability and Innovation Fund would be used;

(D)                           demonstrate how the proposals set out in the Business Case seek to improve (i) customer outcomes for SMEs and/or mid-corporates in the United Kingdom; and/or (ii) the current products or services offered to SMEs and/or mid-corporates in the United Kingdom;

(E)                            comply with any relevant legal or regulatory requirement (including any rules and guidance made by the FCA and/or PRA);

(F)                             set out the amount (if any) of its own funds that the Applicant Company is proposing to invest in relation to the proposals outlined in its Business Case; and

(G)                           set out whether such Applicant Company commits to purchasing innovative financial services or software from SMEs in the United Kingdom and, if so, how such purchases would contribute to the commercialisation of such services.

2.6                           If the Applicant Company is a Pool D Body, the Business Case must:

(A)                            set out the amount of funding which the Applicant Company is seeking from the Capability and Innovation Fund;

(B)                            describe the product or service (“Fintech Product or Service”) that it intends to develop using any funds received from the Capability and Innovation Fund;

(C)                            provide details of the way in which, and the purposes for which, any funding received from the Capability and Innovation Fund would be used;

(D)                           comply with any relevant legal or regulatory requirement (including any rules and guidance made by the FCA and/or PRA); and

(E)                            set out the amount (if any) of its own funds that the Applicant Company is proposing to invest in relation to the proposals outlined in its Business Case.

2.7                           The Application Documents must be approved by the board of directors (or equivalent body) of the Applicant Company and proof of such approval in certified form must be submitted to the Independent Body with the Application Documents.

2.8                           The application form and any marketing materials in respect of the Capability and Innovation Fund have been prepared for information and discussion purposes only and should be treated as indicative only. No warranties or representations, express or implied, are being made as to the completeness or accuracy of any facts or information contained therein and no liability shall attach to the Independent Body, RBS or HMT as

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a result of making such materials available to Applicant Companies.  Applicant Companies should seek their own independent legal, financial, tax, regulatory and/or accounting advice before making any decision to apply for funding from, or participate in, the Capability and Innovation Fund.

2.9                           The publication of an application form and/or any marketing materials by the Independent Body does not:

(A)                            constitute an offer for funding;

(B)                            oblige the Independent Body to provide any funding; or

(C)                            create any commitment or obligation of the Independent Body to enter into any Capability and Innovation Fund Agreement.

2.10                    The Independent Body shall be free at its sole discretion to establish the process in connection with the grant of funding from the Capability and Innovation Fund and to supplement or change this process from time to time.  Without limiting the foregoing, the Independent Body expressly reserves the right, at its sole discretion, at any time and without specifying any reason, without any liability or obligation of any kind to:

(A)                            accept or reject any and all applications, not grant any funding or proceed with the Capability and Innovation Fund in whole or in part and/or cancel or withdraw funding at any stage; and/or

(B)                            alter this process in any manner (including any requirements in respect of the Business Case as set out in these Terms and Conditions) or terminate this process entirely and decide not to proceed with granting funding from the Capability and Innovation Fund, and the Applicant Company acknowledges that it is not relying on any express or implied representation of any kind concerning the manner in which such process will proceed.

2.11                    The Applicant Company shall bear all its own costs and expenses in relation to: (i) any application for funding from the Capability and Innovation Fund and participation in the Capability and Innovation Fund; and (ii) any review of the information provided to the Applicant Company in connection with the Capability and Innovation Fund. To the fullest extent permitted by law, neither the Independent Body, nor RBS, nor HMT have any liability for any losses, costs or expenses (including any loss of profit or indirect or consequential loss or any loss of goodwill or possible business, whether actual or prospective), incurred by any Applicant Company in connection with, by reason of or arising out of any participation in the Capability and Innovation Fund.

2.12                    In submitting an application for funding from the Capability and Innovation Fund, the Applicant Company agrees not to make any claim against the Independent Body, RBS or HMT with respect to the application process in the event that its application is not accepted by the Independent Body and the Independent Body does not enter into a Capability and Innovation Fund Agreement with such Applicant Company or provide

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such Applicant Company with funding from the Capability and Innovation Fund (whether or not the Independent Body accepts the application of, enters into a Capability and Innovation Fund Agreement with, and/or provides funding from the Capability and Innovation Fund to, any other Applicant Company).

2.13                    By submitting an application for funding from the Capability and Innovation Fund, the Applicant Company represents and warrants to the Independent Body that:

(A)                            it is not a Sanctioned Person; and

(B)                            none of its group members, or, to the best of its knowledge and belief, Substantial Shareholders are Sanctioned Persons.

2.14                    Each Applicant Company is entitled to the benefit of, is bound by, and is deemed to have notice of, the provisions of the Trust Deed (to the extent that the provisions of such document have been made available publicly or to such Applicant Company by the Independent Body).

2.15                    The Independent Body is not authorised to carry out regulated activities and so will not be able to consider applications where receipt or processing of those applications would require any form of regulatory authorisation or permission.

3.                                  USE OF FUNDS

3.1                           By submitting an application for funding from the Capability and Innovation Fund, the Applicant Company agrees that the use of the Funding Amount must be in accordance with its Business Case and will be restricted to the purposes set out in: (i) conditions 3.2(A) and 3.2(B) if the Applicant Company is a Pool A Body, Pool B Body or Pool C Body; or (ii) condition 3.3(A) if the Applicant Company is a Pool D Body; and (iii) the relevant Capability and Innovation Fund Agreement.

3.2                           If an Applicant Company is either a Pool A Body, Pool B Body or Pool C Body and its application is successful:

(A)                            The Applicant Company shall use the Funding Amount for purposes which have a demonstrable link to (i) improving customer outcomes for SMEs in the United Kingdom; and/or (ii) expanding the Applicant Company’s business capacity, product offering and/or target markets in order to improve its offering to SMEs in the United Kingdom (the “Overarching Principles”).

(B)                            Subject to condition 3.2(A), the Funding Amount may be used by the Applicant Company to cover its capital expenditure or operating expenses in relation to the following purposes:

the development of systems and/or infrastructure required to expand its Relevant Business(es);

the recruitment and payment of employees in order to expand and/or operate its Relevant Business(es);

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the marketing of products related to its Relevant Business(es);

the acquisition or leasing of premises required to expand its Relevant Business(es); or

any other purpose which is (in the opinion of the Independent Body) consistent with the Overarching Principles.

(C)                            The Applicant Company shall not use the Funding Amount for the following purposes:

to subsidise temporary price cuts for banking products and/or services;

to repay any existing liability;

to provide financing directly to customers;

(iv)                             to finance capital expenditure and/or operating expenses which the Applicant Company had specifically planned to incur or which had been specifically committed prior to the date of the application and: (a) that the Applicant Company would make regardless of whether or not any amount from the Capability and Innovation Fund is received; or (b) that had been included in the Applicant Company’s business plan prior to the date of the application;

(v)                                to return capital by any means to existing shareholders of the Applicant Company; or

for a purpose which is inconsistent with the Overarching Principles and/or its Business Case.

3.3                           If the Applicant Company is a Pool D Body and its application is successful:

(A)                            The Applicant Company shall use the Funding Amount to develop improve, operate, expand and/or commercialise (or support the development, improvement, operation, expansion and/or commercialisation of) its Fintech Product or Service and the Funding Amount may be used by the Applicant Company to cover its capital expenditure and operating expenses in relation to the following purposes:

the development of systems and/or infrastructure required to develop,  improve, operate, expand and/or commercialise the Fintech Product or Service in the United Kingdom;

the recruitment and payment of employees in order to develop improve, operate, expand and/or commercialise the Fintech Product or Service in the United Kingdom;

the marketing of the Fintech Product or Service; or

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any other purpose which (in the opinion of the Independent Body) furthers the development, improvement, operation, expansion and/or commercialisation of the Fintech Product or Service in the United Kingdom.

(B)                            The Applicant Company shall not use the Funding Amount for the following purposes:

to repay any existing liability;

to provide financing directly to customers;

to return capital by any means to existing shareholders of the Applicant Company; or

for a purpose which is inconsistent with its Business Case.

3.4                           The Independent Body will have certain rights under the Capability and Innovation Fund Agreement which it will be entitled to exercise if the Applicant Company breaches any of the requirements of conditions 3.1 to 3.3. The exercise of such rights may result in the Applicant Company being required to repay the Funding Amount or a proportion of it.

4.                                  INFORMATION, REPORTING AND AUDIT RIGHTS

4.1                           The Independent Body is entitled to request additional information and clarification of information, request one further iteration of the Business Case submitted by an Applicant Company, request face-to-face meetings and access to personnel, and make all enquiries it considers necessary or desirable in relation to the application and the Independent Body’s assessment of the application. Refusal to provide such information, grant and facilitate such meetings and/or respond to such enquiries may lead to an Applicant Company’s application being rejected. If the Independent Body does not receive a response from any Applicant Company within ten Business Days, the Independent Body shall be entitled to assume that such Applicant Company has withdrawn its application.

4.2                           The Applicant Company will report to the Independent Body on a regular basis in accordance with the terms set out in the Capability and Innovation Fund Agreement.

4.3                           The Independent Body will have certain audit rights during the term of the Capability and Innovation Fund Agreement and these audit rights will give the Independent Body the right to access the Applicant Company’s records, premises, and employees.

5.                                  CONFIDENTIALITY AND DISCLOSURE

5.1                           Applicant Companies should note that information received by the Independent Body may be published or disclosed in accordance with the access to information regimes (including under the Freedom of Information Act 2000, the Data Protection Act 1998 and the Environmental Information Regulations 2004). Applicant Companies should mark as confidential or commercially sensitive any information that they consider should be

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treated as such and explain why this is the case (automatic confidentiality disclaimers produced by IT systems will not, in themselves, be regarded as binding). The Independent Body will take account of such explanations, but no assurance can be given that confidentiality will be maintained in all circumstances.

5.2                           No part of the application form or any other marketing materials in connection with the Capability and Innovation Fund should be published, reproduced or otherwise made available (in whole or in part): (i) to any other person without the prior written consent of the Independent Body; and (ii) in any jurisdiction where to do so would be unlawful.

5.3                           The Applicant Company shall not (and shall procure that members of its group shall not) make any statement or representation about (or otherwise disclose any terms of or information regarding) the Capability and Innovation Fund, these Terms and Conditions, any Capability and Innovation Fund marketing materials or any Capability and Innovation Fund Agreement without the prior written consent of the Independent Body except if and to the extent: (i) required by Applicable Laws; or (ii) such information has come into the public domain other than as a result of a breach of confidence or contractual obligations.

6.                                  DEFINITIONS AND INTERPRETATION

6.1                           In these Terms and Conditions:

“Applicable Laws”

means any and all law (whether civil, criminal or administrative), common law, statutes, statutory instruments, treaties, conventions, directives, regulations or rules made thereunder, by-laws, demands, decrees, injunctions, resolutions, orders or judgments in any applicable jurisdiction, including the PRA Rules, the FCA Rules and any related or similar rules of any other authority, in each case which is binding on the relevant person or in respect of the relevant matter as the context requires;

“Applicant Company”	has the meaning given to it in condition 1.1, 6.2(A) and 6.2(B);

“Application Documents”	has the meaning given to it in condition 2.4;

“Application Period”	has the meaning given to it in condition 2.4;

“Business Case”	has the meaning given to it in condition 2.4;

“Business Current Account”

means an account marketed to businesses rather than individuals, which provides the facility to hold deposits, receive and make payments by cheque and/or debit card, use automated teller machine facilities and make regular payments by direct debit and/or standing order, but does not include an account in which money is

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held on deposit in a currency other than the official currency of the United Kingdom or an account in which credit funds are held and offset against mortgage debt or a loan (other than an overdraft facility);

“Business Day”	means any day (other than a Saturday or Sunday) on which clearing banks are open for business in London;

“Capability and Innovation Fund”

means the fund to be established by the Independent Body to provide funding to eligible businesses to: (i) develop the capability to compete with RBS (and any relevant subsidiaries of RBS) in the provision of banking services to SMEs; and/or (ii) develop and improve the financial products and services which are available to SMEs;

“Capability and Innovation Fund Agreement”	has the meaning given to it in condition 1.4;

“FCA”	means the United Kingdom Financial Conduct Authority or any successor regulatory body;

“FCA Rules”

means any rules and guidance made by the FCA under FSMA and set out in the FCA’s handbook of rules and guidance as amended from time to time, and includes any rules and guidance made by any successor regulatory body;

“Fintech Product or Service”	has the meaning given to it in condition 2.6(B);

“FSMA”	means the Financial Services and Markets Act 2000 (as amended, modified, re-enacted or replaced from time to time), including any regulations made pursuant thereto;

“Funding Amount”	means any funds that an Applicant Company, if its application is successful, receives from the Capability and Innovation Fund;

“HMT”	means the Commissioners of Her Majesty’s Treasury of 1 Horse Guards Road, London SW1A 2HQ;

“Independent Body”	has the meaning given to it in condition 1.1;

“OFAC”	means the Office of Foreign Assets Control of the US Department of the Treasury;

“Overarching Principles”	has the meaning given to it in condition 3.2(A);

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“Pool A Body”	has the meaning given to it in condition 2.1(A);

“Pool B Body”	has the meaning given to it in condition 2.1(B);

“Pool C Body”	has the meaning given to it in condition 2.1(C);

“Pool D Body”	has the meaning given to it in condition 2.1(D);

“PRA”	means the United Kingdom Prudential Regulation Authority (as defined by FSMA) or any successor regulatory body;

“PRA Rules”

means any rules and guidance made by the PRA under FSMA and set out in the PRA’s handbook of rules and guidance as amended from time to time, and includes any rules and guidance made by any successor regulatory body;

“RBS”	means The Royal Bank of Scotland Group plc, a public company incorporated in Scotland with registered number 45551 and whose registered office is at 36 St Andrew Square, Edinburgh, Scotland EH2 2YB;

“Relevant Business(es)”

means: (i) in the case of a Pool A Body or Pool B Body, its SME banking business in the United Kingdom; or (ii) in the case of a Pool C Body, its SME lending business and/or SME payments business in the United Kingdom;

“Sanctioned Country”	means, at any time, a country or territory that is subject to country- or territory-wide Sanctions;

“Sanctioned Person”

means, at any time: (i) any person listed in any Sanctions-related list of designated persons maintained by the United Nations Security Council, HMT, the European Union, OFAC or the US Department of State; (ii) any person operating, organised or resident in a Sanctioned Country; or (iii) any person owned or controlled by a person or persons included in paragraph (i);

“Sanctions”	means any sanctions administered or enforced by the United Nations Security Council, HMT, the European Union or the United States Government (including, without limitation, OFAC);

“SME”	means a small or medium-sized enterprise, being a business (including incorporated legal entities, sole traders, partnerships, not-for-profit organisations and

33

clubs, charities and societies) that, in respect of any given financial year applying to it, has annual revenues (exclusive of VAT and other turnover-related taxes) not exceeding £25 million;

“Substantial Shareholder”

means any person who: (a) owns 10% or more of the shares in the Applicant Company or any member of the Applicant Company’s group; or (b) is entitled to exercise, or control the exercise of, 10% or more of the votes able to be cast on all or substantially all matters at general meetings of the Applicant Company or any member of the Applicant Company’s group;

“Terms and Conditions”	has the meaning given to it in condition 1.1; and

“Trust Deed”	means a trust deed entered into by RBS and the Independent Body in order to establish, amongst other things, the trust in respect of the Capability and Innovation Fund.

6.2                           In these Terms and Conditions:

(A)                            references to “Applicant Company” shall be deemed to include, where applicable and where the context requires, the Applicant Company’s holding company (which is domiciled in the United Kingdom, the European Union, the European Economic Area or Switzerland) and wholly-owned subsidiaries and the wholly-owned subsidiaries of such holding company (in each case where such subsidiaries are domiciled in the United Kingdom, the European Union, the European Economic Area or Switzerland);

(B)                            the expressions “holding company”, “wholly-owned subsidiary” “subsidiary” and “subsidiary undertaking” shall have the meaning given in the Companies Act 2006;

(C)                            any reference to a statute, statutory provision or rules or regulations made thereunder shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified, re-enacted or replaced; and

(D)                           references to RBS shall be read as including, where applicable, a reference to any relevant subsidiary of RBS undertaking the relevant activity within the Group and, in this context, any obligation on RBS shall be read as including, where applicable, an obligation on RBS to procure that the relevant subsidiary complies with the relevant obligation.

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SCHEDULE 2

BUSINESS CASE

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Schedule 6
Incentivised Switching Communication Framework

General Principles

1.             If applicable, the principles and provisions set out below shall apply to communications by RBS to customers in the Wider Pool, with such amendments as RBS, HMT and the Independent Body may agree, each acting reasonably.

2.             The following principles shall (subject to RBS’s obligations under the Data Protection Legislation, any requirements of the Information Commissioner’s Office or any views and feedback received from the FCA) apply in connection with the communication by RBS of Incentivised Switching to Incentivised Switching Eligible Customers:

(A)                              RBS shall communicate Incentivised Switching to Incentivised Switching Eligible Customers in accordance with:

(i)                                    all requirements imposed upon RBS by an Authority;

(ii)                                 all requirements of Applicable Law (including the FCA Rules, the PRA Rules and the Data Protection Legislation) and all applicable guidance issued by the Information Commissioner’s Office; and

(iii)                              subject to paragraphs (i) and (ii) above, taking into account the proposals of each participating Incentivised Switching Eligible Body.

(B)                            RBS shall consider (i) the Direct Marketing Code of Practice issued by the Direct Marketing Association, and (ii) any feedback or complaints received from customers, when it communicates Incentivised Switching to Incentivised Switching Eligible Customers;

(C)                           prior to the Incentivised Switching Commencement Date:

(i)                                    RBS shall consult with the FCA, the PRA and the Information Commissioner’s Office regarding the communication of Incentivised Switching and shall take into account the views and feedback of the FCA, the PRA and the Information Commissioner’s Office as to the communication of Incentivised Switching;

(ii)                                 RBS shall establish a relationship team to liaise with any relevant Incentivised Switching Eligible Bodies regarding the nature and contents of the communication materials and the manner in which (and Incentivised Switching Eligible Customers) RBS shall communicate Incentivised Switching; and

(iii)                              each participating Incentivised Switching Eligible Body shall be entitled to provide RBS with a one-page document setting out its SME offering and any incentives that will be available to customers that switch (each a “Summary”) and RBS may (subject to RBS’s obligations under the Data Protection Legislation or any requirements of the Information Commissioner’s Office) include each Summary with any communication materials sent by RBS to Incentivised Switching Eligible Customers;

(D)                           subject to Clause 3.2, prior to commencing the communication of Incentivised Switching to any Incentivised Switching Eligible Customer, RBS shall put in place such arrangements to motivate relevant employees in respect of such customers as RBS and the Independent Body agree to be reasonably necessary or desirable in order to encourage such relevant employees to raise awareness and promote the success of Incentivised Switching;

(E)                            RBS shall use all reasonable endeavours to communicate with all Incentivised Switching Eligible Customers in relation to Incentivised Switching at least once (subject to RBS’s obligations under the Data Protection Legislation, any requirements of the Information Commissioner’s Office or any views and feedback received from the FCA);

(F)                            RBS shall (subject to RBS’s obligations under the Data Protection Legislation, any requirements of the Information Commissioner’s Office or any views and feedback received from the FCA) communicate to any Incentivised Switching Eligible Customer the proposals of each participating Incentivised Switching Eligible Body with appropriate weight and resources, proportional to the customer population to which such Incentivised Switching Eligible Body wishes to market its proposal and such Incentivised Switching Eligible Body’s SME offering, as discussed and agreed between RBS and the Independent Body;

(G)                          RBS shall contact Incentivised Switching Eligible Customers using such broad range of communication channels (including telephone calls, in-branch prompts, contact from relationship managers, email, microsites, post, text messages and digital capability) as RBS, in consultation with the Independent Body (taking into account RBS’s obligations under the Data Protection Legislation, any requirements of the Information Commissioner’s Office or any views and feedback received from the FCA), shall reasonably consider to be appropriate;

(H)                           during the three months immediately following the Incentivised Switching Commencement Date, RBS shall be under no obligation to communicate Incentivised Switching to all Incentivised Switching Eligible Customers, but shall be free to communicate Incentivised Switching to such sub-set of Incentivised Switching Eligible Customers as RBS, acting reasonably, may deem appropriate;

(I)                                 notwithstanding any other provision of this Schedule or this Deed, RBS shall be under no obligation to communicate Incentivised Switching to Incentivised Switching Eligible Customers if all of such customer’s accounts are Dormant Accounts and/or in Collections and Recoveries;

(J)                              when communicating Incentivised Switching to Incentivised Switching Eligible Customers, RBS shall in each case:

(i)                                    inform Incentivised Switching Eligible Customers that the Incentivised Switching Eligible Bodies will have absolute discretion to accept or refuse such Incentivised Switching Eligible Customer as a customer in accordance with such Incentivised Switching Eligible Body’s usual criteria and processes and that neither RBS, nor HMT, nor the Independent Body shall have any liability as a result of or in connection with the decision of an Incentivised Switching Eligible Body to accept or refuse an Incentivised Switching Eligible Customer; and

(ii)                                 provide such customers with the ability to opt-out of further communications of any Incentivised Switching Eligible Bodies’ offers in connection with Incentivised Switching (“Opt Out”), including providing details of RBS’s identity and a valid contact address for customers to use to Opt Out;

(K)                            RBS shall (subject to RBS’s obligations under the Data Protection Legislation, any requirements of the Information Commissioner’s Office or any views and feedback received from the FCA) repeat the communication of Incentivised Switching to Incentivised Switching Eligible Customers (who have not elected to Opt Out) on a frequency to be discussed and agreed between RBS and the Independent Body; and

(L)                             subject to RBS’s obligations under the Data Protection Legislation, any requirements of the Information Commissioner’s Office, any views and feedback received from the FCA and RBS’s ongoing obligations to treat its customers fairly, the Independent Body may, acting reasonably, following consultation with RBS and taking account of the principles set out in paragraphs 2(A) – (C) above, require RBS to increase the frequency with which it communicates Incentivised Switching to Incentivised Switching Eligible Customers (to the extent such customers have not elected to Opt Out).

Schedule 7
Template Breach Notification Form

Data Security Breach notifications in accordance with Clause 17.9 must be made by telephone to Security, First Response: 08456039322 (Option 2) and shall describe at least the following minimum details regarding the Data Security Breach:

1.             Nature of the Breach

[Independent Body to describe the breach, including the categories and approximate number of affected data subjects.]

2.             Likely Consequences

[Independent Body to describe the likely consequences of the breach, e.g., risk of identity theft, media coverage, etc.]

3.             Mitigating Measures

[Independent Body to describe the measures taken/to be taken to address the breach and mitigate its effects.]

Schedule 8
Functions and duties of the Independent Body

Part A

The provisions of this Part A of Schedule 8 shall apply to the Independent Body from the date of this Deed.

1.             Purpose of the Independent Body

(A)                              The Independent Body shall facilitate, monitor and oversee the delivery of the proposals described in the New Commitments and set out in the Package Documents (the “Package”) and make determinations and decisions in connection with the Package.

(B)                              The Independent Body shall not carry out any business or conduct any activities that could reasonably be expected to conflict with its obligations in relation to the Package.

2.             General obligations

(A)                              The Independent Body shall keep adequate records of all costs and expenses incurred by it (including without limitation, employees’ salaries and benefits, directors’ fees, audit fees, investment management fees and third party monitoring fees).

(B)                              The Independent Body shall take all reasonable steps to enforce its rights under each of the Package Documents to the extent necessary to comply with the other obligations set out in this Schedule.

(C)                              The Independent Body acknowledges that it has a number of rights and/or discretions pursuant to the terms of the Package Documents.  The Independent Body shall:

(i)                                    consider on a periodic basis whether: (i) such rights and/or discretions are capable of exercise; and (ii) it is necessary or desirable for the Independent Body to exercise such rights and/or discretions; and

(ii)                                 exercise such rights and/or discretions if it considers that it is necessary or desirable to do so.

(D)                           The Independent Body shall use reasonable endeavours to put in place and maintain in force insurance policies (including in relation to third party liability) for amounts and with deductibles and excesses which it reasonably considers to be appropriate (taking into account any professional advice obtained by the Independent Body in this regard), taking into account the operations of the Independent Body and covering the Package and all of the Independent Body’s activities thereunder.

(E)                            The Independent Body shall put in place, as soon as reasonably practicable, best practice policies reasonably expected to address, amongst other things, (i) travel and entertainment expenses, gifts and hospitality; (ii) the approach which should be taken to conflicts of interest; and (iii) any other matters which would promote good governance (the “Governance Policy Guidelines”).  The Independent Body shall make the Governance Policy Guidelines available on its website.

(F)                            The Independent Body shall not use the assets of the Trust Fund or any amount transferred to it pursuant to the terms of this Deed or any other Package Document or any income, profit or other gains on such amounts for any purpose other than in connection with the negotiation, preparation, execution and carrying into effect of this Deed and the other Package Documents.

(G)                          The Independent Body shall consider the reputation of the Government in relation to any public statement made by the Independent Body outside the purposes of the Independent Body as described in this Deed.

3.             Use of funds and administration of Independent Body

The Independent Body shall use the funds provided to it by RBS and any income, profits or gains on the Trust Fund in accordance with the terms of the Package Documents only.

4.             Ongoing obligations

(A)                              On a periodic basis and in any event at least once per calendar year, the Independent Body shall review and consider the eligibility criteria, marketing process and terms and conditions in respect of the Initiatives.  If the Independent Body considers that it is necessary or desirable to amend any of the eligibility criteria, marketing process and/or terms and conditions in respect of the Initiatives, it shall notify HMT in writing of this fact, request consent, if applicable, from RBS to the relevant amendments to the Package Documents in accordance with Clause 13.5 and, following receipt of any such consent, make such amendments and notify the eligible bodies of such amendments in accordance with the terms of the relevant Package Documents.

(B)                              The Independent Body shall report publicly on a regular basis (and at least once per calendar year) on the implementation of the Package, commencing 12 months from the date hereof and ending three months after expiry of the last Capability and Innovation Fund Agreement in accordance with its terms.

5.             Appointment of Directors and Directors’ remuneration

(A)                              The Independent Body shall require any person proposed to be appointed as a Director to enter into (i) a service contract or letter of appointment (as applicable) with the Independent Body on substantially the same terms

(including as to remuneration) as the service contracts or letters of appointment entered into between the Directors and the Independent Body as at the date of this Deed; and (ii) a deed of undertaking in favour of the Monitor which governs, amongst other things, amendments to the Articles.  The Independent Body agrees that before entering into any service contract or letter of appointment with the proposed Director, the Independent Body shall send a copy of the service contract or letter of appointment to the Monitor and shall make any amendments to the service contract or letter of appointment that the Monitor may reasonably request.

(B)                              The Independent Body shall not increase the aggregate value of the remuneration package of any Director by more than the Permitted Fee Increase Amount in any period of 12 months beginning from the date of this Deed, without the prior written consent of the Monitor (which consent will be provided by the Monitor only if, in its reasonable opinion, the increase is reasonable and proportionate).  For these purposes, increases to:

(i)                                    the salaries and fees (as applicable) of the Directors which are (a) proportionate to increases in the consumer price index; or (b) proportionate to an increase in the number of hours that a Director works; and/or

(ii)                                 the benefits of the Directors which are proportionate to increases in the costs of such benefits,

should be considered reasonable and proportionate.

(C)                           The restriction in (A) above shall not apply to any increase which is funded entirely out of income or revenue that the Independent Body receives pursuant to any business or activity which is carried on by the Independent Body which is not connected to the Package.

(D)                           When determining whether or not to increase the aggregate value of the remuneration package of any Director, the Independent Body shall have regard to the impact that such an increase may have on the reputation of HMT.

6.             Actual or Potential breaches

The Independent Body acknowledges and accepts that, if the Monitor, acting reasonably, considers that the Independent Body is (or is reasonably likely to become) in breach of any of its obligations under this Deed, the Monitor may notify the Independent Body in writing of this fact, specifying in reasonable detail the nature of the breach or anticipated breach and require the Independent Body to follow the procedures set out in paragraphs 7 or 8 below (as applicable).

7.             Potential breaches

(A)                              In the case of a potential breach of the Independent Body’s obligations under this Deed, the Independent Body shall comply with any reasonable written instruction of the Monitor, which may include:

(i)                                    taking steps to avoid a breach;

(ii)                                 following recommendations as to how the Independent Body might avoid the breach;

(iii)                              providing as soon as reasonably practicable such further information regarding such anticipated breach as the Monitor may request; and

(iv)                             taking steps to avoid the breach within the time period required or agreed with the Monitor and providing evidence to the Monitor of the fact that such steps have been taken.

(B)                            If the Monitor has required the Independent Body to take steps to avoid a potential breach, the Independent Body shall also, if required by the Monitor to do so:

(i)                                    report to the Monitor on a regular basis on its progress in resolving the issue; and/or

(ii)                                 provide further information as the Monitor may reasonably request.

(C)                           The Independent Body may, at any time, submit written requests to the Monitor regarding resolution of the issue (including, if appropriate, requests for any extension to the period referred to in paragraph 7(A)(iv) above and/or proposals for an alternative method of resolving the issue).

(D)                           At the end of the period referred to in paragraph 7(A)(iv) above (including as may have been extended by the Monitor), the Monitor may notify the Independent Body that:

(i)                                    the Monitor no longer considers that the Independent Body is reasonably likely to become in breach;

(ii)                                 the Monitor has agreed to an extension in the period referred to in paragraph 7(A)(iv) above; or

(iii)                              the Monitor considers that the Independent Body is now in actual breach.

8.             Actual breaches

(A)                              In the case of a breach of the Independent Body’s obligations under this Deed, the Independent Body shall comply with any reasonable written instruction of the Monitor, which may include:

(i)                                    a requirement to remedy the breach;

(ii)                                 following recommendations as to how the Independent Body might remedy the breach;

(iii)                              providing as soon as reasonably practicable such further information regarding such breach as the Monitor may request; and

(iv)                             remedying the breach within the timeframe required or agreed with the Monitor and providing evidence (if any) to the Monitor of the fact that the breach has been remedied.

(B)                            If the Monitor has required the Independent Body to remedy a breach, the Independent Body shall also, if required by the Monitor to do so:

(i)                                    report to the Monitor on a regular basis on its progress in remedying the breach; and/or

(ii)                                 provide further information as the Monitor may reasonably request.

(C)                           The Independent Body may, at any time, submit written requests to the Monitor regarding remedy of the breach (including, if appropriate, requests for any extension to the period referred to in paragraph 8(A)(iv) above and/or proposals for an alternative method of resolving the issue).

(D)                           At the end of the period specified in paragraph 8(A)(iv) above (including as may have been extended by the Monitor), the Monitor may notify the Independent Body that:

(i)                                    the Independent Body is no longer in breach;

(ii)                                 the Monitor has agreed to an extension in the period referred to in paragraph 8(A)(iv) above; or

(iii)                              the Monitor has decided to exercise the Step-in Rights.

9.             Consequences of breach

As set out in Clause 6.3 and at paragraph 8(D)(iii) above, without prejudice and in addition to any other contractual or non-contractual rights or remedies which RBS and/or HMT may have, if the Independent Body is in persistent or material breach of any of its duties or obligations as set out in Clause 6 and this Schedule, the Monitor shall be entitled (but shall be under no obligation) to exercise the Step-in Rights.

Part B

The provisions of this Part B of Schedule 8 shall apply to the Independent Body, in addition to the provisions of Part A of this Schedule 8, from the Capability and Innovation Fund Commencement Date.

1.             Use of funds and administration of Independent Body

The Independent Body shall exercise any rights and/or discretions it may have as to the use of any surplus or remaining funds after the expiry of a prescribed period and/or determination that there has been insufficient take-up by eligible bodies and/or failure to meet a prescribed threshold as soon as reasonably practicable after such rights and/or discretions become capable of exercise.

2.             Marketing and application process

(A)                              The Independent Body shall market the Initiatives and shall make available terms and conditions for participation in the Initiatives and a means of applying to participate in the Initiatives.

(B)                            The Independent Body shall, in relation to all applications for participation in the Initiatives:

(i)                                    act impartially and without any bias against or in favour of any applicant;

(ii)                                 review and consider each application submitted;

(iii)                              assess the eligibility of each applicant against the criteria set out in the relevant terms and conditions and/or Package Document;

(iv)                             consider and take into account whether any applicant (or any member of such applicant’s group) is a Sanctioned Person;

(v)                                consider and take into account (at its sole discretion) any material and adverse impact that the participation of such applicant in the relevant Initiative would have on the reputation of the Independent Body and/or the Package;

(vi)                             determine, as soon as reasonably practicable after the deadline for submission of the relevant application, whether or not each applicant shall participate in the relevant Initiative (and the extent of such applicant’s participation and/or award of any funding) (the “Decision”); and

(vii)                          subject to Clause 13.3, communicate the Decision to the relevant applicant promptly after the Decision has been made.

(C)                           The Independent Body shall, as soon as reasonably practicable after communicating the Decision to any successful applicant, use reasonable endeavours to:

(i)                                    enter into a Capability and Innovation Fund Agreement substantially (subject always to the terms of Clause 13.5) in the form set out in Schedule 5 with each applicant whose application to participate in the Capability and Innovation Fund is successful; or

(ii)                                 enter into an Incentivised Switching Agreement substantially (subject always to the terms of Clause 13.5) in the form set out in Schedule 4 with each applicant whose application to participate in Incentivised Switching is successful.

3.             Ongoing obligations

(A)                              The Independent Body shall:

(i)                                    assess and review any periodic information provided to it under the relevant Package Documents and comply with its reporting requirements under this Deed;

(ii)                                 monitor and assess on a periodic basis the compliance by participants in the Initiatives with the relevant terms and conditions and the terms of any Package Document that such party has entered into with the Independent Body and consider whether any party is or is likely to become in material breach of such terms;

(iii)                              request such further information and evidence from, and meetings with representatives of, participants in the Initiatives as it considers necessary or desirable in connection with the enforcement of its rights and performance of its obligations under the Package Documents;

(iv)                             consider on a periodic basis whether the Independent Body has any grounds to exercise its audit rights under any Package Document and, if so, consider exercising those rights in accordance with the terms of the relevant Package Document; and

(v)                                if the Independent Body considers that any party is in material breach of a relevant Package Document, require the relevant party to remedy such breach and, if considered by the Independent Body to be appropriate, exercise any clawback rights it may have under the terms of such Package Document.

(B)                              On a periodic basis and in any event at least once per quarter, the Independent Body shall consider the communications from RBS to Incentivised Switching Eligible Customers (and, if applicable, customers in the Wider Pool) and the frequency of such communications and, if the

Independent Body considers it appropriate to do so, may require RBS to increase the frequency with which RBS communicates Incentivised Switching to such customers in accordance with the Incentivised Switching Communication Framework.

(C)                              The Independent Body shall commission an independent board evaluation on each anniversary of the date of this Deed up until the Independent Body’s winding-up under Clause 12. The Independent Body agrees to act on any findings of such evaluation as soon as practicable.  In addition, the Independent Body shall share a copy of each board evaluation with the Monitor promptly after its publication.

Schedule 9
Fees Waiver Schedule

1                                      Waiver

In accordance with Clause 8.22, RBS shall waive:

(A)                            any early repayment charges or early settlement costs due to RBS, and in each case in relation to Loan Products repaid in whole or in part to RBS out of new lending from an Incentivised Switching Eligible Body (excluding, for the avoidance of doubt, (x) any accrued, but as yet unapplied, interest and charges, (y) any costs or losses incurred by a Switched Customer as a result of breaking, terminating or amending an Interest Rate Derivative or a Foreign Exchange Arrangement, and (z) any exit fees due on the full repayment of any Property Development Loan);

(B)                            any fees, costs or charges incurred by RBS in releasing security;

(C)                            any penalty interest charges relating to deposit accounts with RBS and transferred before the end of the fixed or tie-in period of such accounts; and

(D)                           any other fees, costs or expenses that RBS may agree to waive from time to time.

2                                      Reimbursement

2.1                         In accordance with Clause 8.22, RBS shall reimburse Switched Customers for the following expenses, fees or charges on confirmation that the relevant products have successfully switched to an Incentivised Switching Eligible Body and any balance or obligation associated with such products is closed with, settled, extinguished, or repaid to, RBS:

(A)                            in relation to, and to the extent of, any Secured Obligations, the cost of valuations up to £1,200 per valuation and a maximum of ten valuations per Switched Customer (any costs in excess of such amounts are to be met by the relevant Incentivised Switching Eligible Body and/or the Switched Customer, as agreed between those parties);

(B)                            in relation to, and to the extent of, any Secured Obligations, any legal fees incurred by a Switched Customer in respect of the release of any related security over land, up to a maximum amount of £600 per property;

(C)                            in relation to, and to the extent of, any Secured Obligations, any legal fees properly incurred by a Switched Customer in respect of the taking of security for such Secured Obligation and/or negotiating the documentation in relation to such Secured Obligation, up to a maximum amount of £10,000 per Switched Customer;

(D)                           in relation to any credit card and/or charge card annual fees that have been charged in advance to any Switched Customer, an amount equal to the pro-rata of such fee paid based on the number of whole months remaining on the relevant term; and

(E)                            any other fees, costs or expenses that RBS may agree to reimburse from time to time.

2.2                         In accordance with Clause 8.22, RBS shall reimburse Incentivised Switching Eligible Customers who have made bona fide applications to switch a relevant product to an

Incentivised Switching Eligible Body under Incentivised Switching and where such application has been denied, rejected or has otherwise failed, in relation to, and to the extent of, any Secured Obligations, in relation to the matters set out in paragraphs 2.1(A) to (D)  (any costs in excess of such amounts are to be met by the relevant Incentivised Switching Eligible Body and/or the Incentivised Switching Eligible Customers, as agreed between those parties).

2.3      For the avoidance of doubt, the cost limits set out in paragraphs 2.1and 2.2 above are inclusive of all Taxes, and payment will only be made against formal invoices (and in the case of paragraph 2.2, in addition, written evidence of such denial, rejection or failure from the relevant Incentivised Switching Eligible Body), submitted in accordance with the process agreed between the Independent Body and RBS.

3             Definitions

For the purposes of this schedule:

“Foreign Exchange Arrangements” means any arrangement entered into by a Switched Customer to document transactions in connection with obtaining protection against or benefitting from fluctuations in currency exchange rates, including, without limitation, forward foreign exchange transactions;

“Interest Rate Derivative” means any OTC or other derivative transaction entered into by a Switched Customer, whether as a stand-alone arrangement or as may be incorporated within any Secured Obligation, in connection with obtaining protection against or benefitting from fluctuations in interest rates, including, without limitation, interest rate swaps, collars, floors and caps;

“Property Development Loan” means any Loan Product entered into by a Switched Customer in connection with the acquisition and/or development of real properties where exit fees are payable whether or not the loan is repaid early; and

“Secured Obligations” means any actual or contingent obligations due or to become due from a Switched Customer to RBS or, following becoming a Switched Customer, to the relevant Incentivised Switching Eligible Body (in each case, only to the extent of such Secured Obligation immediately prior to such relevant product being switched to an Incentivised Switching Eligible Body).

Schedule 10
Redacted Framework Deed

Part 1

Part 2

Schedule 11
Redacted Trust Deed

IN WITNESS WHEREOF this document has been executed and delivered as a deed the day and year first before written.

Executed as a deed by	)
LORD COMMISSIONER OF HER	)
MAJESTY’S TREASURY	)
in the presence of:	)

Witness’s signature:

Name (print):

Occupation:

Address:

Executed as a deed by	)
LORD COMMISSIONER OF HER	)
MAJESTY’S TREASURY	)
in the presence of:	)

Witness’s signature:

Name (print):

Occupation:

Address:

Executed as a deed by	)
THE ROYAL BANK OF SCOTLAND	)	By:
GROUP PLC	)		Director
acting by a director and its secretary /	)
two directors	)
	)	By:
	)		Director / Secretary

Executed as a deed by	)
BANKING COMPETITION	)	By:
REMEDIES LIMITED	)		Director
acting by a director and its secretary /	)
two directors	)
)
	)	By:
	)		Director / Secretary